UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Seagate Technology public limited company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

●, 2021

Dear Shareholders,

We are asking you to approve a transaction that will create additional distributable reserves. Having sufficient distributable reserves is required under Irish law for paying dividends or making other distributions to our shareholders. Under the terms of this transaction, a new Irish public limited company, Seagate Technology Holdings plc (“Holdings”), will serve as the publicly traded parent company of Seagate Technology plc (“Seagate”). Other than being a new parent holding company for the Seagate group of companies, Holdings will be identical to Seagate in all material respects.

To carry out this transaction, we have decided to effect a scheme of arrangement (the “Scheme of Arrangement” or the “Scheme”) under Irish law, which will result in the exchange of ordinary shares of Holdings for your ordinary shares in Seagate, the Irish company in which you currently hold shares, on a one-for-one basis. Upon the Scheme becoming effective, you will hold an identical number of ordinary shares in Holdings to the ordinary shares you held in Seagate (“Seagate Ordinary Shares”) immediately prior to the Scheme. The rights of such ordinary shares you will be issued in Holdings will be substantially identical to the rights of your Seagate Ordinary Shares. Please refer to the Holdings Constitution attached to the accompanying proxy statement (which is substantially the same as the current Seagate Constitution).

To effect the Scheme of Arrangement, Seagate will require both (i) your approval at a meeting of holders of Seagate Ordinary Shares convened by the Irish High Court (the “Court Meeting”), and, (ii) following that, the approval of the Irish High Court (the “Irish Court”). In addition, your approval of the Scheme will be required at a separate extraordinary general meeting of the holders of Seagate Ordinary Shares convened by Seagate (the “EGM”) which will immediately follow the Court Meeting.

As mentioned above, the purpose of the Transaction (as defined below) is to create additional distributable reserves to allow us to maintain our ability to make future distributions to our shareholders, including making dividend payments and effecting share redemptions and repurchases. The “Transaction” comprises the Scheme of Arrangement and the creation of distributable reserves in Holdings (the “Creation of Distributable Reserves”). We believe the Transaction is in our best interest and the best interests of our shareholders and will best help us accomplish our objectives.

Through the Transaction, we intend to create distributable reserves in Holdings effectively equal to the market capitalization of Seagate immediately prior to the time the Scheme becomes effective. As a matter of Irish law, the Scheme alone will not create distributable reserves in Holdings. To do this, following the Scheme becoming effective, Holdings will make an application to the Irish Court (separate and additional to the application to the Irish Court in relation to the Scheme) seeking its approval to create distributable reserves in Holdings. Assuming your approval of the Scheme of Arrangement at the Court Meeting, your advisory, non-binding approval of the Creation of Distributable Reserves will be sought at the EGM. In addition, your approval will be sought on other proposals at the EGM which are required to give effect to the Transaction.

As required by Irish law, the EGM is a distinct, separate meeting from the Court Meeting. As a result, you are being provided with two separate forms of proxy, one for the Court Meeting and one for the EGM. We kindly ask you to

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

complete and return these forms of proxy in the manner set out in the accompanying proxy statement as soon as possible so that your votes are counted in respect of the matters before each of the Court Meeting and the EGM. We are asking you to vote in favor of each of the proposals at the Court Meeting and the EGM.

If the Scheme is effected, the ordinary shares in Holdings will be listed on the NASDAQ Global Select Market, which we refer to as “NASDAQ,” under the symbol “STX,” the same symbol under which your Seagate Ordinary Shares are currently listed. We will remain subject to U.S. Securities and Exchange Commission reporting requirements, the mandates of the U.S. Sarbanes-Oxley Act of 2002 and the corporate governance rules of NASDAQ. We do not expect the Transaction to have any material impact on the rights of shareholders, our results of operations or financial condition and we will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles. We will also continue to comply with reporting requirements under Irish law.

We are furnishing the accompanying proxy statement to you in connection with the solicitation of proxies by our management for use at the Court Meeting and the EGM, together the “Shareholder Meetings”, to approve the proposals in connection with the Transaction. We expect the Court Meeting to be held at Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on ●, 2021 at ● Irish Time and it will be followed by the EGM at ● Irish Time, or as soon thereafter provided there is 5 minutes between the end of the Court Meeting and the start of the EGM.

If the Scheme is not approved by the holders of Seagate Ordinary Shares or, if it is approved by the holders of Seagate Ordinary Shares but it is not approved by the Irish Court, the Transaction will be abandoned, Seagate will remain the publicly traded parent company of the Seagate group and we intend to utilize Seagate’s existing distributable reserves and any distributable reserves that Seagate generates in the future to enable us to continue to declare any dividends. However, our ability to carry out share repurchases may be seriously curtailed or we may be unable to repurchase shares at all. Even if the Scheme is approved and Holdings becomes the new publicly traded parent company of the Seagate group, if the Creation of Distributable Reserves is not approved by the Irish Court or not approved in the expected timeframe, this could result in a delay to or suspension of any dividend payments and/or any share repurchases.

Under U.S. federal income tax law, the U.S. holders of our ordinary shares generally should not recognize any gain or loss on the Transaction. Under Irish tax law, the holders of our ordinary shares who (i) are not resident or ordinarily resident in Ireland for Irish tax purposes; and (ii) do not hold their shares in Seagate in connection with a trade carried on by such holder in Ireland through an Irish branch or agency, generally should not recognize any gain or loss on the Transaction for Irish tax purposes. You should carefully review the section “Material Tax Considerations Relating to the Transaction” with your tax advisors before voting.

This proxy statement provides you with detailed information regarding the Transaction. We encourage you to read this entire document carefully. You should carefully consider “Risk Factors” beginning on page 29 for a discussion of risks before voting.

Your board of directors recommends that you vote “FOR” each of the proposals at BOTH the Court Meeting and the EGM.

In light of COVID-19, Seagate encourages the Seagate Shareholders to vote by proxy prior to 11:59 p.m. Eastern Time on ●, 2021 as described in the accompanying proxy statement, rather than attending the Shareholder Meetings in person. Due to public health concerns and continuing uncertainty in connection with COVID-19, we are offering you the opportunity to virtually attend the Shareholder Meetings. The Court Meeting will commence at ● Irish Time ( ● Eastern Time) and the EGM will commence at ● Irish Time ( ● Eastern Time) or as soon thereafter provided there is 5 minutes between the end of the Court Meeting and the start of the EGM. You will be able to attend the Shareholder Meetings as well as vote and submit your questions during the live webcast of the meetings by visiting: www.virtualshareholdermeeting.com/STX2021SM. Further details on how to access the webcast are set out in the accompanying proxy statement. Prior to the Shareholder Meetings, you will be able to vote and submit questions you would like raised at either or both of the Court Meeting and the EGM at www.proxyvote.com by following the

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

instructions on the website. Your vote is important. We therefore encourage shareholders to cast their votes in advance of the Shareholder Meetings, regardless of whether they plan to attend in person or virtually.

We continue to monitor COVID-19 developments and other circumstances. Should we decide that alternative arrangements for the Shareholder Meetings may be advisable or required, such as prohibiting in-person attendance by shareholders or, subject to Irish legal requirements, changing the date, time or location of the Shareholder Meetings, we will announce our decision in accordance with applicable legal requirements, by press release, post additional information at investors.seagate.com, and make a public filing with the U.S. Securities and Exchange Commission. Please monitor the “Events” tab of investors.seagate.com regularly, as circumstances may change upon short notice.

On behalf of the board of directors of Seagate Technology plc, we thank you for your continued support.

If you have any questions about the meetings, or if you require assistance, please call Georgeson, our proxy solicitor, at +1 781 575 2137 or at +1 800 891 3214 (toll-free within the United States).

Very truly yours,

Michael R. Cannon	William D. Mosley
Chair of the Board	Chief Executive Officer and Director

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

SEAGATE TECHNOLOGY PLC

38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland

NOTICE OF COURT MEETING OF SHAREHOLDERS

THE HIGH COURT, 2021 No. 2021 / ● COS

IN THE MATTER OF SEAGATE TECHNOLOGY PLC

– and –

IN THE MATTER OF THE COMPANIES ACT 2014

NOTICE IS HEREBY GIVEN that by a Court Order dated ●, 2021, made in the above matters, the High Court of Ireland, referred to as the “Irish Court,” has directed a meeting, referred to as the “Court Meeting” to be convened of the holders of the Scheme Shares (as defined in the proposed scheme of arrangement that is included in the document of which this Notice forms a part) of Seagate Technology public limited company, referred to as “Seagate,” for the purpose of considering and, if thought fit, approving a resolution to approve (with or without modification) a scheme of arrangement pursuant to Chapter 1 of Part 9 of the Companies Act 2014 proposed to be made between Seagate and the holders of the Scheme Shares, referred to as the “scheme” or “scheme of arrangement” and that such meeting will be held at Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on ●, 2021, at ● Irish Time , at which place and time all holders of the Scheme Shares entitled to vote thereat are invited to attend; such resolution being in the following terms:

“That the scheme in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the Irish Court be agreed to.”

A copy of the scheme of arrangement and a copy of the explanatory statement required to be furnished pursuant to Section 452 of the Irish Companies Act 2014 are included in the document of which this Notice forms a part.

Scheme Shareholders (as defined in the proposed scheme of arrangement that is included in the document of which this Notice forms a part) may vote in person or virtually at the Court Meeting or they may appoint another person, whether a member of Seagate or not, as their proxy to attend, speak and vote in person or virtually in their stead. The Court Meeting will be held at Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. A form of proxy for use at the Court Meeting is enclosed with this Notice. Completion and return of a form of proxy will not preclude a Scheme Shareholder from attending and voting in person or virtually at the Court Meeting, or any adjournment thereof, if that Scheme Shareholder wishes to do so. Any alteration to the form of proxy must be initialed by the person who signs it.

It is requested that a form of proxy, duly completed and signed, together with any power of attorney, under which it is signed, be submitted by following the instructions set forth on the form of proxy no later than 11:59 p.m. Eastern Time on ●, 2021 but, if a form of proxy is not so submitted, it may be handed to the chair of the Court Meeting in Dublin before the start of the Court Meeting and will still be valid.

Scheme Shareholders may submit a proxy or proxies as follows:

(a)

Via the Internet: To vote using the Internet go to www.proxyvote.com and use the 16-digit control number provided on your Court Meeting form of proxy. You will need to follow the instructions on the website;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

(b)	By Telephone. To vote via telephone, call +1 800 690 6903 and follow the telephone prompts; or

(c)

By Mail: If you receive a paper copy of the Proxy Materials in the mail, a printed Court Meeting form of proxy will be enclosed. You may mark, sign, date and mail your Court Meeting form of proxy to the address indicated on the form of proxy, which will then be forwarded to Seagate’s registered office in Ireland electronically.

In the case of joint recordholders, the vote of the senior member who tenders a vote, whether in person, virtually or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority will be determined by the order in which the names stand in Seagate’s register of members in respect of the joint holding.

Entitlement to attend and vote, in person or virtually, at the Court Meeting, or any adjournment thereof, and the number of votes which may be cast, will be determined by reference to Seagate’s register of members as of 5:00 p.m. Eastern Time on ●, 2021 , referred to as the “Voting Record Time.” In each case, changes to Seagate’s register of members after the Voting Record Time shall be disregarded for the purposes of being entitled to vote.

If the form of proxy is duly completed and signed, and is submitted by following the instructions set forth on the form of proxy no later than 11:59 p.m. Eastern Time on ●, 2021, or if a form of proxy is handed to the chair of the Court Meeting in Dublin before the start of the Court Meeting, then it will be voted in the manner directed by the shareholder executing it, or if no directions are given, it will be voted “FOR” the proposals.

In the case of a corporation, limited liability company or partnership, the form of proxy must be either under its Common Seal or under the hand of an officer or attorney, duly authorized.

By the said Court Order, the Irish Court has appointed ● or, failing [him/her], ●, or, failing [him/her], such director or officer of Seagate or other person as the Seagate board of directors may determine, to act as chair of said Court Meeting and has directed the chair to report the result thereof to the Irish Court.

Subject to the approval of the resolution proposed at the Court Meeting convened by this Notice, the requisite resolutions to be proposed at the extraordinary general meeting of Seagate convened for ●, 2021 and the satisfaction of the other conditions to the completion of the scheme of arrangement, it is anticipated that the Irish Court will order that the hearing of the application to approve said scheme of arrangement will take place in the first half of 2021.

Terms shall have the same meaning in this Notice as they have in the proxy statement accompanying this Notice.

Said scheme of arrangement will be subject to the subsequent approval of the Irish Court.

Issued Shares and Total Voting Rights

The total number of issued Scheme Shares held by Scheme Shareholders as of the Voting Record Time entitled to vote at the Court Meeting is ●. The resolution at the Court Meeting shall be decided on a poll. Every holder of a Scheme Share as of the Voting Record Time will have one vote for every Scheme Share carrying voting rights of which he, she or it is the holder. A holder of a Scheme Share as of the Voting Record Time (whether present in person, virtually or by proxy) who is entitled to more than one vote need not use all his, her or its votes or cast all his, her or its votes in the same way. In order for the resolution at the Court Meeting to pass, those voting to approve the scheme must (a) represent a simple majority (being more than 50%) in number of the shareholders of record of Scheme Shares as of the Voting Record Time present and voting (whether present in person, virtually or by proxy), and (b) also represent 75% or more in value of the Scheme Shares held by such holders as of the Voting Record Time, present and voting (whether present in person, virtually or by proxy).

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

In light of COVID-19, Seagate encourages Scheme Shareholders to vote by proxy prior to 11:59 p.m. Eastern Time on ●, 2021 as described in the accompanying proxy statement. Due to public health concerns and continuing uncertainty in connection with COVID-19, we are offering you the opportunity to virtually attend the Court Meeting commencing at ● Irish Time (● Eastern Time). You will be able to attend the Court Meeting as well as vote and submit your questions during the live webcast of the Court Meeting by visiting www.virtualshareholdermeeting.com/STX2021SM and entering the 16-digit control number included on your form of proxy for the Court Meeting or in the instructions that accompanied your proxy materials. Prior to the Court Meeting, you will be able to vote and submit any questions you would like raised at the Court Meeting at www.proxyvote.com by following the instructions on the website. Further details on how to access the virtual meeting platform are set out in the accompanying proxy statement. Your vote is important. We therefore encourage shareholders to cast their votes in advance of the Court Meeting, regardless of whether they plan to attend in person or virtually.

We continue to monitor COVID-19 developments and other circumstances. Should we decide that alternative Court Meeting arrangements may be advisable or required, such as prohibiting in-person attendance or changing the date, time, location or format of the Court Meeting, subject to Irish legal requirements, we will announce our decision in accordance with appropriate legal requirements by press release, post additional information at investors.seagate.com, and make a public filing with the U.S. Securities and Exchange Commission. Please monitor the “Events” tab of investors.seagate.com regularly, as circumstances may change upon short notice.

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT AS MANY VOTES AS POSSIBLE ARE CAST AT THE COURT MEETING (WHETHER IN PERSON, VIRTUALLY OR BY PROXY) SO THAT THE IRISH COURT CAN BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF SEAGATE SHAREHOLDER OPINION. TO ENSURE YOUR REPRESENTATION AT THE COURT MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY FOR THE COURT MEETING AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR BY INTERNET OR TELEPHONE IN THE MANNER PROVIDED ABOVE. IF YOU ATTEND THE COURT MEETING, YOU MAY VOTE IN PERSON OR VIRTUALLY EVEN IF YOU HAVE RETURNED A COMPLETED FORM OF PROXY.

Dated ●, 2021

Arthur Cox LLP

Ten Earlsfort Terrace

Dublin 2

D02 T380

Ireland

Solicitors for Seagate Technology plc

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland

NOTICE OF EXTRAORDINARY GENERAL MEETING OF

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

NOTICE IS HEREBY GIVEN that an EXTRAORDINARY GENERAL MEETING, referred to as the “EGM,” of Seagate Technology public limited company, referred to as “Seagate,” will be held at Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, on ●, at ● Irish Time (or, if the special Court-ordered meeting, referred to as the “Court Meeting,” has not concluded by ● Irish Time, as soon as possible after the conclusion or adjournment of the Court Meeting, provided there is 5 minutes between the end of the Court Meeting and the start of the EGM) for the purpose of considering and, if thought fit, passing the following resolutions (of which resolutions 1, 3 and 4 will be proposed as ordinary resolutions and resolution 2 will be proposed as a special resolution):

1.	Ordinary Resolution: To Approve the Scheme of Arrangement

That, subject to the approval by the requisite majorities at the Court Meeting, the scheme of arrangement that is included in the document of which this Notice forms a part, referred to as the “Scheme” or “Scheme of Arrangement,” (a copy of which has been produced to this meeting and for the purposes of identification signed by the chair thereof), in its original form or with or subject to any modification, addition or condition approved or imposed by the Irish Court be approved and the directors of Seagate be authorized to take all such action as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect.

2	Special Resolution: Amendment to Constitution

That, subject to the Scheme becoming effective, the articles of association of Seagate, which are part of the Seagate constitution, referred to as the “Articles”, be amended by adding the following new Article 194:

“194. Scheme of Arrangement

(a) In these Articles, the “Scheme” or the “Scheme of Arrangement” means the scheme of arrangement dated ●, 2021 between the Company and the holders of the scheme shares (which comprise the ordinary shares of the Company that are transferred under the Scheme, referred to as the “Scheme Shares”) under Chapter 1 of Part 9 of the Companies Act 2014 in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court of Ireland and expressions defined in the Scheme and (if not so defined) in the document containing the explanatory statement circulated with the scheme under Section 452 of the Companies Act 2014 shall have the same meanings in this Article 194;

(b) Notwithstanding any other provision of these Articles or the terms of any resolution, whether ordinary or special, passed by the Company in any general meeting, if the Company allots

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

or issues any ordinary shares (other than to Seagate Technology Holdings plc, a public limited company incorporated under the laws of Ireland with registration number 606203, referred to as “Holdings” and / or its nominee(s)) on or after the Voting Record Time (as defined in the Scheme of Arrangement) and prior to or at the Scheme Record Time (as defined in the Scheme of Arrangement), such shares be allotted or issued subject to the terms of the scheme and the holder or holders of those shares shall be bound by the scheme accordingly;

(c) Notwithstanding any other provision of these Articles, if any ordinary shares of the Company are allotted or issued to any person (a “new member”) (other than to Holdings and / or its nominee(s)) at any time after the Scheme Record Time, the new member shall, provided that the Scheme has become effective, have such shares (the “Post-Scheme Shares”) transferred immediately, free of all encumbrances, to Holdings and / or its nominee(s) as Holdings and / or its nominee(s) may direct in consideration of and conditional on the allotment and issue by Holdings to the new member of the ordinary shares in Holdings (the “Consideration Shares”) to which the new member would have been entitled under the terms of the Scheme had each Post-Scheme Share transferred to Holdings and / or its nominee(s) hereunder been a Scheme Share at the Scheme Record Time, provided that if any new member has a registered address in a jurisdiction outside Ireland and Holdings is advised or reasonably believes that the allotment and / or issue of the Consideration Shares to that new member would or may infringe the laws of such jurisdiction or would or may require Holdings to observe any governmental or other consent or any registration, filing or other formality with which Holdings is unable to comply or which either the Company or Holdings believes is unduly onerous to comply with, Holdings may, in its sole discretion, determine that the Consideration Shares shall not be allotted and/or issued to such new member but shall instead be allotted and issued to a nominee appointed by Holdings to act on behalf of and for the benefit of such new member on terms that the nominee shall, as soon as practicable following the allotment and issue of the Consideration Shares, sell in the open market the Consideration Shares so allotted and issued and procure the despatch to such new member of a cheque in accordance with paragraph (g) of this Article 194;

(d) Ordinary shares in Holdings (“Holdings Shares”) allotted and issued pursuant to this Article 194 shall:

(i) be issued credited as fully paid, shall be free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights and other interests of any nature whatsoever;

(ii) rank equally in all respects with all other fully paid Holdings Shares in issue on the date such Holdings Shares allotted and issued pursuant to this Article 194 are so allotted and issued; and

(iii) be entitled to all dividends and other distributions declared, paid or made by Holdings by reference to a record date on or after the date the Holdings Shares allotted and issued pursuant to this Article 194 are so allotted and issued.

(e) On any reorganisation of, or material alteration to, the share capital of the Company or Holdings (including, without limitation, any subdivision and / or consolidation), the value of the consideration per Post-Scheme Share under paragraph (c) above shall be adjusted by the Company and Holdings in such manner as the auditors of the Company or an independent investment bank selected by the Company and Holdings may determine to be fair and reasonable to reflect such reorganisation or alteration. References in this Article to shares shall, following such adjustment, be construed accordingly.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

(f) In order to give effect to any transfer required by this Article 194, the Company may appoint any person to act, and who shall be authorised, as attorney or agent for any new member, without the need for any further action being required to give effect thereto, to: (i) execute and deliver as transferor a form of transfer or other instrument or instruction of transfer in favour of Holdings and / or its nominee(s); (ii) give a good receipt in respect of consideration received in respect of any such transfer; and (iii) give such instructions and to do all other things which he or she may consider necessary or expedient in connection with such sale or transfer, on behalf of the new member and every form, instrument, or instruction executed or delivered or other such thing done so shall be as effective as if it has been executed, delivered or done by the new member to which such form, instrument, instruction, or thing relates. Pending the registration of Holdings and/or its nominee(s) as a holder of any share to be transferred under this Article 194, the new member shall not be entitled to exercise any rights attaching to any such share unless so agreed by Holdings and Holdings shall be irrevocably empowered to appoint a person nominated by Holdings to act as attorney or agent on behalf of any holder of that share in accordance with any directions Holdings may give in relation to any dealings with or disposal of that share (or any interest in it), the exercise of any rights attached to it or receipt of any distribution or other benefit accruing or payable in respect of it, and any holder(s) of that share must exercise all rights attaching to it in accordance with the directions of Holdings. The Company shall not be obliged to issue a certificate to the new member for any such share.

(g) Any sale of Consideration Shares effected pursuant to this Article 194 shall be at the then prevailing market price and Holdings shall, as soon as practicable after such sale, procure the despatch to each person entitled thereto a cheque in respect of the net proceeds of such sale (after the deduction of all expenses and commissions), and rounded down to the nearest cent. All despatches of cheques pursuant to this Article 194 shall be effected by sending each cheque by first class post/mail (or international standard post/mail, if overseas) in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the register of members of the Company at the date of issuing the cheque or, in the case of joint holders, at the address of the joint holder whose name stands first in such register in respect of such joint holding at the date of issuing the cheque. None of Holdings, the Company or any person or nominee appointed by Holdings or their respective agents shall be responsible for any loss or delay in transition or delivery of any cheque sent in accordance with this Article 194 which shall be sent entirely at the risk of the persons entitled thereto. All cheques drawn in accordance with this Article 194 shall be in U.S. dollars drawn on a U.S. clearing bank and shall be made payable to the persons respectively entitled to the moneys represented thereby (except that, in the case of joint holders, Holdings reserves the right to make such cheques payable to that one of the joint holders whose name stands first in the register of members of the Company in respect of such joint holding), and the despatch of any such cheque shall be a complete discharge of Holdings’ obligations to pay the monies represented thereby.

(h) In the absence of bad faith or wilful default, none of Holdings, the Company, any person or nominee appointed by Holdings, the Company or their respective agents shall have any liability for any loss or damage arising as a result of sale or transfer (including as a result of the timing or terms of such sale or transfer) or any instrument of transfer executed and/or delivered or any other thing done for or on behalf of any new member or otherwise pursuant to this Article 194.

(i) Notwithstanding any other provisions of these Articles, both the Company and the Directors shall refuse to register the transfer of any shares effected between the Scheme Record Time and the Scheme Effective Time (as defined in the Scheme of Arrangement) (other than to Holdings and / or its nominee pursuant to the scheme).

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

(j) Notwithstanding any other provision of these Articles, both the Company and the Directors may refuse to register the transfer of any shares other than as provided by this Article 194 and the Scheme.”

3	Ordinary Resolution (advisory, non-binding): Creation of Distributable Reserves of Holdings

That, on an advisory, non-binding basis, the reduction of the share premium of Holdings resulting from a capitalisation of the merger reserve arising in its books of account as a result of the consummation of the Scheme in order to create distributable reserves in Holdings (as more particularly described in the section entitled “Summary—Creation of Distributable Reserves” beginning on page 25 of the accompanying proxy statement) be approved.

4	Ordinary Resolution: Adjournment of the EGM

That any motion by the chair of the EGM to adjourn the EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the EGM to approve resolutions 1 and 2, be approved.

By order of the board of directors of Seagate Technology plc

Katherine E. Schuelke

Senior Vice President, Chief Legal Officer and Company Secretary

Dated: ●, 2021

Notes

1.    Each Seagate shareholder of record as of the Voting Record Time (as defined below) is entitled to attend, speak and vote at the EGM or to appoint a proxy to attend, speak and vote in his, her or its place (using the EGM form of proxy provided or in the form in section 184 of the Companies Act 2014). A proxy need not be a member of Seagate. The EGM will be held at Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland and via live webcast by visiting www.virtualshareholdermeeting.com/STX2021SM.

2.    Entitlement to attend, speak and vote in person or virtually at the EGM, or any adjournment thereof, and the number of votes which may be cast, will be determined by reference to Seagate’s register of members as of 5:00 p.m. Eastern Time on ●, 2021, referred to as the “Voting Record Time.” Changes to Seagate’s register of members after the Voting Record Time will be disregarded for the purposes of being entitled to vote.

3.    Seagate shareholders who wish to attend the EGM in person or virtually should review the sections entitled “Questions and Answers about the Transaction and the Shareholder Meetings—What do I need to do to attend the EGM?” and “What do I need to do to attend the Shareholder Meetings virtually?” beginning on page 9 of the accompanying proxy statement. You will need proof of record or beneficial ownership of Seagate Ordinary Shares as of the Voting Record Time in order to attend the EGM.

4.    This notice and the accompanying proxy statement are available at www.proxyvote.com.

5.    You may vote your shares in person or virtually at the EGM. Whether or not you plan to attend the EGM in person or virtually, we encourage you to vote the shares by: (i) accessing www.proxyvote.com, using the control number provided to you on your form of proxy for the EGM and following the instructions on the website up until

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

11:59 p.m. Eastern Time on ●, 2021, (ii) by calling +1.800.690.6903 and following the telephone prompts to submit your form of proxy up until 11:59 p.m. Eastern Time on ●, 2021 or (iii) by marking, dating and signing any form of proxy or voting instruction form provided to you and returning it to the address indicated on the EGM form of proxy as quickly as possible, to be received by 11:59 p.m. Eastern Time on ●, 2021 (which will be forwarded to Seagate electronically in Ireland).

6.    It is requested that an EGM form of proxy, duly completed and signed, together with any power of attorney, under which it is signed, be submitted in accordance with note 5 above. If a form of proxy is not so submitted, it may be handed to the chair of the EGM in Dublin before the start of the EGM and will still be valid.

7.    In the case of joint holders, the vote of the senior member who tenders a vote, whether in person, virtually or by proxy, will be accepted to the exclusion of the votes of the other joint holders of record and, for this purpose, seniority will be determined by the order in which the names appear in the Company’s register of members in respect of the joint holding.

8.    In light of COVID-19, the Company encourages Seagate shareholders to vote by proxy prior to 11:59 p.m. Eastern Time on ●, 2021 as described in the accompanying proxy statement. Due to public health concerns and continuing uncertainty in connection with COVID-19, we are offering you the opportunity to virtually attend the EGM commencing at ● Irish Time (● Eastern Time), or if the Court Meeting has not concluded at that time, as soon as possible after the conclusion or the adjournment of the Court Meeting, provided there is 5 minutes between the end of the Court Meeting and the start of the EGM. You will be able to attend the EGM as well as vote and submit your questions during the live webcast of the EGM by visiting www.virtualshareholdermeeting.com/STX2021SM and entering the 16-digit control number included on your form of proxy for the EGM or in the instructions that accompany your proxy materials. Further details on how to access the webcast are set out in the accompanying proxy statement. Prior to the EGM, you will be able to vote and submit any questions you would like raised at the EGM at www.proxyvote.com by following the instructions on the website. Your vote is important. We therefore encourage shareholders to cast their votes in advance of the EGM, regardless of whether they plan to attend in person or virtually.

We continue to monitor COVID-19 developments and other circumstances. Should we decide that alternative arrangements may be advisable or required, such as prohibiting in-person attendance or changing the date, time, location or format of the EGM, subject to Irish legal requirements, we will announce our decision in accordance with applicable legal requirements by press release, post additional information at investors.seagate.com, and make a public filing with the U.S. Securities and Exchange Commission. Please monitor the “Events” tab of investors.seagate.com regularly, as circumstances may change upon short notice.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

i

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

ii

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Page
Annex B – Holdings Constitution	B-1
Annex C – List Of Relevant Territories	C-1

iii

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

PROXY STATEMENT

GLOSSARY OF DEFINED TERMS

Capitalized terms used in this Proxy Statement shall have the following meanings save where otherwise defined and where the context otherwise requires.

“€”	the euro, the lawful currency of Ireland;

“Adjournment of EGM Proposal”	the proposal to be voted on at the EGM, if necessary, to approve the adjournment of the EGM in order to solicit additional proxies, or any other reason;

“beneficial owner”	a Seagate Shareholder whose shares are held through a Broker;

“Broker”	a bank, broker-dealer, brokerage firm, trust or other similar organization or other nominee recordholder holding shares of beneficial owners of Seagate Ordinary Shares;

“Business Day”	any day, other than a Saturday, Sunday, public holiday or a day on which banks in Ireland or in New York, New York are authorized or required by law or executive order to be closed;

“Capital Reduction”	an Irish legal process, requiring Irish Court approval, by which Holdings will create distributable reserves under Irish law by reducing the share premium of Holdings resulting from a capitalization of the merger reserve arising in the books of account of Holdings pursuant to the allotment and issuance of New Holdings Shares under the Scheme, created by the consummation of the Scheme, such that the reserve resulting from such reduction of share premium will be treated as distributable profits;

“CAT”	Irish Capital Acquisitions Tax

“Company Designees”	William D. Mosley and/or Katherine E. Schuelke, with full power of substitution, or their substitutes;

“Court Hearing”	the hearing by the Irish Court of the motion to approve the Scheme under Section 453 of the Irish Companies Act;

“Court Meeting”	the meeting of Scheme Shareholders convened by order of the Irish Court to consider and vote on the Court Scheme of Arrangement Proposal, including any adjournments thereof;

“Court Order”	the order or orders of the Irish Court approving the Scheme under Section 453 of the Act;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

“Court Scheme of Arrangement Proposal”	the proposal to be considered and voted on at the Court Meeting proposing that the Scheme, with or without amendment (but subject to such amendment being acceptable to each of Seagate and Holdings, except for a technical or procedural amendment which is required for the proper implementation of the Scheme and does not have a substantive consequence on the implementation of the Scheme), be approved;

“Creation of Distributable Reserves”	the proposed creation of distributable reserves of Holdings through the Capital Reduction;

“Creation of Distributable Reserves Proposal”	the advisory, non-binding proposal to be voted on at the EGM in respect of the Creation of Distributable Reserves;

“Credit Agreement”	Credit Agreement dated as of February 20, 2019, as amended from time to time, among Seagate, as guarantor, Seagate HDD Cayman, as borrower, the lenders party thereto, and the Bank of Nova Scotia, as administrative agent;

“DTC”	the Depositary Trust Company;

“DWT”	Irish Dividend Withholding Tax;

“EGM” or “Extraordinary General Meeting”	the extraordinary general meeting of Seagate Shareholders (and any adjournment thereof) to be convened in connection with the Transaction on ●, 2021, at ● or, after the conclusion or adjournment of the Court Meeting, provided there is 5 minutes between the end of the Court Meeting and the start of the EGM (it being understood that if the Court Meeting is adjourned, the EGM shall be correspondingly adjourned);

“EGM Proposals”	the EGM Scheme of Arrangement Proposal, the Seagate Constitution Amendment Proposal, the Creation of Distributable Reserves Proposal and the Adjournment of EGM Proposal to be voted on at the EGM;

“EGM Scheme of Arrangement Proposal”	the proposal to be voted at the EGM to approve the Scheme of Arrangement;

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended;

“Forms of Proxy”	the form of proxy for the Court Meeting and/or the form of proxy for the EGM, as the context may require;

“Georgeson”	Georgeson LLC, the company engaged to assist in the distribution of Proxy Materials and the solicitation of proxies;

“Holdings”	Sesamerow Limited (to be re-registered as a public limited company and renamed Seagate Technology Holdings plc), incorporated in Ireland with registration number 606203;

“Holdings Board”	the board of directors of Holdings from time to time and for the time being;

“Holdings Constitution”	the constitution of Holdings, comprising its memorandum and articles of association;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

“Holdings Shares”	ordinary shares of US$0.00001 each in the capital of Holdings;

“Holdings Shareholders”	each holder of Holdings Shares;

“Irish CGT”	Irish tax on chargeable gains;

“Irish Companies Act”	the Irish Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with the Irish Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

“Irish Court”	the High Court of Ireland;

“Irish Takeover Rules”	the Irish Takeover Panel Act 1997, Takeover Rules 2013;

“NASDAQ”	NASDAQ Global Select Market;

“New Holdings Shares”	the new Holdings Shares to be issued credited as fully paid up to Scheme Shareholders pursuant to the Scheme;

“Non-Irish Shareholders”	holders of Seagate Ordinary Shares that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold their Seagate Shares in connection with a trade carried on by such holder in Ireland through an Irish branch or agency;

“Overseas Shareholders”	those Seagate Shareholders located outside of Ireland and the United States;

“Panel”	the Irish Takeover Panel;

“Parties”	Seagate and Holdings, and “Party” shall mean either Seagate on the one hand, or Holdings, on the other hand (as the context requires);

“Post-Scheme Shares”	any ordinary shares of Seagate which are allotted or issued to any person other than to Holdings and / or its nominee[s] at any time after the Scheme Record Time;

“Proxy Materials”	the Notice of Court Meeting of Shareholders, the Notice of Extraordinary General Meeting, the Proxy Statement and the Forms of Proxy;

“Proxy Statement”	this proxy statement dated ●, 2021 sent to Seagate Shareholders of which the Scheme forms part;

“recordholder”	a shareholder directly registered in their own name on the Register of Members, as maintained by Seagate’s transfer agent (currently Computershare Trust Company, Inc.);

“Register of Members”	the register of members maintained by Seagate pursuant to the Irish Companies Act;

“Registrar of Companies”	the Registrar of Companies in Dublin, Ireland (being the “Registrar” as defined in Section 2 of the Irish Companies Act);

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

“Required Shareholder Approvals”	the Court Scheme of Arrangement Proposal, the EGM Scheme of Arrangement Proposal and the Seagate Constitution Amendment Proposal;

“Restricted Jurisdiction”	any jurisdiction in relation to which a Party is advised that, into or from which the release, publication or distribution of the Proxy Materials in whole or in part would or might infringe the laws of that jurisdiction or would or might require compliance with any governmental or other consent or any registration, filing or other formality with which either Party is unable to comply with or regards as unduly onerous to comply with;

“Restricted Overseas Shareholder”	a Seagate Shareholder (including an individual, partnership, limited liability company, unincorporated organisation, trust, trustee, executor, administrator or other legal representative) in, or resident in, or any Seagate Shareholder whom Seagate believes to be in, or resident in, a Restricted Jurisdiction;

“Scheme” or “Scheme of Arrangement”	this scheme of arrangement between Seagate and Seagate Shareholders as set out in “Annex A – The Scheme of Arrangement” of this Proxy Statement and on such other terms and in such form not being inconsistent therewith as the Parties mutually agree in writing, including any revision thereof as may be so agreed between the Parties with or subject to any modifications, additions or conditions which the Irish Court may approve or impose;

“Scheme Consideration”	the New Holdings Shares to be allotted and issued in accordance with the Scheme as consideration for the transfer to Holdings of the Scheme Shares;

“Scheme Effective Date”	the date on which this Scheme becomes effective in accordance with its terms, upon filing the Court Order with the Registrar of Companies;

“Scheme Effective Time”	the time on the Scheme Effective Date at which the Scheme becomes effective in accordance with its terms;

“Scheme Record Time”	11:59 p.m. Irish Time on the last Business Day before the Scheme Effective Date;

“Scheme Shareholder”	each holder of Scheme Shares at the Court Meeting;

“Scheme Shares”

in relation to the Court Meeting, the Seagate Ordinary Shares:

(i)    in issue before the Voting Record Time; and

(ii)   allotted and issued at or after the Voting Record Time but before the Scheme Record Time;

and in each case (where the context requires) remaining in issue at the Scheme Record Time, but excluding any Treasury Shares and, for the avoidance of doubt, any Seagate Deferred Shares;

“Seagate Board”	the board of directors of Seagate from time to time and for the time being;

“Seagate Constitution Amendment Proposal”	the proposal to be voted on at the EGM in respect of the proposed amendment to the Seagate Constitution;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

“Seagate Constitution”	the constitution of Seagate, comprising its memorandum and articles of association;

“Seagate Deferred Shares”	deferred shares of €1.00 each in the capital of Seagate;

“Seagate Ordinary Shares”	ordinary shares of US$0.00001 each in the capital of Seagate;

“Seagate Shareholder”	each holder of Seagate Ordinary Shares;

“Seagate”	Seagate Technology plc, incorporated in Ireland with registered number 480010;

“Seagate-Cayman”	Seagate Technology, an exempted company with limited liability under the laws of the Cayman Islands;

“Securities Act”	the United States Securities Exchange Act of 1933;

“SEC”	the U.S. Securities and Exchange Commission;

“Senior Notes”	the 4.250% Senior Notes due 2022, issued pursuant to that certain Indenture, dated as of February 3, 2017, the 4.75% Senior Notes due 2023, issued pursuant to that certain Indenture, dated as of May 22, 2013, the 4.875% Senior Notes due 2024, issued pursuant to that certain Indenture, dated as of February 3, 2017, the 4.75% Senior Notes due 2025, issued pursuant to that certain Indenture, dated as of May 28, 2014, the 4.875% Senior Notes due 2027, issued pursuant to that certain Indenture, dated as of May 14, 2015, the 3.125% Senior Notes due 2029, issued pursuant to that certain Indenture, dated as of December 8, 2020, the 4.091% Senior Notes due 2029, issued pursuant to that certain Indenture, dated as of June 18, 2020, the 3.375% Senior Notes due 2031, issued pursuant to that certain Indenture, dated as of December 8, 2020, the 4.125% Senior Notes due 2031, issued pursuant to that certain Indenture, dated as of June 10, 2020, and the 5.75% Senior Notes due 2034, issued pursuant to that certain Indenture, dated as of December 2, 2014, each issued by Seagate HDD Cayman and guaranteed by Seagate;

“Severance Plan”	Seagate’s Fifth Amended and Restated Seagate Technology Executive Severance and Change in Control Plan;

“Shareholder Meetings”	the Court Meeting and EGM;

“Subsidiary”	has the meaning in Section 7 of the Irish Companies Act;

“Transaction”	the proposed Scheme of Arrangement and the Creation of Distributable Reserves;
“Treasury Shares”	any Seagate shares held by Seagate or any Subsidiary of Seagate, but excluding any such shares held by Seagate or a Subsidiary of Seagate in the capacity of trustee only, where neither Seagate nor any Subsidiary of Seagate is beneficially interested in those shares under the terms of the relevant trust;

“U.S. GAAP”	generally accepted accounting principles in the United States;

“US$” or “U.S. dollar”	United States dollar, being the lawful currency of the United States of America;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

“U.S.” or “United States”	the United States of America, its territories and possessions, and all other areas subject to its jurisdiction;

“Virtual Meeting Platform”	www.virtualshareholdermeeting.com/STX2021SM;

“Voting Record Time”	5:00 p.m. Eastern Time on ● , 2021; and

“2012 Plan”	Seagate’s Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements contained in this Proxy Statement include, among other things, statements about our plans and expectations regarding the Transaction; our expectations related to future distributable reserves and our ability to make repurchases and pay dividends; the impact of the COVID-19 pandemic on the Shareholder Meetings; and our future capital distribution plans. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “may,” “will,” “will continue,” “can,” “could,” or negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to Seagate as of the date of this Proxy Statement and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond our control and may pose a risk to our operating and financial condition. Such risks and uncertainties include, but are not limited to:

•	the possibility that the Transaction will not be consummated either in whole or in part or that it will be delayed beyond the schedule currently contemplated;

•	failure to obtain necessary shareholder and other approvals (without the imposition of material remedies or at all), or to satisfy any of the other conditions to the closing of the Transaction;

•	the failure to realize the expected benefits of the Transaction;

•	negative effects of an announcement of the Transaction;

•	the potential impact of this Proxy Statement or consummation of the Transaction on relationships, including with creditors, suppliers, customers, clients, employees and regulators;

•	the uncertainty in global economic and political conditions;

•

Seagate’s ability to effectively manage its debt obligations and comply with certain covenants in its credit facilities with respect to financial ratios and financial condition tests and its ability to maintain a favorable cash liquidity position; and

•	the effects of the COVID-19 pandemic and related individual, business and government responses.

Information concerning these and other risks, uncertainties and factors, among others, that could cause results to differ materially from our expectations is set forth in “Risk Factors” contained in this Proxy Statement, which we encourage you to carefully read. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date on which they were made and we undertake no obligation to update forward-looking statements except as required by law.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

STRUCTURE OF THE TRANSACTION

We are seeking your approval of a Scheme of Arrangement under Irish law, substantially in the form attached as Annex A to this Proxy Statement which, upon effectiveness, will result in Holdings serving as the publicly traded parent company of Seagate. In this Proxy Statement, we refer to the transactions to be effected pursuant to the Scheme of Arrangement and the Creation of Distributable Reserves as the “Transaction.” The Transaction will result in you holding Holdings Shares instead of Seagate Shares and will create distributable reserves in Holdings.

The Transaction will involve several steps. Holdings is currently an Irish private company limited by shares which will be re-registered as an Irish public limited company prior to the Scheme of Arrangement becoming effective. Currently, all of Holdings’ issued ordinary shares are held beneficially by an Irish corporate services provider. Holdings has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction.

Various steps of the Transaction will effectively occur simultaneously at the Scheme Effective Time, which we anticipate will be before the opening of trading on NASDAQ on the Scheme Effective Date. If we receive the necessary shareholder approvals and the approval of the Irish Court, we anticipate that the Scheme Effective Time will be as soon as practicable following the Court Order anticipated to be issued in the first half of 2021.

At the Scheme Effective Time, the following steps of the Transaction will effectively occur simultaneously:

•	all issued and outstanding Seagate Ordinary Shares will be acquired by Holdings and Seagate will become a wholly-owned direct subsidiary of Holdings; and

•	Holdings will allot and issue New Holdings Shares on a one-for-one basis to the Seagate Shareholders for each Seagate Ordinary Share that has been transferred to Holdings.

If, and only if, the Scheme of Arrangement is effected, Seagate will convert to an Irish unlimited company, which is expected to be treated as a disregarded entity for U.S. federal income tax purposes.

All previously outstanding Holdings Shares, which prior to the Scheme Effective Time will be held by an Irish corporate services provider, will be acquired by Holdings for no consideration and cancelled in accordance with a resolution to be passed by the current Holdings Shareholder, a third party Irish corporate services provider.

Upon the Scheme becoming effective, the Seagate Shareholders will become Holdings Shareholders and such shareholders’ rights will be governed by the Holdings Constitution, the form of which is attached to the Proxy Statement as Annex B.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE

TRANSACTION AND THE SHAREHOLDER MEETINGS

Q.	Why did I receive this Proxy Statement?

A.

We sent you this Proxy Statement on or around ●, 2021 because we expect the Irish Court to convene the Court Meeting at ● Irish Time (● Eastern Time) on ●, 2021 in order to obtain shareholder approval of the Scheme of Arrangement. Seagate will hold an Extraordinary General Meeting at ● Irish Time (● Eastern Time) on ●, 2021 or, as soon thereafter provided there is 5 minutes between the end of the Court Meeting and the start of the EGM, in order to obtain shareholder approval of the resolutions necessary to implement the Scheme of Arrangement and to approve the Creation of Distributable Reserves. The Seagate Board is soliciting your proxy to vote at both the Court Meeting and the Extraordinary General Meeting. This Proxy Statement summarizes the information you need to know to vote on an informed basis.

Q.	What am I being asked to vote on at the Shareholder Meetings?

A.	Court Meeting

For the Court Meeting, you are being asked to vote on and, if you see fit, approve the Court Scheme of Arrangement Proposal as set forth in the Notice of Court Meeting of Shareholders included in this Proxy Statement. If the Court Scheme of Arrangement Proposal is approved and the Scheme subsequently becomes effective, the Seagate Ordinary Shares will be transferred to Holdings and Holdings will issue one New Holdings Share to the Seagate Shareholders for each Seagate Ordinary Share that has been transferred. As a result, Holdings will become the new parent holding company of Seagate. We refer to this proposal as the “Court Scheme of Arrangement Proposal” and the Transaction is conditioned on the approval of the Scheme at the Court Meeting.

Extraordinary General Meeting

For the Extraordinary General Meeting, if the Court Scheme of Arrangement Proposal is approved at the Court Meeting, you are being asked to vote on and, if you see fit, approve the EGM Proposals, which comprise:

(a)

approval of the Scheme of Arrangement subject to any modification, addition or condition approved or imposed by the Irish Court and to authorize the Seagate Board to take all such action as it considers necessary or appropriate for carrying the Scheme of Arrangement into effect. We refer to this proposal as the “EGM Scheme of Arrangement Proposal”;

(b)	approval of the amendment to the Seagate Constitution in respect of certain mechanics to effect the Scheme of Arrangement. We refer to this proposal as the “Seagate Constitution Amendment Proposal”;

(c)	approval of, on an advisory, non-binding basis, the Creation of Distributable Reserves Proposal; and

(d)

approval of a motion to adjourn the Extraordinary General Meeting to a later date to solicit additional proxies if there are insufficient shareholders present at the Extraordinary General Meeting to conduct the vote on or if there are insufficient proxies to approve the EGM Scheme of Arrangement Proposal or the Seagate Constitution Amendment Proposal. We refer to this proposal as the “Adjournment of EGM Proposal”.

If any other routine matters properly come before the Shareholder Meetings or any adjournments or postponements of the Shareholder Meetings, the persons named in the Forms of Proxy will vote the shares represented by all properly executed proxies in their discretion.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Q:	Why are there two Shareholder Meetings?

A:

Irish law requires that two separate Shareholder Meetings be held, the Court Meeting and the EGM. Both meetings are necessary to cause the Scheme of Arrangement to become effective. At the Court Meeting, Scheme Shareholders will be asked to approve the Scheme for the purposes of satisfying the requirements of the Irish legislation upon which the Scheme is based. At the EGM, Seagate Shareholders will also be asked to approve the Scheme, authorize Seagate’s directors to take whatever actions they deem necessary or appropriate for carrying the Scheme into effect and to approve other related matters. See “What am I being asked to vote on at the Shareholder Meetings?” above.

Q:	Who can vote at the Shareholder Meetings?

A:

Scheme Shareholders of record (or their proxies) as of the Voting Record Time may vote at the Court Meeting and Seagate Shareholders of record (or their proxies) as of the Voting Record Time may vote at the Extraordinary General Meeting. Our Register of Members will be available for inspection at least 10 days prior to the meeting at the offices of Arthur Cox, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. As of the Voting Record Time, there were ● ordinary shares of Seagate issued and outstanding and entitled to vote and we had ● shareholders of record. Each Scheme Shareholder or Seagate Shareholder (whichever the case may be) of record is entitled to one vote per share. Changes in Scheme Shareholders or Seagate Shareholders after the Voting Record Time will be disregarded for voting and quorum purposes. If you are a beneficial owner, see “What do I need to do to attend the Court Meeting?” and “What do I need to do to attend the EGM?” below.

Q.	When is the Voting Record Time?

A.	The Voting Record Time for both the Court Meeting and the Extraordinary General Meeting is 5:00p.m. Eastern Time on ●, 2021.

Q:	What quorum is required at the Shareholder Meetings?

A:

The presence (in person, virtually or by proxy) of one or more recordholders holding at least 50% of the issued and outstanding Seagate Ordinary Shares entitled to vote at the relevant Shareholder Meeting, will constitute a quorum for both the Court Meeting and the EGM. Abstentions and Broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Q:	What vote of Seagate Shareholders is required to approve the proposals?

A:	At the Shareholder Meetings, voting will be by poll and not a show of hands. In summary, the following votes are required to pass the relevant proposals at the relevant Shareholder Meetings:

(i)	Court Meeting

The Court Scheme of Arrangement Proposal must be approved by Scheme Shareholders that represent:

(a)	a simple majority (being more than 50%) in number of those Scheme Shareholders as of the Voting Record Time present and voting (in person, virtually or by proxy) at the Court Meeting; and

(b)	75% or more in value of the Scheme Shares held by those Scheme Shareholders as of the Voting Record Time present and voting (in person, virtually or by proxy) at the Court Meeting.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

For the purpose of calculating the simple “majority in number” requirement for the approval of the proposal, each recordholder at the Voting Record Time, present and voting in person, virtually or by proxy, will be counted as a single shareholder, regardless of the number of shares voted by that shareholder. If a recordholder elects to vote a portion of such holder’s Seagate Ordinary Shares in favor of the proposal, and a portion against the proposal, then, subject to any reasonable objection that may be raised, that recordholder will be counted as one shareholder voting in favor of the proposal and as one shareholder voting against the proposal, thereby effectively canceling out that registered shareholder’s vote for the purposes of the “majority in number” calculation. The approval of the Court Scheme of Arrangement Proposal is a condition to the effectiveness of the Scheme of Arrangement.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Irish Court may be satisfied that there is a fair representation of the opinion of Scheme Shareholders as of the Voting Record Time when it is considering whether to approve the Scheme. You are therefore strongly urged to complete and return your Form of Proxy for the Court Meeting as soon as possible.

(ii)	EGM

(a)

The EGM Scheme of Arrangement Proposal must be approved by simple majority (being more than 50%) of the votes cast by the Seagate Shareholders present and voting (in person, virtually or by proxy) at the EGM.

(b)	The Seagate Constitution Amendment Proposal must be approved by at least 75% of the votes cast by the Seagate Shareholders present and voting (in person, virtually or by proxy) at the EGM.

(c)

The Creation of Distributable Reserves Proposal (an advisory, non-binding proposal) must be approved by simple majority (being more than 50%) of the votes cast by the Seagate Shareholders present and voting (in person, virtually or by proxy) at the EGM.

(d)

The Adjournment of EGM Proposal must be approved by simple majority (being more than 50%) of the votes cast by the Seagate Shareholders present and voting (in person, virtually or by proxy) at the EGM.

Approval of the EGM Scheme of Arrangement Proposal and the Constitution Amendment Proposal are conditions to the effectiveness of the Scheme of Arrangement.

Approval of the Creation of Distributable Reserves Proposal and the Adjournment of the EGM Proposals are not conditions to the effectiveness of the Scheme of Arrangement. However, the Seagate Board may determine not to proceed with the Transaction for any reason, including because the Creation Distributable Reserves Proposal is not approved.

Q:	What other approvals are required for the Transaction?

A:

In addition to the Required Shareholder Approvals, approval of the Scheme will also require approval by the Irish Court. In considering its approval of the Scheme, the Irish Court will consider whether there has been a sufficiently large (in the Irish Court’s judgment) number of Scheme Shares included in the vote in favor of the Scheme to fairly represent the opinion of the Seagate Shareholders, in addition to whether the required Scheme Shareholder approval at the Court Meeting is obtained. As a result, it is important that, for the Court Meeting, as many votes as possible are cast so that the Irish Court may be satisfied as to such fair shareholder representation at the Court Meeting when it is considering whether to approve the Scheme. You are therefore strongly urged to complete and return your Court Meeting Form of Proxy as soon as possible.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

The Creation of Distributable Reserves also requires approval of the Irish Court. This approval will be obtained after the Scheme Effective Date as part of the Capital Reduction.

Q.	How do I vote at the Shareholder Meetings?

A.

We encourage you to vote your shares in advance by submitting your Forms of Proxy or following the instructions provided by your Broker, even if you plan to attend the Shareholder Meetings in person or virtually.

Recordholders

•	If you are a recordholder, meaning that you own your shares in your own name and not through a Broker, you may vote in one of four ways:

•

Via the Internet. To vote using the Internet go to www.proxyvote.com and use the relevant 16-digit control number you were provided on your Forms of Proxy for each of the Court Meeting and the EGM. You will have a separate 16-digit control number for each Shareholder Meeting. You will need to follow the instructions on the website. You may also submit any questions you would like raised at the Shareholder Meetings at www.proxyvote.com when submitting your vote by following the instructions on the website.

•	By Telephone. To vote via telephone, call +1.800.690.6903 and follow the telephone prompts.

•

By Mail. If you received a paper copy of the Proxy Materials in the mail, a printed Form of Proxy for each of the Court Meeting and the EGM has been enclosed. You may mark, sign, date and mail your Forms of Proxy to the address indicated on each Form of Proxy, which will then be forwarded to Seagate’s registered office in Ireland electronically.

•

In Person. Attend the Shareholder Meetings in person, virtually, or by appointing one or more proxies (who do not have to be shareholders) to attend the Shareholder Meetings in person or virtually and cast votes on your behalf in accordance with your instructions. If you wish to appoint as your proxy any person other than the individuals specified in the Form of Proxy, please contact the Company Secretary at our registered office. For information on how to attend to Shareholder Meetings please see “What do I need to do to attend the Court Meeting?”, “-What do I need to do to attend the EGM?” and “-What do I need to do to attend the Shareholder Meetings virtually?” below. If you attend virtually, you will not be able to speak at the Shareholder Meetings but you can submit questions in advance at www.proxyvote.com, or during the meeting via the Virtual Meeting Platform. Please see “What do I need to do to attend the Shareholder Meetings virtually?” below for further details.

Beneficial owners

Beneficial owners must vote their shares in the manner prescribed by their Broker. If you do not receive voting instructions, please contact your Broker directly. Beneficial owners wishing to vote at the Shareholder Meetings in person will need to obtain a legal proxy from their Broker and bring it with them to the Shareholder Meetings.

For information on how to attend the Shareholder Meetings, please see “What do I need to do to attend the Court Meeting?” and “What do I need to do to attend the EGM?” below.

In order to be timely processed, your votes must be received by 11:59 p.m. Eastern Time on ●, 2021 (or, if you are a beneficial owner, such earlier time as your Broker may require).

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Q.	What do I need to do to attend the Court Meeting?

A.

Subject to public health concerns and regulations in connection with COVID-19 at the time of the Court Meeting, all Scheme Shareholders may attend the Court Meeting at Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland which is expected to commence at ● Irish Time (● Eastern Time) on ●, 2021. To attend the Court Meeting in person, if you are a recordholder as of the Voting Record Time, you must present valid photo identification, such as a driver’s license or passport, matching that of a shareholder appearing on Seagate’s Register of Members as of the Voting Record Time and a copy of a share certificate or other evidence of share ownership. If you are a beneficial owner, you also must present a letter from your Broker showing that you are the beneficial owner of the shares as of the Voting Record Time together with a legal proxy from your Broker entitling you to vote your shares in person at the Court Meeting.

Scheme Shareholders may also attend the Court Meeting virtually via the Virtual Meeting Platform. Please see “What do I need to do to attend the Shareholder Meetings virtually?” below for further details. We encourage you to vote your shares prior to the Court Meeting. In light of public health concerns, travel recommendations and restrictions, we strongly advise those shareholders wishing to attend the Court Meeting to attend virtually instead of attending in person. The Court Meeting will be as brief as possible and, other than the shareholder business items outlined in the Proxy Materials, will not include presentations. Also, in order to comply with suggested COVID-19 social distancing guidelines, we may need to limit the number of shareholders who may attend the meeting in person, and will require compliance with any then applicable governmental requirements or recommendations or facility requirements, such as the use of face coverings and maintaining appropriate social distancing.

Q.	What do I need to do to attend the EGM?

A.

Subject to public health concerns and regulations in connection with COVID-19 at the time of the EGM, all Seagate Shareholders as at the Voting Record Time may attend the EGM. To attend the EGM in person, if you are a recordholder, you must present valid photo identification, such as a driver’s license or passport, matching that of a shareholder appearing on Seagate’s register as of Voting Record Time and a copy of a share certificate or other evidence of share ownership. If you are a beneficial owner, in addition to valid photo identification, you also must present a letter from your Broker showing that you are the beneficial owner of the shares as of the close of business on the Voting Record Time together with a legal proxy from your Broker entitling you to vote your shares in person at the EGM.

Seagate Shareholders may also attend the EGM virtually via the Virtual Meeting Platform. Please see “What do I need to do to attend the Shareholder Meetings virtually?” below for further details. We encourage you to vote your shares prior to the EGM. In light of public health concerns, travel recommendations and restrictions, we strongly advise those shareholders wishing to attend the EGM to attend virtually instead of attending in person. The EGM will be as brief as possible and, other than the shareholder business items outlined in the Proxy Materials, will not include presentations. Also, in order to comply with suggested COVID-19 social distancing guidelines, we may need to limit the number of shareholders who may attend the meeting in person, and will require compliance with any then applicable governmental requirements or recommendations or facility requirements, such as the use of face coverings and maintaining appropriate social distancing.

Only Scheme Shareholders or Seagate Shareholders, their proxy holders and Seagate’s guests may attend the Shareholder Meetings.

Q.	What do I need to do to attend the Shareholder Meetings virtually?

A.

You will be able to attend each of the Shareholder Meetings, as well as vote and submit your questions during the live webcast of the each meeting, by visiting www.virtualshareholdermeeting.com/STX2021SM

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

and entering the 16-digit control number for the relevant Shareholder Meeting included on your Forms of Proxy or in the instructions that accompanied your Proxy Materials. You will have a separate 16-digit control number for each Shareholder Meeting. You may also submit questions in advance of the Shareholder Meetings at www.proxyvote.com.

Once the chair of the relevant Shareholder Meeting has formally opened the relevant Shareholder Meeting, s/he will explain that voting will take place by poll and will outline the voting procedure.

The Virtual Meeting Platform is supported on browsers (e.g., Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants attending virtually should ensure that they have a strong Wi-Fi connection at wherever they intend to be while virtually attending the Shareholder Meetings. Online check-in will be available at the Virtual Meeting Platform approximately 5-15 minutes prior to the relevant Shareholder Meeting. Additional information regarding the rules and procedures for participating in the Shareholder Meetings will be set forth in our meeting rules of conduct, which you can view during the Shareholder Meetings on the Virtual Meeting Platform.

Anyone who has technical difficulties using the Virtual Meeting Platform during the Shareholder Meetings should call the technical support number on the Virtual Meeting Platform.

Q.	If I am a beneficial owner, will my Broker vote my shares for me?

A.

You should have received a copy of this Proxy Statement and instructions on how to instruct your Broker to vote your shares. If you have not received a Proxy Statement and instructions, we recommend that you contact your Broker, as beneficial owners must vote their shares in the manner prescribed by their Broker. Your Broker can give you directions on how to instruct the Broker to vote your shares. Please note that the Broker may have an earlier deadline by which you must provide instructions to it as to how to vote shares, so you should carefully read the materials provided to you by your Brokers.

Your Broker will not be able to vote your shares unless the Broker receives appropriate instructions from you. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by Brokers without instructions from customers for these non-routine matters are referred to as “Broker non-votes.” We believe that all of the proposals are “non-routine” proposals, so your Broker will not be able to vote your shares without appropriate instructions for you. It is important you follow your Broker’s instructions and vote.

Q:	What is the effect of Broker non-votes and abstentions?

A:

A “Broker non-vote” occurs when a Broker holding shares for a beneficial owner does not vote on a particular proposal because the Broker did not receive instructions from the beneficial owner. We believe that all of the proposals are “non-routine” proposals, so if you are a beneficial owner your Broker will not be able to vote your shares without appropriate instructions from you. It is important you follow your Broker’s instructions and vote. See “How do I vote at the Shareholder Meetings?” below.

Ordinary shares owned by recordholders who elect to abstain from voting with respect to any proposal and Broker non-votes will be counted towards the determination of a quorum at each of the Shareholder Meetings but will not be considered present and voting with respect to any of the proposals. Therefore, abstentions and Broker non-votes will have no effect on the outcome of such proposals.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Q.	May I revoke my proxy?

A.	Yes. Recordholders may revoke their proxy at any time before it is exercised at the Shareholder Meetings, as applicable, in any of the following ways:

(a)

by notifying the Company Secretary in writing: Company Secretary, c/o Office of the General Counsel, Seagate Technology, 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland, which notice must be received no later than 11:59 p.m. Eastern Time on ●, 2021;

(b)

by submitting another properly signed Form of Proxy with a later date or another telephone or Internet proxy at a later date, which proxy must be received no later than 11:59 p.m. Eastern Time on ●, 2021; or

(c)	by voting in person or virtually at the applicable Shareholder Meeting.

You do not revoke a proxy merely by attending the Shareholder Meetings whether in person or virtually. To revoke a proxy, you must take one of the actions described above.

For beneficial owners, you must follow the instructions provided to you by your Broker in order to revoke your proxy.

Q.	What vote does the Seagate Board recommend?

A.	The Seagate Board recommends that:

(i)	at the Court Meeting you vote “FOR” the Court Scheme of Arrangement Proposal, and

(ii)

at the EGM you vote “FOR” the EGM Scheme of Arrangement Proposal, “FOR” the Seagate Constitution Amendment Proposal, “FOR” the Creation of Distributable Reserves Proposal and “FOR” the Adjournment of the EGM Proposal.

Q.	Why do you want Holdings to serve as the publicly traded parent company of Seagate?

A.

After considering various factors, the Seagate Board determined that effecting the Scheme of Arrangement under Irish law, which will result in Holdings serving as the publicly traded parent company of Seagate, is in our best interest and the best interests of our shareholders and will best help us accomplish our objectives. Subject to the requisite shareholder and Irish Court approvals being obtained, following the completion of the Transaction, additional distributable reserves should be created, which we expect will allow us to maintain our ability to make future distributions to our shareholders, including making dividend payments and effecting share redemptions and repurchases. As a result of the Scheme of Arrangement, the Seagate Shareholders will become shareholders of Holdings and such shareholders’ rights will be governed by the Holdings Constitution, which is attached to this Proxy Statement. The rights of our shareholders will remain substantially identical following the Scheme of Arrangement becoming effective.

Q:	Are there any risks associated with the consummation of the Transaction?

A:

The Seagate Board has considered the risks to its shareholders and Seagate associated with the Transaction and has recommended that shareholders vote for approval of the Scheme of Arrangement at the Court Meeting and each of the EGM Proposals as set forth in this Proxy Statement. However, there are a number

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

of risks discussed in this Proxy Statement and in other documents incorporated by reference. We cannot assure you that the anticipated benefits of the Transaction will be realized. For example:

(a)	there is no assurance that Irish Court approval of the Scheme will be forthcoming;

(b)	there is no assurance that Irish Court approval of the Creation of Distributable Reserves will be forthcoming;

(c)

the Transaction will incur additional direct and indirect costs, including professional fees, attorneys’ fees, accountants’ fees, filing fees, mailing expenses, proxy solicitation fees, consent solicitation fees, financial printing expenses and other general administrative costs and expenses. Many of these fees and costs will be incurred regardless of whether or not the Transaction completes; and

(d)	we may abandon the Transaction.

You should consider these risks carefully. For additional information, please see the discussion under “Risk Factors.”

Q.	Will the Transaction affect our current or future operations?

A.	We do not expect the Transaction to have a material impact on how we conduct our day-to-day operations.

Q:	How will Holdings Shares differ from Seagate Ordinary Shares?

A:

As a result of the Transaction, the Seagate Shareholders will become Holdings Shareholders and such shareholders’ rights will be governed by the Holding Constitution. The Holdings Shares will have the substantially identical rights attached to them as are currently attached to the Seagate Ordinary Shares and there will be no material variation or differences between them. We discuss these in detail under “Description of Holdings Share Capital”. The form of the Holdings Constitution will be substantially similar to the existing Seagate Constitution with some minor updates. The Holdings Constitution is attached to this Proxy Statement as Annex B.

Q.	How will the Transaction affect Seagate’s presence in Ireland, the U.S. and around the world?

A.	There are no changes planned for our operations or workforce in Ireland, the U.S., or elsewhere as a result of the Transaction.

Q.	Will the Transaction dilute my economic interest?

A.

No, your economic interest will not change as a result of the Scheme. Your current shareholder ownership in Seagate will transfer to Holdings and you will hold the same number of Holdings Shares instead.

Q.	How will the Transaction affect financial reporting and the information provided to Seagate Shareholders?

A.

There are no changes expected to our financial reporting or the information we provide to our shareholders. Upon the Scheme becoming effective, we will remain subject to Irish reporting requirements, the SEC reporting requirements, the mandates of the U.S. Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will continue to file reports on Forms 10-K, 10-Q and 8-K with the SEC and comply with the proxy rules, as we currently do. We will also continue to comply with reporting requirements of Irish law. Seagate is currently not a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act and we anticipate that the same will be true for Holdings.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Q.	What impact will the Transaction have on Seagate’s current debt arrangements?

A.

Pursuant to the Credit Agreement, prior to or contemporaneously with the Scheme, Holdings will be required to become an obligor and a guarantor under the Credit Agreement and execute amendments, joinders and other documents in connection therewith. In addition, the release of Seagate as a guarantor under the Credit Agreement will require the consent of the lenders holdings more than 50% of the aggregate unused commitments and outstanding loans. We anticipate seeking such consent. We expect no other material change would be made to the terms of the Credit Agreement in connection with soliciting such consent and entering into any related amendments, however we cannot guarantee that there would not be any such change.

In anticipation of the Scheme becoming effective, we also expect to engage in a consent solicitation with respect to each series of Senior Notes to obtain consent from at least a majority of the aggregate principal amount of each such series to release Seagate as a guarantor under each indenture governing the Senior Notes and, in lieu thereof, to provide a guaranty of Holdings, which would become “Parent” as defined in each indenture governing the Senior Notes. We may incur certain fees in connection with the consent solicitation. We expect no other material change would be made to the terms of such indentures in connection with soliciting such consent and entering into the supplemental indentures effecting these changes, however we cannot guarantee that there would not be any such additional change.

Other than adding Holdings as a guarantor and releasing Seagate from its guarantees, we expect no other material changes to our debt arrangements in connection with the Transaction, however we cannot guarantee that there will not be any such additional changes.

Q.	Will the Transaction impact our ability to access the capital and bank markets in the future?

A.

We do not expect that the Transaction will have any significant effect on our ability to access the capital and bank markets. We expect to be able to access the capital and bank markets as efficiently and on similar terms as we can today, subject to any changes in market conditions applicable in general to all companies.

Q.	Will the Transaction have any impact on our ability to pay dividends or buy back shares?

A.

Under Irish law, dividends must be paid out of “distributable reserves,” which Holdings will not have immediately following the Scheme Effective Time. Holdings will not have any distributable reserves to make dividend payments and carry out share redemptions and repurchases following the Scheme becoming effective until such time as the Creation of Distributable Reserves is completed or, failing that, generation of future profits from, among other things, Holdings’ operations following the Scheme. Subject to the Scheme becoming effective, Holdings will approve the Creation of Distributable Reserves, through the Capital Reduction, in order to provide us with the flexibility to make dividend payments and carry out share redemptions and repurchases following the Transaction (subject to Holdings deciding to do so). The Creation of Distributable Reserves will require the approval of the Irish Court through a separate legal process to be undertaken following the Scheme becoming effective. Although we are not aware of any reason why the Irish Court would not approve the Creation of Distributable Reserves, the issuance of the required order is a matter for the discretion of the Irish Court and there is no guarantee that such approval will be forthcoming. Further, even if the Creation of Distributable Reserves is approved by the Irish Court, we can provide no assurance that we will pay dividends or redeem or repurchase shares. Please see “Risk Factors” and “Creation of Distributable Reserves Proposal”.

Q.	What effect would the failure to complete the Transaction have on Seagate?

A.

Seagate has used many of its distributable reserves since moving its place of incorporation to Ireland in 2010 to make dividend payments and carry out share repurchases. In the event that the Transaction is not

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

completed, we intend to utilize our existing distributable reserves and any distributable reserves that Seagate generates in the future to enable us to continue to declare and pay dividends. However, our ability to carry out share repurchases may be seriously curtailed or we may be unable to repurchase shares at all. We will consider all possible alternatives in the event that the Transaction is not completed.

In addition, we have incurred and will incur certain direct and indirect costs whether or not the Transaction is completed in whole or in part (including professional fees, attorneys’ fees, accountants’ fees, filing fees, mailing expenses, proxy solicitation fees, consent solicitation fees, financial printing expenses and other general administrative costs and expenses).

Q.	Am I entitled to appraisal or dissenters’ rights in the Transaction?

A.

No. Although Irish law does not provide for appraisal rights in respect of the Transaction, dissenting Seagate Shareholders will have the right to appear at the Court Hearing and make representations in objection to the Scheme.

Q.	What are the material tax consequences of the Scheme?

A.

Please read the following questions and answers regarding some of the potential tax consequences of the Scheme. The actual tax consequences of the Scheme to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Scheme to you. Please see “Material Tax Considerations Relating to the Transaction.”

Q.	Is the Scheme a taxable event for me?

A.

Under U.S. federal income tax law, Seagate Shareholders that are U.S. holders generally should not recognize gain or loss as a result of the Scheme. Under Irish tax law, Non-Irish Shareholders, generally should not recognize any gain or loss on the completion of the Scheme for Irish CGT. Any subsequent disposal of ordinary shares by Non-Irish Shareholders should not be within the charge to Irish CGT. An Irish shareholder who is an individual and who is temporarily not resident in Ireland may, under Irish anti-avoidance legislation, still be liable for Irish CGT on any chargeable gain realized upon subsequent disposal of ordinary shares during the period in which such individual is a non-resident. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Scheme.

Q.	Is the Scheme a taxable transaction for Seagate or Holdings?

A.	No. The Scheme should not be a taxable transaction for Seagate or Holdings for U.S. federal income tax purposes or Irish tax purposes.

Q.	Will the Scheme impact Seagate’s underlying effective tax rate in 2021—or expectations for later years?

A.	The Scheme is not anticipated to have any material impact on our underlying effective tax rate.

Q:	Will there be an Irish withholding tax on any dividends on Holdings Shares?

A:	The same DWT treatment will apply to the payment of dividends on Holdings Shares as currently applies to Seagate Shareholders.

Q:	Will there be Irish income tax on any dividends paid on Holdings Shares?

A:	The same Irish income tax treatment will apply to the receipt of dividends on Holding Shares as currently applies to Seagate Shareholders.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Q:	Will there be an Irish stamp duty liability on the transfer or sale of Holdings Shares by Holdings Shareholders after the completion of the Scheme?

A:	The same stamp duty treatment will apply to the transfer of Holdings Shares as currently applies to the transfer of Seagate Ordinary Shares.

Q.	Does it matter, for the purpose of the Shareholder Meetings, whether I hold my shares “beneficially” or “of record?”

A.

Yes, in general, Seagate Shareholders are either recordholders (i.e. directly registered in their own names on Seagate’s Register of Members) or beneficial owners (i.e. held through a Broker). Most Seagate Shareholders are beneficial owners.

There are different procedures for voting and attending the Shareholder Meetings, depending on whether you are a recordholder or beneficial holder. See “What do I need to do to attend the Court Meeting?”, “What do I need to do to attend the EGM?” and “How do I vote at the Shareholder Meetings?”

Q.	Will the Scheme have any material impact on another company’s ability to acquire us?

A.	The Scheme should not affect the ability of another company to acquire us.

Q.	When do you expect the Transaction to be completed?

A.

We are working towards completing the Transaction as quickly as possible and, assuming the Court Scheme of Arrangement Proposal is approved, the Irish Court approves the Scheme and the Conditions are satisfied (and we do not abandon the Transaction), we expect to complete the Scheme as soon as practicable following the receipt of the necessary approvals. As soon as possible following the Scheme becoming effective, we intend to make an application to the Irish Court to seek its approval on the Creation of Distributable Reserves. Assuming the Irish Court approves the Creation of Distributable Reserves, we currently expect to complete the Transaction in the first quarter of fiscal year 2022. However, the Transaction may be abandoned or delayed by the Seagate Board at any time prior to the Scheme Effective Time without obtaining the approval of Seagate Shareholders, even though the Scheme of Arrangement may have been approved by shareholders and approved by the Irish Court and all other conditions to the Scheme may have been satisfied. Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Amendment, Termination or Delay.”

Q.	What will I receive for my Seagate Ordinary Shares?

A.	You will receive one Holdings Share for each Seagate Ordinary Share you hold immediately prior to the Scheme becoming effective.

Q.	If the Scheme of Arrangement becomes effective, do I have to take any action to transfer my Seagate Ordinary Shares and receive New Holdings Shares?

A.

No. Assuming the Scheme becomes effective, your Seagate Ordinary Shares shall be transferred to Holdings (or such of its nominee(s) as are agreed between Seagate and Holdings) by means of a form of transfer or other instrument of transfer. Please see “Annex A – Scheme of Arrangement – The Scheme – Transfer of Scheme Shares”. Your New Holdings Shares will be issued without any action on your part, regardless of whether you currently hold Seagate ordinary shares in certificated form or uncertificated book-entry form. All of the New Holdings Shares will be issued in uncertificated book-entry form. Consequently, if you currently hold Seagate Ordinary Shares in certificated form, following Scheme Effective Date your Seagate

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Ordinary Share certificates will cease to have effect as documents or evidence of title and you may disregard such certificates. The transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of New Holdings Shares. Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—The Transfer of Scheme Shares to Holdings.”

Q.	Can I trade Seagate Ordinary Shares between the date of this Proxy Statement and the Scheme Effective Time?

A.	Yes. Seagate Ordinary Shares will continue to trade during this period.

Q.	How will the Scheme affect the stock exchange listing of Seagate Ordinary Shares?

A.

There should be no disruption in the trading of your shares. We intend to file an application with NASDAQ and expect that, immediately following the Scheme Effective Time, Holdings Shares will be listed on NASDAQ under the symbol “STX,” the same symbol under which your Seagate Ordinary Shares are currently listed.

Q.	Will there be any other changes to the corporate structure of the Seagate group in connection with the Scheme?

A.

Other than the change resulting from the Scheme becoming effective with Holdings becoming the new publicly traded parent company of Seagate, we do not have any changes currently planned in connection with the Scheme.

Q.	Are any special measures being taken at the Shareholder Meetings as a result of the current COVID-19 outbreak?

A.

In light of COVID-19, Seagate strongly encourages Seagate Shareholders to vote in advance by proxy. See “How do I vote at the Shareholder Meetings?” above. Due to public health concerns and continuing uncertainty in connection with COVID-19, we are offering you the opportunity to virtually attend the Shareholder Meetings. See “What do I need to do to attend the Shareholder Meetings virtually?” above. Although the Shareholder Meetings will be held at a physical location, in light of public health concerns and travel recommendations and restrictions, we strongly advise shareholders not to attend in person, and ask that shareholders attend the Shareholder Meetings virtually instead. Your vote is important. We therefore encourage shareholders to cast their votes in advance of the Shareholder Meetings, whether they plan to attend in person or virtually.

We continue to monitor COVID-19 developments and other circumstances. Should we determine that alternative arrangements may be advisable or required, such as prohibiting in-person attendance or changing the date, time, location or format of the Shareholder Meetings, subject to Irish legal requirements, we will announce our decision in accordance with applicable legal requirements by press release, post additional information at investors.seagate.com, and make a public filing with the SEC. Please monitor the “Events” tab of investors.seagate.com regularly, as circumstances may change upon short notice.

Q.	How will the votes be counted and the results certified?

A.

A member of Seagate’s legal department has been appointed to serve as inspector of elections and will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting. Prior to the Shareholder Meetings, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will ascertain the number of ordinary shares issued and outstanding, determine the ordinary shares represented at the Shareholder Meetings and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Q.	How will voting be counted on any other matters that may be presented at the EGM?

A.

Although we do not know of any matters to be presented or acted upon at the EGM other than the items described in this Proxy Statement, if any other matter is proposed and properly and validly presented at that meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Q.	Is my vote confidential?

A.

Forms of Proxy, proxies delivered by Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to the inspector of elections, and to the Chair of the Shareholder Meetings, and handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Seagate or to third parties, except:

(a)	as necessary to meet applicable legal requirements;

(b)	to allow for the tabulation and certification of votes; and

(c)	to facilitate a successful proxy solicitation.

Q.	Who is making and paying for this proxy solicitation?

A.

We have engaged Georgeson to assist in the distribution of Proxy Materials and the solicitation of proxies. A Proxy Statement enclosing the Forms of Proxy in relation to each of the Shareholder Meetings is being sent to each Seagate Shareholder at the Voting Record Time. We expect to pay Georgeson a fee for these services estimated at US$10,000 plus out-of-pocket expenses. Proxies will be solicited on behalf of the Seagate Board by mail, in person, by telephone and via the Internet. We will bear the cost of soliciting proxies. We will also reimburse Brokers for their reasonable out-of-pocket expenses for forwarding Proxy Materials to beneficial owners of Seagate Ordinary Shares.

To the extent necessary in order to ensure sufficient representation at its meeting, Seagate or its proxy solicitor may solicit the return of proxies by mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your Forms of Proxy without delay.

Q.	How will my proxy get voted?

A.

If your proxy is properly submitted, you are legally designating the person or persons named on the relevant Form of Proxy to vote your shares as you have directed. Unless you name a different person or persons to act as your proxy, the Company Designees or their substitutes will act as your proxies. If you sign and return your proxy without indicating how your shares are to be voted and name anyone other than a Company Designee as your proxy, that person may vote your shares at their discretion. If you name a Company Designee as your proxy without indicating how your shares are to be voted on the enclosed Forms of Proxy that are submitted (or when providing your proxy over the Internet or by telephone), the Company Designee will vote your shares as the Seagate Board recommends on each proposal in this Proxy Statement and at their discretion regarding any other matter properly presented for a vote at the Court Meeting or the Extraordinary General Meeting.

If you are a beneficial owner, your Broker may only vote your shares at their discretion on “routine” matters if your Broker does not receive instructions from you. See “What is the effect of Broker non-votes and abstentions?”

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Q.	Whom should I call if I have questions about the Court Meeting, the Extraordinary General Meeting or the Transaction?

A.	You should contact our proxy solicitor, Georgeson, at +1 781 575 2137 or at +1 800 891 3214 (toll-free within the United States).

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

SUMMARY

This summary highlights selected information from this Proxy Statement. It does not contain all of the information that is important to you. To understand the Transaction more fully, and for a more complete legal description of the Transaction, you should read carefully the entire Proxy Statement, including the Annexes. The Scheme of Arrangement, substantially in the form attached as Annex A to this Proxy Statement, is the legal document that governs the Scheme. The Holdings Constitution, substantially in the form attached as Annex B to this Proxy Statement, will govern Holdings following the Scheme becoming effective. We encourage you to read those documents carefully.

Parties to the Transaction

Seagate. We are a leading provider of data storage technology and solutions. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. In addition to HDDs, we produce a broad range of data storage products including solid state drives (“SSDs”), solid state hybrid drives (“SSHDs”) and storage subsystems.

HDDs are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. HDDs continue to be the primary medium of mass data storage due to their performance attributes, reliability, high quality and cost effectiveness. Complementing existing storage architectures, SSDs use integrated circuit assemblies as memory to store data, and most SSDs use NAND flash memory. In contrast to HDDs and SSDs, SSHDs combine the features of SSDs and HDDs in the same unit, containing a high-capacity HDD and a smaller SSD acting as a cache to improve performance of frequently accessed data.

Our HDD products are designed for mass capacity storage and legacy markets. Mass capacity storage supports high capacity, low-cost per terabyte storage applications, including nearline, video and image applications and network-attached storage. Legacy markets include mission critical, desktop, notebook, consumer, digital video recorders and gaming applications. These markets were previously categorized as enterprise servers and storage systems, edge non-compute applications and edge compute applications. Our HDD and SSD product portfolio includes Serial Advanced Technology Attachment, Serial Attached SCSI and Non-Volatile Memory Express based designs to support a wide variety of mass capacity and legacy applications.

Our enterprise data solutions portfolio includes storage subsystems for enterprises, cloud service providers, scale-out storage servers and original equipment manufacturers. Engineered for modularity, mobility, capacity and performance, these solutions include our enterprise HDDs and SSDs, enabling customers to integrate powerful, scalable storage within legacy environments or build new ecosystems from the ground up in a secure, cost-effective manner.

We are a global corporation with offices, suppliers, customers and competitors on every continent and we employ approximately 40,000 people worldwide.

Holdings. Holdings is currently an Irish private company limited by shares which will be re-registered as an Irish public limited company and, subject to the approval of the Registrar of Companies renamed Seagate Technology Holdings plc, prior to the Scheme of Arrangement becoming effective. Currently, all of Holdings’ issued ordinary shares are held beneficially by an Irish corporate services provider. Holdings has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation, re-registration as a public limited company and the Transaction. As of the Scheme Effective Date, Holdings will become the parent holding company of the Seagate group.

The principal executive offices of Seagate are located at 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland. The telephone number of Seagate at that address is +353 1 234 3136. The registered offices of Holdings are located at Arthur Cox Building, Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and the telephone number at that address is 353-1-920 1000.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

The Scheme

The Scheme will result in a new Irish public limited company, Holdings, serving as the publicly traded parent company of Seagate and the Seagate group. As noted above, Holdings will be re-registered as an Irish public limited company prior to the Scheme of Arrangement becoming effective. The Scheme will result in you holding New Holdings Shares instead of Seagate Ordinary Shares.

The Scheme involves several steps, a number of which will effectively occur simultaneously at the Scheme Effective Time, which we anticipate will be before the opening of trading on NASDAQ on the Scheme Effective Date. If we receive the Required Shareholder Approvals and the approval of the Irish Court, we anticipate that the Scheme of Arrangement will become effective as soon as practicable following approval of the Irish Court at the Court Hearing, and our filing of the Court Order approving the Scheme of Arrangement.

At the Scheme Effective Time, the following steps of the Scheme will effectively occur simultaneously:

•	all issued and outstanding Seagate Ordinary Shares will be acquired by Holdings and Seagate will become a wholly-owned direct subsidiary of Holdings; and

•	Holdings will issue New Holdings Shares on a one-for-one basis for each Seagate Ordinary Share that has been transferred to Holdings.

If, and only if, the Scheme of Arrangement is effected, Seagate will convert to an Irish unlimited company, which is expected to be treated as a disregarded entity for U.S. federal income tax purposes.

All previously outstanding Holdings Shares, which prior to the Scheme Effective Time will be held by a third party Irish corporate services provider, will be acquired by Holdings for no consideration and cancelled in accordance with a resolution to be passed by the current Holdings Shareholder, a third party Irish corporate services provider.

As a result of the Scheme, the Seagate Shareholders will become shareholders of Holdings and such shareholders’ rights will be governed by the Holdings Constitution, which is attached to the Proxy Statement as Annex B (which is substantially the same as the current Seagate Constitution).

Upon the Scheme becoming effective, we will remain subject to the Irish reporting requirements, SEC reporting requirements, the mandates of the U.S. Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ, and we will continue to report our consolidated financial results in U.S. GAAP.

The Transaction will be effected pursuant to the Scheme of Arrangement, which is the primary legal document that will govern the Transaction. A copy of the Scheme of Arrangement is attached to and is a part of this Proxy Statement as Annex A.

Reasons for the Scheme

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—Why do you want Holdings to serve as the publicly traded parent company of Seagate?”

Tax Considerations

Please refer to the section entitled “Material Tax Considerations Relating to the Transaction”. The actual tax consequences of the Scheme to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Scheme to you.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Rights of Shareholders

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—How will Holdings Shares differ from Seagate Ordinary Shares?” There will be no material variation or differences between the Holdings Shares and the Seagate Ordinary Shares. We discuss these in detail under “Description of Holdings Share Capital” below.

Stock Exchange Listing

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—How will the Scheme affect the stock exchange listing of Seagate Ordinary Shares?”

Court Approval of the Scheme of Arrangement

We cannot consummate the Scheme without the approval of the Scheme of Arrangement by the Irish Court. Subject to the Scheme Shareholders approving the Court Scheme of Arrangement Proposal, the Irish Court will hold the Court Hearing to approve the Scheme of Arrangement. At the Court Hearing, the Irish Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of Seagate and Holdings. Seagate may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the Scheme Shareholders that the Irish Court may think fit to approve or impose. In determining whether to exercise its discretion and approve the Scheme of Arrangement, the Irish Court will determine, among other things, whether the Scheme of Arrangement is fair to the Seagate Shareholders. The Scheme will become effective upon our filing of the Court Order approving the Scheme of Arrangement with the Registrar of Companies.

Creation of Distributable Reserves

Pursuant to the Irish Companies Act, Holdings requires “distributable reserves” to enable it to make distributions (including the payment of cash dividends) to its shareholders, or generally to redeem or repurchase shares. Please see “Description of Holdings’ Share Capital—Dividends” and “Description of Holdings’ Share Capital—Share Repurchases, Redemptions and Conversions.” Upon the Scheme becoming effective, Holdings, as a new holding company with no operational history, will not have any distributable reserves of its own. Immediately following the Scheme Effective Time, we will therefore capitalize the merger reserve arising in Holdings’ books of account as a result of the consummation of the Scheme. We then intend to undertake the Capital Reduction. The current shareholder of Holdings, a third party Irish corporate services provider, will pass a resolution approving the Creation of Distributable Reserves prior to the Scheme of Arrangement becoming effective. Assuming the Court Scheme of Arrangement Proposal is approved, your advisory, non-binding approval to the Creation of Distributable Reserves will be sought at the Extraordinary General Meeting.

The Creation of Distributable Reserves will also require the approval of the Irish Court, which we will seek to obtain as soon as practicable following the consummation of the Scheme. Although we are not aware of any reason why the Irish Court would not approve the Creation of Distributable Reserves in this manner, the issuance of the required order is a matter for the discretion of the Irish Court and there is no guarantee that such approval will be forthcoming. In the event that the Creation of Distributable Reserves is not approved and distributable reserves of Holdings are not created, no dividends, share repurchases or other distributions will be permitted under Irish law until such time as we have created sufficient distributable reserves from our operating activities. Please see “Risk Factors—Timing of the Scheme and Creation of Distributable Reserves may affect Seagate’s future capital distribution plans”. The approval of the Irish Court is expected to be obtained within approximately six weeks of the Scheme becoming effective, but is dependent on a number of factors, such as the case load of the Irish Court at the time of our initial application, and court vacations. Please see “Risk Factors” and “Creation of Distributable Reserves Proposal”.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Credit Facility

Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Credit Facility”.

Supplemental Indentures

Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Consent Solicitation and Supplemental Indentures”.

Market Price and Dividend Information

On February 4, 2021, the last trading day before the filing of the preliminary Proxy Statement with the SEC which was the public announcement of the Transaction, the closing price of the Seagate Ordinary Shares on NASDAQ was US$67.72 per share. On ●, 2021, the most recent practicable date before the date of this Proxy Statement, the closing price of the Seagate Ordinary Shares on NASDAQ was US$● per share.

Holdings’ ability to pay dividends in the future will be subject to, among other things, the consummation of the Creation of Distributable Reserves, our level of distributable reserves, general business conditions within the data storage industry, our financial results, the impact of paying dividends on our credit ratings and legal and contractual restrictions on the payment of dividends by our subsidiaries to us or by us to our shareholders, including restrictions imposed by covenants on our debt instruments. Please see “Risk Factors.”

The following are dividends per Seagate Ordinary Share paid in the last eight fiscal quarters:

Record Date	Paid Date	Dividend per share

March 20, 2019	April 3, 2019	$0.63

June 19, 2019	July 3, 2019	$0.63

September 25, 2019	October 9, 2019	$0.63

December 26, 2019	January 8, 2020	$0.65

March 25, 2020	April 8, 2020	$0.65

June 24, 2020	July 8, 2020	$0.65

September 23, 2020	October 7, 2020	$0.65

December 23, 2020	January 6, 2021	$0.67

No Appraisal Rights

Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—No Appraisal Rights”.

Court Meeting

Time, Place, Date and Purpose. We expect the Court Meeting to be held on ●, 2021 at Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at ● Irish Time (● Eastern Time). Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What am I being asked to vote on at the Shareholder Meetings?” and “Questions and Answers about the Transaction and the Shareholder Meetings—What vote of Seagate Shareholders is required to approve the proposals?”.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Voting Record Time. Only recordholders of Scheme Shares as of the Voting Record Time are entitled to notice of and to vote at the Court Meeting or any adjournments or postponements of the Court Meeting. Please see “Questions and Answers about the Transaction and the Shareholder Meetings—Who can vote at the Shareholder Meetings?” and “—How do I vote at the Shareholder Meetings?”

Quorum. Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What quorum is required at the Shareholder Meetings?”

Extraordinary General Meeting

Time, Place, Date and Purpose The Extraordinary General Meeting will be held on ●, 2021 at Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at ● Irish Time (● Eastern Time) (or, or as soon thereafter provided there is 5 minutes between the end of the Court Meeting and the start of the EGM). Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What am I being asked to vote on at the Shareholder Meetings?” and “—What vote of Seagate Shareholders is required to approve the proposals?”

Voting Record Time. Only recordholders of Seagate Ordinary Shares as of the Voting Record Time are entitled to notice of and to vote at the Extraordinary General Meeting or any adjournments or postponements of the Extraordinary General Meeting. Please see “Questions and Answers about the Transaction and the Shareholder Meetings—Who can vote at the Shareholder Meetings?” and “—How do I vote at the Shareholder Meetings?”

Quorum. Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What quorum is required at the Shareholder Meetings?”

Recommendation of the Seagate Board

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What vote does the Seagate Board recommend?” The Scheme is conditioned on the approval of the Court Scheme of Arrangement Proposal at the Court Meeting and the approval of the EGM Scheme of Arrangement Proposal and the Seagate Constitution Amendment Proposal at the EGM. Approval of the Creation of Distributable Reserves Proposal is not a condition to the Transaction. However, completion of the Creation of Distributable Reserves is required in order for us to pay dividends and carry out share redemptions and repurchases following the Scheme Effective Time. Please see “Risk Factors—Timing of the Scheme and Creation of Distributable Reserves may affect Seagate’s future capital distribution plans”.

Required Vote

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What vote of Seagate Shareholders is required to approve the proposals?” Because the quorum for the Shareholder Meetings is the presence in person, virtually or by proxy of one or more shareholders holding at least 50% of the issued and outstanding Seagate Ordinary Shares entitled to vote at the relevant Shareholder Meeting, each of the proposals could be approved with the affirmative vote of less than 50% of the issued and outstanding Seagate Ordinary Shares.

Proxies

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—How do I vote at the Shareholder Meetings?”, “—If I am a beneficial owner, will my Broker vote my shares for me?” and “—May I revoke my proxy?”

Selected Historical Financial and Other Data

The following table sets forth the selected historical consolidated financial data for Seagate for each of the last five full fiscal years, which have been derived from our audited consolidated financial statements incorporated by

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

reference into this Proxy Statement. The selected historical consolidated financial data for Seagate for the six-month periods ended January 3, 2020 and January 1, 2021, have been derived from our unaudited condensed consolidated financial statements, and in the opinion of management, include all adjustments necessary to present fairly the consolidated financial position, results of operations, cash flows and shareholders’ equity for the periods presented. Such adjustments are of a normal recurring nature.

The selected historical financial data below should be read in conjunction with the consolidated financial statements and their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended July 3, 2020 and Quarterly Report on Form 10-Q for the quarter ended January 1, 2021 and other financial information incorporated by reference herein. Historical financial information of Seagate may not be indicative of the future performance of Seagate or Holdings.

We have included no data for Holdings because this entity has no operational history.

	Six Months Ended		Fiscal Years Ended
	January 1, 2021	January 3, 2020	July 3, 2020	June 28, 2019	June 29, 2018	June 30, 2017	July 1, 2016
	(US$ in millions, except per share data)

Revenue	4,937	5,274	10,509	10,390	11,184	10,771	11,160

Gross margin	1,292	1,429	2,842	2,932	3,364	3,174	2,615

Income (loss) from operations	599	657	1,300	1,487	1,634	1,054	445

Net income (loss)	503	518	1,004	2,012	1,182	772	248

Total assets	8,986	8,932	8,930	8,885	9,410	9,268	8,213

Total debt	5,145	4,141	4,175	4,253	4,819	5,021	4,091

Shareholders’ equity	990	1,830	1,787	2,162	1,665	1,364	1,593

Net income (loss) per share:

Basic	1.99	1.96	3.83	7.13	4.10	2.61	0.83

Diluted	1.97	1.93	3.79	7.06	4.05	2.58	0.82

Number of shares used in per share computations:

Basic	253	264	262	282	288	296	299

Diluted	255	268	265	285	292	299	302

Cash dividends declared per share	1.32	1.28	2.58	2.52	2.52	2.52	2.43

Unaudited Summary Pro Forma Financial Information

Pro forma consolidated financial statements for Holdings are not presented in this Proxy Statement because no significant pro forma adjustments are required to be made to show the impact of the Scheme to the statement of operations of Seagate for the fiscal year ended July 3, 2020 and the six months ended January 1, 2021 or the balance sheet as of January 1, 2021. Those financial statements are included in Seagate’s Annual Report on Form 10-K for the fiscal year ended July 3, 2020 and Quarterly Report on Form 10-Q for the quarter ended January 1, 2021, respectively.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

RISK FACTORS

Before you decide how to vote, you should consider carefully the following risk factors in addition to the other information contained in this Proxy Statement, including the matters addressed under the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 7 of this Proxy Statement, and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended July 3, 2020, our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 2, 2020 and January 1, 2021 and our subsequent filings with the SEC.

Risks Relating to the Transaction

We can provide no assurance that Irish Court approval of the Scheme of Arrangement will be forthcoming.

Even if the Court Scheme of Arrangement Proposal is approved at the Court Meeting, the Scheme of Arrangement requires the approval of the Irish Court. Although we are not aware of any reason why the Irish Court would not approve the Scheme of Arrangement, the issuance of the required order is a matter for the discretion of the Irish Court and there is no guarantee that such approval will be forthcoming. If the Irish Court does not approve the Scheme of Arrangement, the Transaction will be abandoned and Seagate will remain the publicly traded parent company of the Seagate group. See also “- Timing of the Scheme and Creation of Distributable Reserves may affect Seagate’s future capital distribution plans” below.

We can provide no assurance that Irish Court approval of the Creation of Distributable Reserves will be forthcoming.

Under Irish law, dividends must be paid and share repurchases and redemptions must be funded only out of “distributable reserves,” which Holdings, as a new holding company with no operational history, will not have as of the Scheme Effective Time. Please see “Description of Holdings Share Capital—Dividends” and “—Share Repurchases, Redemptions and Conversions.” If the Court Scheme of Arrangement Proposal is approved, shareholders of Seagate also will be asked on an advisory, non-binding basis, to approve the Creation of Distributable Reserves Proposal.

The Creation of Distributable Reserves requires the approval of the Irish Court. Although we are not aware of any reason why the Irish Court would not approve the Creation of Distributable Reserves, the issuance of the required order is a matter for the discretion of the Irish Court and there is no guarantee that such approval will be forthcoming. Even if the Irish Court does approve the Creation of Distributable Reserves, it may take substantially longer than we anticipate. Please see “Creation of Distributable Reserves Proposal.”

Timing of the Scheme and Creation of Distributable Reserves may affect Seagate’s future capital distribution plans.

If we obtain the Required Shareholder Approvals, the Irish Court approves the Scheme and the Scheme becomes effective, Holdings will not have sufficient distributable reserves now or in the future to pay dividends or to repurchase or redeem shares following the Scheme, including under any current share repurchase plans of Seagate, until such time as the Creation of Distributable Reserves is approved by the Irish Court and the Capital Reduction is complete or Holdings has created distributable reserves through the generation of future profits from, among other things, its operations following the Scheme. If the Creation of Distributable Reserves is not approved by the Irish Court or not approved in the expected timeframe, this could result in a delay to or suspension of our typical dividend payments and/or any share repurchases. The timing of the Scheme Effective Date and the completion of the Creation of Distributable Reserves may, to the extent that the Seagate Board determines to declare a dividend during our fourth fiscal quarter, also affect the timing of the related record date for any such declared dividend including, for example, moving up such record date to before the Scheme Effective Date.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

The Transaction will result in additional direct and indirect costs, even if it is not completed.

We will incur additional costs as a result of the Transaction, although we do not expect these costs to be material. Holdings has been incorporated in Ireland and is subject to Irish law as is Seagate. Accordingly, we do not expect changes in our day-to-day operations. However, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, proxy solicitation fees, consent solicitation fees and financial printing expenses in connection with the Transaction, even if the Scheme of Arrangement is not approved or completed. The Transaction also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

We may choose to abandon or delay the Transaction.

We may abandon or delay the Transaction at any time prior to the Scheme Effective Time, even after the Required Shareholder Approvals have been obtained and the Scheme of Arrangement has been approved by the Irish Court. While we currently expect to complete the Scheme as soon as practicable after obtaining the Required Shareholder Approvals at the Shareholder Meetings and we expect to complete the Creation of Distributable Reserves as soon as possible after the Scheme Effective Date, the Seagate Board may delay the Transaction for a significant time or may abandon the Transaction altogether after the Shareholder Meetings because, among other reasons, the Transaction is no longer in our best interest or the best interests of our shareholders or may not result in the benefits we expect, or our estimated cost of the Transaction increases. Additionally, we may not be able to obtain the requisite shareholder or court approvals or satisfy all of the other conditions to the consummation of the Transaction, including obtaining all consents necessary, desirable or appropriate in connection with the Scheme of Arrangement and related transactions. Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Amendment, Termination or Delay” and “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Conditions.”

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

COURT SCHEME OF ARRANGEMENT PROPOSAL

AND EGM SCHEME OF ARRANGEMENT PROPOSAL

EXPLANATORY STATEMENT

(This section sets out the explanatory statement in compliance with Section 452 of the Irish Companies Act)

To Scheme Shareholders (as defined in the section entitled “Annex A—The Scheme of Arrangement” beginning on page A-1 of this Proxy Statement

ACQUISITION OF SEAGATE TECHNOLOGY PLC BY SEAGATE TECHNOLOGY HOLDINGS PLC BY MEANS OF A SCHEME OF ARRANGEMENT UNDER CHAPTER 1 OF PART 9 OF THE IRISH COMPANIES ACT 2014

Overview

As explained in more detail below, the Scheme on which we are asking you to vote, in connection with the other steps of the Transaction described in this Proxy Statement, will result in Holdings serving as the publicly traded parent of Seagate.

The Scheme of Arrangement will result in you holding Holdings Shares instead of Seagate Ordinary Shares.

The Transaction involves several steps. Holdings was incorporated as an Irish private company limited by shares and was re-registered as an Irish public limited company on ●, 2021, prior to the Scheme Effective Date. Currently, all of the Holdings Shares are held by a third party Irish corporate services provider. Holdings currently has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation, re-registration as a public limited company and the Transaction.

The Seagate Board held a board meeting on January 26, 2021 to, among other things, approve the Transaction. The Scheme of Arrangement will require approval by Scheme Shareholders at the Court Meeting and by Seagate Shareholders at the EGM and the approval of the Irish Court at the Court Hearing. The Creation of Distributable Reserves, which you are being asked to approve in an advisory, non-binding proposal at the EGM, will require approval by the current Holdings Shareholder, a third party Irish corporate services provider, and the approval of the Irish Court. The current Holdings Shareholder will pass a resolution approving the Creation of Distributable Reserves prior to the Scheme of Arrangement becoming effective.

The Seagate Board unanimously recommends that all Seagate Shareholders vote in favor of the Scheme and the other Required Shareholder Approvals at both the Court Meeting and the EGM, as each member of the Seagate Board intends to do in respect of his or her own beneficial holdings of Seagate Ordinary Shares, which represent at the Voting Record Time, approximately ● per cent of the existing issued ordinary share capital of Seagate. In considering the recommendation of the Seagate Board, Seagate Shareholders should be aware that, pursuant to equity awards granted to certain Seagate directors and certain severance arrangements between Seagate and its officers, such directors and officers have interests upon a change of control of Seagate that are in addition to, or different from, the interests they might have as Seagate Shareholders generally. The Scheme will not constitute a change of control under such agreements.

Scheme

The Scheme will be effected by way of a scheme of arrangement between Seagate and the Scheme Shareholders pursuant to Chapter 1 of Part 9 of the Companies Act. The Scheme is set out in full under the section entitled “Annex A—The Scheme of Arrangement” beginning on page A-1 of this Proxy Statement. Under the terms of the Scheme (which will be subject to the Conditions set out below), Holdings will issue and deliver, or cause to be issued and delivered 1 New Holdings Share, referred to as the “Scheme Consideration”, to the Scheme Shareholders for each Seagate Ordinary Share held by the Scheme Shareholders.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

The Scheme will require, among other things, approval by Scheme Shareholders as of the Voting Record Time of the Court Scheme of Arrangement Proposal at the Court Meeting, approval by Seagate Shareholders as of the Voting Record Time of the EGM Scheme of Arrangement Proposal at the EGM, and an application by Seagate to the Irish Court to approve the Scheme at the Court Hearing. Provided the Conditions are satisfied or, to the extent applicable and lawful, waived, (and we do not abandon the Transaction) the Scheme will become effective upon delivery to the Registrar of Companies of a copy of the Court Order of the Irish Court approving the Scheme. Upon the Scheme becoming effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the EGM. It is expected that the Scheme will become effective in the first half of 2021, subject to the satisfaction or waiver of the Conditions.

If the Scheme becomes effective, all Scheme Shares will be automatically transferred to Holdings and/or its nominee(s) in accordance with the terms of the Scheme. The Scheme is subject to a number of conditions. Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Conditions”.

As a result of the Scheme, Seagate Shareholders will become shareholders of Holdings and such shareholders’ rights will be governed by the Holdings Constitution, which is attached to the Proxy Statement at Annex B and is substantially the same as the Seagate Constitution. In addition, any securities issued by Seagate or its subsidiaries that are convertible, exchangeable or exercisable into Seagate Ordinary Shares will become convertible, exchangeable or exercisable, as the case may be, into Holdings Shares on a one-for-one basis. All previously outstanding Holdings Shares, which prior to the Scheme Effective Time will be held by a third party Irish corporate services provider, will be acquired by Holdings for nil consideration and cancelled in accordance with a resolution to be passed by the current shareholders of Holdings effective after the Scheme Effective Time.

In addition, as part of the Transaction, following the Scheme becoming effective, the creation of share premium in Holdings and the passing of the special resolution by current shareholders of Holdings to reduce such premium and create distributable reserves, we will seek to obtain the approval of the Irish Court, which is required for the Creation of Distributable Reserves to be effective, as soon as practicable. The approval of the Irish Court is expected to be obtained within approximately six weeks of the Scheme becoming effective. The approval of the Creation of Distributable Reserves is not a condition to the Scheme becoming effective.

If, and only if, the Scheme is effected, Seagate will convert to an Irish unlimited company, which is expected to be treated as a disregarded entity for U.S. federal income tax purposes.

In connection with the completion of the Scheme, Holdings will assume, on a one-for-one basis, Seagate’s existing obligations in connection with awards granted under Seagate’s equity incentive plans and other similar equity awards or plans. Holdings will be required to become an obligor and a guarantor under the Credit Agreement. We anticipate that we will seek consent to remove Seagate as a guarantor under the Credit Agreement. Subject to receipt of the approval of at least a majority of the aggregate principal amount of each series of Senior Notes, we expect that Seagate will be released as a guarantor under each indenture governing the Senior Notes and, in lieu thereof, Holdings will become a guarantor under the indentures governing the Senior Notes and become “Parent” as defined in each indenture governing such Senior Notes.

As of the Voting Record Time, ● Seagate Ordinary Shares were issued and outstanding and we had ● shareholders of record.

There currently are no fractional shares held by recordholders and we do not expect there to be any such fractional shares held by recordholders immediately prior to the Scheme Effective Time.

Background and Reasons for the Transaction

Seagate’s jurisdiction of incorporation was originally established in the Cayman Islands in 2000. Subsequently, Seagate was re-domiciled to Ireland in 2010 pursuant to a scheme of arrangement. If the Scheme of

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Arrangement is implemented, a new company, Holdings, will become the publicly traded holding company of the Seagate group.

Since re-domiciling to Ireland, we have used many of our distributable reserves to make distributions to our shareholders, including to make dividend payments and carry out share redemptions and repurchases. As a matter of Irish law, distributable reserves are required for an Irish company to make distributions to its shareholders. The Seagate Board has considered a number of potential options to create additional reserves to preserve and enhance Seagate’s current capital flexibility. After consideration of various factors, including our current level of distributable reserves, the Seagate Board has decided that the Transaction is in our best interest and the best interests of our shareholders and will best help us accomplish our objectives.

Upon the Scheme of Arrangement becoming effective, Holdings will not have any distributable reserves. Following the Scheme Effective Time, we will therefore capitalize the merger reserve which will be created in Holdings as a result of the issuance of the New Holdings Shares in consideration for the transfer of the Seagate Ordinary Shares to Holdings. We then intend to undertake the Capital Reduction. This Creation of Distributable Reserves will require the approval of the Irish Court. See “Summary—Creation of Distributable Reserves” and “Creation of Distributable Reserves Proposal”. Although we are not aware of any reason why the Irish Court would not approve the Creation of Distributable Reserves in this manner, the issuance of the required order is a matter for the discretion of the Irish Court and there is no guarantee that such approval will be forthcoming. See “Risk Factors—We can provide no assurance that Irish Court approval of the Creation of Distributable Reserves will be forthcoming”. In the event that distributable reserves of Holdings are not created, no distributions by way of dividends, share repurchases or otherwise will be permitted under Irish law until such time as we have created sufficient distributable reserves of Holdings from our operating activities. See “Risk Factors—Timing of the Scheme and Creation of Distributable Reserves may affect Seagate’s future capital distribution plans”.

On the basis that all requisite approvals are obtained, the Transaction will create additional distributable reserves. We expect the creation of these additional reserves will allow us to maintain our ability to make future distributions to shareholders, including making dividend payments and effecting share redemptions and repurchases. We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition to the potential benefits described above, the Transaction will expose you and us to some risks. Please see the discussion under “Risk Factors.”

The Seagate Board has considered both the potential advantages of the Transaction and these risks and has approved the Scheme of Arrangement and the Creation of Distributable Reserves and recommends that the shareholders vote in favour.

Conditions

The Scheme of Arrangement will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	a definitive version of this Proxy Statement has been filed with the SEC;

•	the approval of the Scheme at the Court Meeting (or any adjournment thereof);

•

the passing of the Required Shareholder Approvals (by the requisite majority of Scheme Shareholders at the Court Meeting and the requisite majority of Seagate Shareholders at the EGM (or any adjournments thereof), as applicable);

•

the Irish Court’s approval of the Scheme (without material modification (but subject to such modification being acceptable to Seagate and Holdings)) and the delivery of the office copy of the Court Order to the Registrar of Companies;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

•

the passing by Holdings of all such resolution or resolutions that are necessary to approve, implement and give effect to the Scheme and the Creation of Distributable Reserves and the acquisition of Scheme Shares pursuant to the Scheme or otherwise (including a resolution or resolutions to authorize the creation, allotment and issue of the New Holdings Shares);

•	there is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the effectiveness of the Scheme;

•	the New Holdings Shares to be issued pursuant to the Scheme are authorized for listing on NASDAQ, subject to official notice of issuance;

•	all consents and governmental authorizations, if any, in connection with the Scheme and related transactions are obtained on terms acceptable to Holdings and are in full force and effect;

•	all conditions precedent for the effective implementation of the Scheme have been satisfied or, to the extent permitted by law, waived;

•

Seagate receives an opinion from Wilson Sonsini Goodrich & Rosati, in form and substance reasonably satisfactory to it, confirming, as of the date hereof, that the disclosure set forth under “Material Tax Considerations Relating to the Transaction—U.S. Federal Income Tax Considerations” is true and correct in all material respects;

•

Seagate receives an opinion from Arthur Cox LLP, in form and substance reasonably satisfactory to it, confirming, as of the date hereof, the matters discussed under “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations”;

•	all waivers and amendments, if any, have been obtained, which waivers and amendments address and cure any defaults that would otherwise result from the Transaction; and

•	Holdings executing amendments, joinders and other documents effective as of the Scheme Effective Time in connection with becoming an obligor and a guarantor under the Credit Agreement.

In the event the Conditions are not satisfied, the Transaction may be abandoned or delayed, even after approval of the Scheme by the Seagate Shareholders or the Irish Court. In addition, the Transaction may be abandoned or delayed by the Seagate Board at any time prior to the Scheme Effective Time, without obtaining the approval of the Seagate Shareholders, even though the Scheme may have been approved by the Irish Court and all other Conditions may have been satisfied. Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement - Amendment, Termination or Delay”.

Consents (Court Meeting and EGM)

The Court Meeting is being held at the direction of the Irish Court to seek the approval of the Scheme by the recordholders as of the Voting Record Time. The EGM is being convened to seek the approval of Seagate Shareholders as of the Voting Record Time with respect to certain resolutions that are necessary or desirable to effect and to implement the Scheme and the Creation of Distributable Reserves, as described below.

If the Scheme becomes effective all of the Scheme Shares will be transferred to Holdings and/or its nominee(s) in accordance with the terms of the Scheme, whether or not the Scheme Shareholder voted for the Scheme at the Court Meeting and/or the EGM. Holdings will issue and deliver, or cause to be delivered, the Scheme Consideration to the Scheme Shareholders.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

The Scheme is conditional on and will require approval by the Scheme Shareholders as of the Voting Record Time at the Court Meeting and the passing of the requisite resolutions at the EGM before the Irish Court’s approval of the Scheme can be sought. See “Court Meeting” and “EGM” below.

Notices of the Shareholder Meetings are set out at the front of this Proxy Statement. Entitlement to notice of and/or to vote at each Shareholder Meeting will be determined by reference to the Register of Members at the Voting Record Time. See the section entitled “Summary—Required Vote” beginning on page 27 of this Proxy Statement.

Court Meeting

The Court Meeting has been convened for ● Irish Time (● Eastern Time) on ●, 2021 to enable the Scheme Shareholders to consider and, if thought fit, approve the Scheme. At the Court Meeting, voting will be by poll and not a show of hands. Each Scheme Shareholder as of the Voting Record Time who is present (in person, virtually or by proxy) will be entitled to one vote for each Scheme Share held as of the Voting Record Time for the purposes of determining 75% in value of the Scheme Shares referred to in (b) below. In order to conduct business at the Court Meeting a quorum must be present. The presence (in person, virtually or by proxy) of one or more Scheme Shareholders holding at least 50% of the issued and outstanding Scheme Shares entitled to vote at the Court Meeting will constitute a quorum for the transaction of business at the Court Meeting. In order for the resolution at the Court Meeting to pass, those voting to approve the Scheme must represent:

(a)	a simple majority (being more than 50%) in number of those Scheme Shareholders as of the Voting Record Time present and voting (in person, virtually or by proxy) at the Court Meeting; and

(b)	75% or more in value of the Scheme Shares held by those Scheme Shareholders as of the Voting Record Time present and voting (in person, virtually or by proxy) at the Court Meeting.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Irish Court may be satisfied that there is a fair representation of the opinion of Scheme Shareholders as of the Voting Record Time when it is considering whether to approve the Scheme. You are therefore strongly urged to complete and return your Court Meeting Form of Proxy as soon as possible.

EGM

In addition to the Court Meeting, the EGM has been convened for ● on ●, 2021 or as soon thereafter provided there is 5 minutes between the end of the Court Meeting and the start of the EGM. A quorum must be present in order to conduct any business at the EGM. The presence (in person, virtually or by proxy) of one or more Seagate Shareholders holding at least 50% of the issued and outstanding Seagate Ordinary Shares entitled to vote at the EGM will constitute a quorum for the transaction of business at the EGM. The proposals to be voted upon by the Seagate Shareholders at the Voting Record Time at the EGM are set out in full under the section entitled “Questions and Answers about The Transaction and the Shareholder Meetings—What am I being asked to vote on at the Shareholder Meetings” beginning on page 9 of this Proxy Statement. The Seagate Constitution Amendment Proposal, as described therein, is a “special resolution”, which means that it requires the approval of at least 75% of the votes cast at the EGM, either in person, virtually or by proxy. The remaining resolutions are “ordinary resolutions”, which means that they require the approval of at least a majority of the votes cast by the Seagate Shareholders as of the Voting Record Time present and voting, either in person, virtually or by proxy. The Scheme is conditioned on the approval of the EGM Scheme of Arrangement Proposal and the Seagate Constitution Amendment Proposal. The Transaction is not conditioned on the approval of the Creation of Distributable Reserves Proposal, which is an advisory, non-binding vote, and/or the Adjournment of EGM Proposal.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Court Hearing on the Scheme

Subject to the approval of the Required Shareholder Approvals proposed at the Shareholder Meetings and the prior satisfaction of the Conditions, the Court Hearing is expected to take place in the first half of 2021. Each Seagate Shareholder is entitled to be represented by counsel or a solicitor (at his, her or its own expense) at the Court Hearing to support or oppose the approving of the Scheme. However, the Irish Court has discretion to hear from interested parties.

U.S. Securities Law Consequences; Resale Restrictions

The issuance of New Holdings Shares to Scheme Shareholders in connection with the Scheme will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to authorize the Scheme of Arrangement, the Irish Court will consider at the Court Hearing whether the terms and conditions of the Scheme of Arrangement are fair to Seagate Shareholders. The Irish Court will fix the date and time for the Court Hearing. The New Holdings Shares issued to Scheme Shareholders in connection with the Scheme will be freely transferable, except for the ability of the directors of Holdings to decline the registration of shares in limited circumstances and for restrictions applicable to certain “affiliates” of Seagate under the Securities Act, as follows:

•

Persons who were not affiliates of Seagate at the Scheme Effective Time and have not been affiliates within 90 days prior to such time will be permitted to sell any Holdings Shares received in the Scheme without regard to Rule 144 under the Securities Act.

•

Persons who were affiliates of Seagate at the Scheme Effective Time or were affiliates within 90 days prior to such time will be permitted to resell any New Holdings Shares they receive pursuant to the Scheme in the manner permitted by Rule 144. In computing the holding period of the New Holdings Shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their Seagate Ordinary Shares held prior to the Scheme Effective Time.

•	Persons whose Seagate Ordinary Shares bear a legend restricting transfer will receive Holdings Shares that are subject to the same restrictions.

•

Persons who may be deemed to be affiliates of Seagate and Holdings for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Seagate or Holdings, and would generally not be expected to include shareholders who are not executive officers, directors or significant shareholders of Seagate or Holdings.

We have not filed a registration statement with the SEC covering any resales of the New Holdings Shares to be received by Seagate’s shareholders in connection with the Scheme. Holdings intends to file certain post-effective amendments to existing effective registration statements of Seagate shortly after the Scheme becoming effective.

Upon the Scheme becoming effective, the New Holdings Shares will be deemed to be registered under Section 12(b) of the Exchange Act, by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Forms of Proxy

Shareholders as of the Voting Record Time have been sent this Proxy Statement enclosing a Form of Proxy for the Court Meeting, and a Form of Proxy for the EGM. You are strongly urged to complete and return both the

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

(i) Court Meeting Form of Proxy and (ii) the EGM Form of Proxy as soon as possible and, in any event, no later than 11:59 p.m. Eastern Time on ●, 2021. The Court Meeting Form of Proxy (and the EGM Form of Proxy) may also be handed to the Chair of the Court Meeting (or the EGM) in Dublin, as applicable, before the start of the respective Shareholder Meeting on ●, 2021 Irish Time ( ● Eastern Time) and will still be valid. If you are a beneficial owner, your Broker provided instructions on how to vote. See “Questions and Answers about the Transaction and the Shareholder Meetings—What do I need to do to attend the Court Meeting?” and “—What do I need to do to attend the EGM?”

Voting Your Shares

If you are a recordholder, use the enclosed Forms of Proxy to tell the person named as proxy how to vote your shares. Seagate recommends that you submit your Forms of Proxy even if you plan to attend either or both of the Shareholder Meetings in person or virtually. If you vote by proxy, you may change your vote, among other ways, if you attend and vote at the Shareholder Meetings. See “Questions and Answers about the Transaction and the Shareholder Meetings—What do I need to do to attend the Court Meeting?, “—What do I need to do to attend the EGM?” and “—What do I need to do to attend the Shareholder Meetings virtually?”

If you properly complete, sign and date either or both Form of Proxy, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. If you sign and return your Forms of Proxy appointing the named proxies of the applicable Shareholder Meeting as your proxy but do not mark the Form of Proxy to tell the proxy how to vote on a voting item, such shares will be voted “FOR” each of the proposals.

You may also vote over the internet or by telephone anytime up to 11:59 p.m. Eastern Time on ●, 2021. Voting instructions are contained on the Forms of Proxy or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the Shareholder Meetings. See “Questions and Answers about the Transaction and the Shareholder Meetings—How do I vote at the Shareholder Meetings?”

Beneficial Owners

If you are a beneficial owner, you must instruct your Broker how to vote your shares by following the instructions that your Broker provided along with this Proxy Statement. Your Broker may have an earlier deadline by which you must provide instructions to it as to how to vote your shares, so you should carefully read the materials provided by your Broker.

If you do not provide a signed voting instruction form to your Broker, your shares will not be voted on any proposal on which Brokers do not have discretionary authority to vote, referred to as a “Broker non-vote”. In these cases, the Broker will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on any of the proposals at either Shareholder Meeting. We believe that all of the proposals are “non-routine” proposals. Accordingly, if you fail to provide a signed voting instruction form to your Broker, your shares will not be voted at either Shareholder Meeting.

Amendment, Termination or Delay

The Scheme may be amended, modified or supplemented at any time before or after its approval at the Court Meeting. However, after approval, no amendment, modification or supplement may be made or effected that legally requires further approval by the Scheme Shareholders without obtaining such approval.

At the Court Hearing, the Irish Court may impose such conditions as it deems appropriate in relation to the Scheme. The Seagate Board (on behalf of Seagate) and the Holdings Board may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or any condition that the Irish Court may

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

approve or impose. The Irish Court may not impose any material changes without the joint consent of Seagate and Holdings. The Irish Court would be unlikely to approve or impose any modification of, or addition to, or a condition to, the Scheme which might be materially adverse to the interests of Scheme Shareholders, unless Scheme Shareholders were informed of any such modification, addition or condition. It would be a matter for the Irish Court to decide in its discretion whether or not a further meeting of Scheme Shareholders should be held in these circumstances. Similarly if a modification, addition or condition is put forward which, in the opinion of the Seagate Board, is of such a nature or importance that it requires the consent of Scheme Shareholders at a further meeting, the Seagate Board will not take the necessary steps to enable the Scheme to become effective unless and until such consent is obtained.

The Seagate Board may terminate the Scheme and abandon the Transaction, or delay the Transaction, at any time prior to the Scheme Effective Time, without obtaining the approval of the Seagate Shareholders, even though the Scheme may have been approved by such shareholders and approved by the Irish Court and all other Conditions may have been satisfied, if the Seagate Board determines that such course is in our best interests and the best interests of our shareholders.

Unless the Scheme has become effective and the Scheme Effective Time has occurred on or before December 31, 2021, or such later date, if any, as Seagate may agree and the Irish Court may allow, the Scheme of Arrangement will lapse by its terms and not come into effect and therefore, the Transaction will not be effected.

Scheme Effective Date and Scheme Effective Time

If the Scheme is approved by the requisite shareholder majorities and approved by the Irish Court and the Conditions are satisfied or, to the extent applicable and lawful, waived (and we do not abandon the Transaction), the Scheme will become effective on its terms upon our filing of the Court Order approving the Scheme with the Registrar of Companies. Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Conditions”. Various steps of the Scheme will occur effectively simultaneously at the Scheme Effective Time, which we anticipate will be before the opening of trading on NASDAQ on the Scheme Effective Date, but may be at such earlier or later date and time as the Seagate Board (or their duly authorized officer) determines.

In the event the Conditions are not satisfied, the Transaction may be abandoned or delayed, even after approval of the Scheme by the Seagate Shareholders or the approval of the Scheme by the Irish Court. In addition, the Transaction may be abandoned or delayed by the Seagate Board at any time prior to the Scheme Effective Time, without obtaining the approval of the Seagate Shareholders, even though the Scheme of Arrangement may have been approved by the Seagate Shareholders and approved by the Irish Court and all other Conditions may have been satisfied. Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Amendment, Termination or Delay.”

The Seagate Directors and Executive Officers and the Effect of the Scheme on their Interests

Interests of Certain Persons in the Transaction

Pursuant to the terms of the restricted share unit (“RSU”) awards granted to Seagate directors under our 2012 Plan, in connection with a change of control, such directors are entitled to full acceleration of such equity awards. Additionally, our officers who participate in our Severance Plan are eligible to receive certain enhanced severance benefits, including acceleration of any equity awards, upon a qualifying termination in connection with a change of control. The Scheme will not constitute a change of control for purposes of the 2012 Plan or the Severance Plan, or any similar plan.

Except for the indemnification arrangements (see below), no person who has been a director or executive officer of Seagate at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Transaction, except for any interest arising from his or her ownership of securities of Seagate. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of Seagate Ordinary Shares.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Indemnification Agreements

The Seagate Constitution contains indemnification and expense advancement provisions in favor of the officers of Seagate other than the directors and the secretary. The scope of the indemnification provided to Seagate’s directors and secretary set forth in the Seagate Constitution is limited in accordance with the Irish Companies Act.

The Holdings Constitution contains similar indemnification and expense advancement provisions in favor of the officers of Holdings.

We expect that Seagate-Cayman, a wholly-owned subsidiary of Seagate, will continue to be a party to an indemnification agreement (or a deed poll indemnity) with or as to each of Holdings’ directors and certain officers, as well as with individuals serving as directors or officers of our subsidiaries. The current indemnification agreements between Seagate-Cayman and Seagate’s officers and directors provide for the indemnification of, and advancement of expenses to, these persons, save in the event of the indemnitee’s (i) fraud or dishonesty in the performance of their duty to Seagate or any applicable subsidiary or (ii) conscious, intentional or willful failure to act honestly, lawfully and in good faith with a view to the best interests of Seagate or any applicable subsidiary. We do not expect to make any material changes to the current indemnification agreements except to reflect Holdings as the new parent company of the Seagate group.

In addition, we expect that the directors and executive directors of Holdings will continue to benefit from the same insurance arrangements (including directors’ and officers’ liability and fiduciary liability policies) which Seagate currently has in place.

Continuing Directors and Management

Upon the Scheme becoming effective, the directors and executive officers of Seagate immediately prior to the Scheme Effective Time will be the directors and executive officers of Holdings. The Holdings Constitution, as in effect as of the Scheme Effective Time, will provide for a single class of directors, just as Seagate currently has, and Holdings’ directors will be subject to re-election at the next annual general meeting of Holdings following the Scheme Effective Time.

Employees

The Transaction will not affect the terms of employment of any employees of the Seagate group.

Irish Taxation

Please refer to the section entitled “Material Tax Considerations Relating to the Transaction” beginning on page 46 of this Proxy Statement for a description of the material U.S. and Irish tax consequences of the Transaction.

Regulatory Matters

Other than the Scheme and the Creation of Distributable Reserves, we are not aware of any other governmental approvals or actions that are required to complete the Transaction other than compliance with U.S. federal and state securities laws and Irish corporate law. We do not believe that any other significant regulatory approvals will be required to effect the Transaction.

No Appraisal Rights

Although Irish law does not provide for appraisal rights in respect of the Scheme, dissenting Seagate Shareholders will have the right to appear at the Court Hearing and make representations in objection to the Scheme.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

The Transfer of Scheme Shares to Holdings

Assuming the Scheme becomes effective, the Scheme Shares shall be transferred to Holdings (or such of its nominee(s) as are agreed between Seagate and Holdings) by means of a form of transfer or other instrument of transfer. Please see “Annex A—Scheme of Arrangement—The Scheme—Transfer of Scheme Shares”.

Dividend Policy

Our ability to pay dividends in the future will be subject to, among other things, distributable reserves, general business conditions within the data storage industry, our financial results, the impact of paying dividends on our credit ratings and legal and contractual restrictions on the payment of dividends by our subsidiaries to us or by us to our shareholders, including restrictions imposed by covenants on our debt instruments.

Please see “Market Price and Dividend Information.” Future dividends, if any, on Seagate Ordinary Shares and/or Holdings Shares will be at the discretion of our board of directors and will depend on, among other things, our level of distributable reserves, results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the board of directors may deem relevant, as well as our ability to pay dividends in compliance with Irish law, as applicable.

Under Irish law, dividends must be paid out of “distributable reserves,” which Holdings will not have as of the Scheme Effective Time but which we are taking steps to create. Please see “Description of Holdings Share Capital—Dividends”, “Creation of Distributable Reserves Proposal” and “Risk Factors—Timing of the Scheme and Creation of Distributable Reserves may affect Seagate’s future capital distribution plans”.

For a description of the Irish tax rules relating to dividends, please see “Material Tax Considerations Relating to the Transaction—Irish Tax Considerations.”

Equity Plans

If the Transaction is completed, Holdings will assume and adopt Seagate’s existing rights and obligations in connection with awards granted under Seagate’s equity incentive plans and other similar employee awards. To the extent Seagate currently sponsors those equity incentive plans, then as of the Scheme Effective Time, Holdings will become the sponsor of the assumed equity incentive plans. The plans will be amended as necessary to give effect to the Scheme of Arrangement, including to provide (1) for the assumption and adoption by Holdings of the applicable equity incentive plans and the various rights, duties or obligations thereunder; (2) that Holdings Shares will be issued, held, available or used to measure benefits as appropriate under the plans, in lieu of Seagate Ordinary Shares, including upon exercise of any options or upon vesting of equity awards issued under those plans on a one-for-one basis; and (3) for the appropriate substitution of Holdings for Seagate in those plans. Shareholder approval of the Scheme will also constitute shareholder approval of the adoption and assumption of the equity incentive plans by Holdings as contemplated by this Proxy Statement.

Holders of outstanding options, RSUs or other equity-based awards may be subject to tax as a result of the conversion of the underlying Seagate Ordinary Shares to Holdings Shares as of the Scheme Effective Time, depending on the country where the holders are citizens or tax residents or the country where they resided during the life of such equity awards. In general, however, U.S. taxpayers should not recognize ordinary income at the time Holdings assumes their equity awards. Tax withholding and/or reporting may be required by Holdings or one of its affiliates and/or the holder of the applicable equity award, and certain employer social insurance contributions or other taxes may be due as a result of the equity awards being in respect of Holdings Shares and not Seagate Ordinary Shares. Depending on the country where the holders are citizens or residents or the country where they resided during the life of the Seagate awards, the conversion of equity awards may trigger certain regulatory filings or notices to employees concerning the tax or regulatory consequences of the Transaction. If you are in doubt as to your tax position, you should consult an appropriate professional adviser without delay.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Stock Exchange Listing

Seagate Ordinary Shares are currently listed on NASDAQ. Following the Scheme becoming effective, Seagate Ordinary Shares will be delisted from NASDAQ and deregistered under the Exchange Act. There is currently no established public trading market for Holdings Shares. We intend to file an application so that, immediately as of the Scheme Effective Time, Holdings Shares will be listed on NASDAQ under the symbol “STX”, the same symbol under which the Seagate Ordinary Shares are currently listed.

Credit Facility

Pursuant to the Credit Agreement, prior to or contemporaneously with the Scheme, Holdings will be required to become an obligor and a guarantor under the Credit Agreement and execute amendments, joinders and other documents in connection therewith. Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Conditions”. In addition, the release of Seagate as a guarantor under the Credit Agreement will require the consent of the lenders holding more than 50% of the aggregate unused commitments and outstanding loans. We expect to seek such consent.

Consent Solicitation and Supplemental Indentures

We expect to engage in a consent solicitation with respect to each series of Senior Notes to obtain consent from at least a majority of the aggregate principal amount of each such series to subsequently enter into supplemental indentures to the indentures governing such Senior Notes to release Seagate as a guarantor under each indenture governing the Senior Notes and in lieu thereof, to provide a guaranty of Holdings, which would become “Parent” as defined in each indenture governing the Senior Notes. Please see “Court Scheme of Arrangement Proposal and EGM Scheme of Arrangement Proposal /Explanatory Statement—Scheme”. We expect no other material change would be made to the terms of such indentures in connection with soliciting such consent and entering into the supplemental indentures effecting these changes, however, we cannot guarantee that there would not be any such additional change.

Effect of the Transaction on Reporting Requirements

Upon consummation of the Scheme, we will remain subject to SEC reporting requirements, the mandates of the U.S. Sarbanes-Oxley Act and the corporate governance rules of NASDAQ, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will also comply with any additional reporting requirements of Irish law. Seagate currently is not a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act and we anticipate that the same will be true for Holdings.

Overseas Shareholders

As regards Overseas Shareholders, the Scheme may be affected by the laws of the relevant jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of Overseas Shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

This explanatory statement has been prepared for the purposes of complying with the laws of Ireland and the United States and the rules of the SEC, respectively (to the extent applicable), and the information disclosed may be different from that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside Ireland and the United States.

Overseas Shareholders are encouraged to consult their local tax advisor.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Irish Takeover Rules

The Scheme amounts to a “takeover” of Seagate for the purposes of the Irish Takeover Panel Act, 1997 (being a “takeover” in respect of which the Irish Takeover Rules would ordinarily apply). However, in light of the economic and voting rights of Seagate Shareholders remaining unchanged as a result of the Scheme (save that, following the Scheme Effective Time, such rights will be in respect of Holdings Shares as opposed to Seagate Ordinary Shares), the Panel has granted a waiver of the Irish Takeover Rules to the extent they may apply to the Scheme.

Action to be Taken

Please refer to the section entitled “Summary” beginning on page 23 of this Proxy Statement for a summary of the actions to be taken.

Further Information

The terms of the Scheme are set out in full in “Annex A—The Scheme of Arrangement” of this Proxy Statement. Your attention is drawn to the conditions and further terms of the Transaction set out in the remaining parts of this document, all of which form part of this document.

(IN COMPLIANCE WITH SECTION 452 OF THE IRISH COMPANIES ACT)

To Scheme Shareholders

THE SEAGATE BOARD RECOMMENDS THAT YOU VOTE “FOR” (1) THE COURT SCHEME OF ARRANGEMENT PROPOSAL AND (2) THE APPROVAL OF THE EGM SCHEME OF ARRANGEMENT PROPOSAL SET FORTH IN THIS EXPLANATORY STATEMENT.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

SEAGATE CONSTITUTION AMENDMENT PROPOSAL

Constitution Amendment Resolution

Set out below is background information on the proposed amendments to the Seagate Constitution. The description of the following proposed amendments is only a summary and is qualified in its entirety by reference of the complete text of the proposed amendments as set out in the Notice of Extraordinary General Meeting at the beginning of the document. We urge you to read the proposed amendments to the Seagate Constitution in their entirety before casting your vote.

Amendments in Connection with the Scheme

In connection with the Scheme and in order to effect the Scheme of Arrangement, Seagate wishes to amend the Seagate Constitution to include certain mechanics to effect the Scheme so that any Seagate Ordinary Shares that are issued on or after the Voting Record Time will either be subject to the terms of the Scheme of Arrangement or will be immediately and automatically acquired by Holdings for the Scheme Consideration and, accordingly, upon the Scheme becoming effective, Holdings will be the sole holder of Seagate Ordinary Shares.

Required Vote

As required under Irish law, the resolution with respect to Seagate Constitution Amendment Proposal is a special resolution that requires the affirmative vote of at least 75% of all votes cast (in person, virtually or by proxy) at the EGM by Seagate Shareholders at the Voting Record Time. The Scheme of Arrangement is conditional upon this proposal being approved by Seagate Shareholders.

THE TEXT OF THE RESOLUTION WITH RESPECT TO THE SEAGATE CONSTITUTION AMENDMENT PROPOSAL IS SET OUT IN FULL IN THE NOTICE OF EXTRAORDINARY GENERAL MEETING.

THE SEAGATE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE SEAGATE CONSTITUTION AMENDMENT PROPOSAL.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

CREATION OF DISTRIBUTABLE RESERVES PROPOSAL

Under Irish law, dividends and distributions may only be made from distributable reserves. “Distributable reserves” generally means the accumulated realized profits of a company less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made by a company unless the net assets of that company are equal to, or in excess of, the aggregate called-up share capital plus undistributable reserves of the company and the distribution does not reduce net assets below such aggregate. Undistributable reserves include the undenominated capital, the capital redemption reserve fund and the amount by which accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. Please see “Description of Holdings Share Capital—Dividends” and “Description of Holdings Share Capital—Share Repurchases, Redemptions and Conversions.”

Immediately following the Scheme Effective Time, Holdings, as a new holding company with no operational history, will not have any distributable reserves of its own. Accordingly, subject to the Scheme becoming effective, you are also being asked to approve, on an advisory, non-binding basis, the Creation of Distributable Reserves via the Capital Reduction. The Creation of Distributable Reserves Proposal requires the passing of a special resolution by the current Holdings Shareholders, a third party Irish corporate services provider, which will be undertaken by them on a binding basis prior to the Scheme becoming effective, and the approval of the Irish Court.

Based upon the closing sale price of Seagate’s Shares on NASDAQ on, ●, 2021, if the Scheme were to have become effective immediately following the close of trading on that date, distributable reserves of Holdings created in this manner would have been approximately US$ ●.

Our ability to pay dividends in the future will be subject to, among other things, creation of distributable reserves, general business conditions within the data storage industry, our financial results, the impact of paying dividends on our credit ratings and legal and contractual restrictions on the payment of dividends by our subsidiaries to us or by us to our shareholders, including restrictions imposed by covenants on our debt instruments.

Following the Scheme becoming effective, we will undertake the Capital Reduction and seek to obtain the approval of the Irish Court, which is required for the Creation of Distributable Reserves to be effective, as soon as practicable. The approval of the Irish Court is expected to be obtained within approximately six weeks of the Scheme becoming effective.

The approval of the Creation of Distributable Reserves Proposal is not a condition to the Scheme becoming effective. Accordingly, if the Scheme becomes effective but we do not obtain the approval of the Irish Court for the Creation of Distributable Reserves, Holdings may not have sufficient distributable reserves to make dividend payments or carry out share redemptions or repurchases following the Transaction, including under any current share repurchase plans of Seagate, until such time as Holdings has created distributable reserves through the generation of future profits from its operations. See “Risk Factors—Timing of the Scheme and Creation of Distributable Reserves may affect Seagate’s future capital distribution plans”. In addition, although we are not aware of any reason why the Irish Court would not approve the Creation of Distributable Reserves, there is no guarantee that such approval will be forthcoming. Even if the Irish Court does approve the Creation of Distributable Reserves, it may take substantially longer than we anticipate. Please see “Risk Factors—We can provide no assurance that the Irish Court approval of the Creation of Distributable Reserves will be forthcoming”.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Required Vote

A simple majority of all votes cast by Seagate Shareholders at the Voting Record Time (in person, virtually or by proxy) at the EGM is required to approve this Creation of Distributable Reserves Proposal. This is an advisory, non-binding proposal.

THE SEAGATE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE CREATION OF DISTRIBUTABLE RESERVES PROPOSAL

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

MATERIAL TAX CONSIDERATIONS RELATING TO THE TRANSACTION

Irish Tax Considerations

This is a summary of the principal Irish tax considerations for certain beneficial owners of Seagate Ordinary Shares who receive New Holdings Shares under the Scheme based on Irish taxation laws and the practices of the Irish Revenue Commissioners currently in force in Ireland (which may be subject to change). It deals with Seagate Shareholders who beneficially own their Seagate Ordinary Shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding Seagate Ordinary Shares, such as dealers in securities, collective investment schemes, insurance companies, trusts etc. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Seagate Shareholders should consult their professional advisers on the tax implications of the Scheme under the laws of their country of residence, citizenship and/or domicile. If you are in doubt as to your tax position, you should consult an appropriate professional adviser without delay.

Taxation of Chargeable Gains

Under Irish tax law, Non-Irish Shareholders, generally should not recognize any gain or loss on the transaction for the purposes of Irish CGT. Any subsequent disposal of ordinary shares by Non-Irish Shareholders should not be within the charge to Irish CGT.

An Irish shareholder who is an individual and who is temporarily not resident in Ireland may, under Irish anti-avoidance legislation, still be liable for Irish CGT on any chargeable gain realized upon subsequent disposal of ordinary shares during the period in which such individual is a non-resident.

Stamp Duty

No Irish stamp duty should be payable by Seagate Shareholders on the issuance of the New Holdings Shares or the transfer of the Seagate Ordinary Shares pursuant to the Scheme.

Any Seagate Shareholder who has any doubt about his, her or its own taxation position is strongly recommended to consult his, her or its independent professional adviser immediately.

Irish Dividend Withholding Tax (DWT)

Distributions made by Holdings will, in the absence of one of many exemptions, be subject to DWT currently at a rate of 25%.

For these purposes, a distribution includes any distribution that may be made by Holdings to its shareholders, including cash dividends, non-cash dividends and additional shares taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, Holdings is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a Non-Irish Shareholder is not subject to DWT on dividends received from Holdings if such shareholder is beneficially entitled to the dividend and is either:

•

a person (not being a company) resident for tax purposes in a Member State of the European Union (other than Ireland) or a territory with which Ireland has a double tax treaty (a “Relevant Territory”) (including the U.S.) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, see Annex C);

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•

a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance;

and provided, in all cases noted above (but subject to “—Shares Held by U.S. Resident Shareholders” below), Holdings or, in respect of shares held through DTC, any qualifying intermediary appointed by Holdings, has received from the shareholder, where required, the relevant DWT forms prior to the payment of the dividend. In practice, in order to ensure sufficient time to process the receipt of relevant DWT forms, the shareholder where required should furnish the relevant DWT forms to:

•

its Broker (and the relevant information is further transmitted to any qualifying intermediary appointed by Holdings) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the Broker) if its shares are held through DTC; or

•	Holdings’ transfer agent at least seven business days before the record date for the dividend if its shares are held outside of DTC.

Links to the various DWT forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information contained on this website is not incorporated by reference into this Proxy Statement.

Shareholders that are required to file DWT forms in order to receive dividends free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

For Non-Irish Shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Shares Held by U.S. Resident Shareholders

Dividends paid in respect of Holdings Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such shares in the records of the Broker holding such shares is in the United States (and such Broker has further transmitted the relevant information to a qualifying intermediary appointed by Holdings). Such shareholders may wish to ensure that their information is properly recorded by their Brokers (so that such Brokers can further transmit the relevant information to a qualifying intermediary appointed by Holdings).

Dividends paid in respect of Holdings Shares that are held outside of DTC and are owned by a U.S. resident will not be subject to DWT if such shareholder satisfies the conditions of one of the exemptions referred to above

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

under the heading “—General Exemptions,” including the requirement to provide a completed IRS issued Form 6166 or a valid DWT form to Holdings’ transfer agent at least seven business days before the record date for the dividend to confirm its U.S. residence and claim an exemption. Such shareholders may wish to ensure that they complete the appropriate IRS Form 6166 or a DWT form and provide them to Holdings’ transfer agent as soon as possible.

Subject to approval by the Irish Revenue Commissioners of an application filed by Holdings, Holdings Shareholders who held shares in Seagate immediately prior to the Scheme Effective Date will not have to file new Irish DWT forms as a result of the Scheme, but instead will be able to rely on DWT forms they filed with Seagate until December 31 of the fifth year after the year in which such forms were completed.

If any shareholder that is resident in the United States receives a dividend from which DWT has been withheld, the shareholder should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the shareholder is beneficially entitled to the dividend.

Shares Held by Residents of Relevant Territories other than the United States

Shareholders who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “—General Exemptions,” including the requirement to furnish valid DWT forms, in order to receive dividends without suffering DWT. If such shareholders hold their shares through DTC, they must provide the appropriate DWT forms to their Brokers (so that such Brokers can further transmit the relevant information to a qualifying intermediary appointed by Holdings) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the Broker). If such shareholders hold their shares outside of DTC, they must provide the appropriate DWT forms to Holdings’ transfer agent at least seven business days before the record date for the dividend. It is strongly recommended that such Holdings Shareholders, complete the appropriate DWT forms and provide them to their Brokers or Holdings’ transfer agent, as the case may be, as soon as possible after receiving their New Holdings Shares.

Subject to approval by the Irish Revenue Commissioners of an application filed by Holdings, Holdings Shareholders who held shares in Seagate immediately prior to the Scheme Effective Date will not have to file new Irish DWT forms as a result of the Scheme, but instead will be able to rely on DWT forms they filed with Seagate or their Broker, as applicable, until December 31 of the fifth year after the year in which such forms were completed.

If any shareholder who is resident in a Relevant Territory receives a dividend from which DWT has been withheld, the shareholder may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the shareholder is beneficially entitled to the dividend.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders (other than Irish resident companies that have completed the appropriate DWT forms) will be subject to DWT in respect of dividends paid on their shares.

Shareholders that are residents of Ireland, but are entitled to receive dividends without DWT, must complete the appropriate DWT forms and provide them to their Brokers (so that such Brokers can further transmit the relevant information to a qualifying intermediary appointed by Holdings) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the Broker) (in the case of shares held through DTC), or to Holdings’ transfer agent at least seven business days before the record date for the dividend (in the case of shares held outside of DTC).

Subject to approval by the Irish Revenue Commissioners of an application filed by Holdings, Holdings Shareholders who held shares in Seagate immediately prior to the Scheme Effective Date will not have to file new Irish DWT forms as a result of the Scheme, but instead will be able to rely on DWT forms they filed with Seagate or their Broker, as applicable, until December 31 of the fifth year after the year in which such forms were completed.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Holdings Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisors.

Shares Held by Other Persons

Holdings Shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Dividends paid in respect of Holdings Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are residents in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT forms and provide them to their Brokers (so that such Brokers can further transmit the relevant information to a qualifying intermediary appointed by Holdings) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the Broker). If any partner is not a resident of a Relevant Territory, no partner is entitled to exemption from DWT.

Qualifying Intermediary

Prior to paying any dividend, Holdings will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Holdings Shares that are held through DTC (the “deposited securities”). The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the deposited securities after Holdings delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Holdings will rely on information received directly or indirectly from its qualifying intermediary, Brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT forms.

Income Tax on Dividends Paid on Holdings Shares

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Holdings Shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability for Irish income tax or the universal social charge on a dividend from Holdings. An exception to this position may apply where such shareholder holds Holdings Shares through a branch or agency in Ireland through which a trade is carried on.

A Holdings Shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or liability for the universal social charge. The DWT deducted by Holdings discharges the liability to income tax and the universal social charge. An exception to this position may apply where the shareholder holds Holdings Shares through a branch or agency in Ireland through which a trade is carried on.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and (in the case of an individual) the universal social charge and/or Pay Related Social Insurance on dividends received from Holdings. Such combined company shareholders should consult their own tax advisors.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of Holdings Shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Holdings Shares may be regarded as property situated in Ireland for Irish CAT purposes as the share register of Holdings must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of € €335,000 in respect of taxable gifts or inheritances received from their parents. Holdings Shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SCHEME AND OF THE SUBSEQUENT ACQUISITION, OWNERSHIP AND DISPOSAL OF HOLDINGS SHARES.

U.S. Federal Income Tax Considerations

The following is a material discussion of U.S. federal income tax considerations for U.S. holders and non-U.S. holders (each as defined below) relating to the Scheme but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local jurisdiction, non-U.S., or under any U.S. non-income tax laws, such as federal gift and estate tax rules, or the effect, if any, of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•	persons subject to the alternative minimum tax;

•	accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•	tax-exempt organizations and government organizations;

•	“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code, entities all of the interests of which are held by qualified foreign pension fund and tax-qualified retirement plans;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who own, or are deemed to own, 10% or more of Seagate Ordinary Shares by vote or value;

•	certain former citizens or long-term residents of the United States;

•	persons who hold Seagate Ordinary Shares as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, or other risk reduction transaction;

•	persons who hold or receive Seagate Ordinary Shares pursuant to the exercise of any option or otherwise as compensation;

•	persons who do not hold Seagate Ordinary Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or

•	persons deemed to sell Seagate Ordinary Shares under the constructive sale provisions of the Code.

In addition, if a partnership (or other entity or arrangement classified as a pass-through or disregarded entity for U.S. federal income tax purposes) holds Seagate Ordinary Shares, the tax treatment of a partner or member in the partnership or other entity generally will depend on the status of the partner or member and upon the activities of the partnership or other entity or arrangement. A partner or member in a partnership or other entity or arrangement that holds Seagate Ordinary Shares or will hold Holdings Shares should consult his, her or its own tax advisor regarding the tax considerations of the Scheme.

For purposes of this summary, a “U.S. holder” is a beneficial owner of Seagate Ordinary Shares who is, for U.S. federal income tax purposes:

•	an individual who is a citizen of the United States or who is a resident in the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a United States person.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of Seagate Ordinary Shares who is neither a U.S. holder nor an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity.”

Assuming Seagate converts to a unlimited company after the Scheme, Seagate intends the Scheme to qualify as a reorganization within the meaning of Section 368(a) of the Code, and Seagate intends to obtain an opinion from

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Ernst & Young Global Limited that the Scheme should qualify as a reorganization. There can be no assurance that the IRS will not take a contrary position to such opinion or the views expressed herein or that a court will not agree with a contrary position of the IRS.

Material U.S. Tax Consequences to Seagate and Holdings

Neither Seagate nor Holdings should be subject to U.S. federal income tax as a result of the Transaction.

Material U.S. Tax Consequences to U.S. Holders

The Scheme.

If the Scheme qualifies as a reorganization, a U.S. holder who receives New Holdings Shares in the Scheme should not recognize any gain or loss solely as a result of the Scheme. Consequently, the tax basis of the Holdings Shares received in exchange for Seagate Ordinary Shares will be equal to the basis of the Seagate Ordinary Shares exchanged. The holding period for the Holdings Shares received in the Scheme will include the holding period for the Seagate Ordinary Shares surrendered in the Scheme. Under applicable Treasury Regulations, Seagate does not expect that U.S. holders who own 5% or more of the outstanding Seagate Ordinary Shares will be required to file a “gain recognition agreement” with the IRS solely as a result of the Scheme. U.S. holders who own 5% or more of the outstanding Seagate Ordinary Shares are urged to consult their tax advisor with regard to the U.S. federal income tax consequences of the Scheme.

Receiving Distributions on Holdings Shares. Subject to the discussion below under “—Passive Foreign Investment Company Provisions,” U.S. holders will be required to include in gross income the gross amount of any distribution received on the Holdings Shares to the extent that the distribution is paid out of Holdings’ current or accumulated earnings and profits as determined for U.S. federal income tax purposes, which we refer to as a dividend. With respect to non-corporate U.S. holders, certain dividends received from a qualified foreign corporation will be subject to U.S. federal income tax at a reduced rate. As long as Holdings Shares are listed on NASDAQ (or certain other stock exchanges) and/or Holdings qualifies for benefits under the Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains, or the Ireland-U.S. Tax Treaty, and Holdings has not been and is not considered a PFIC (as defined below) during the relevant period, Holdings will be treated as a qualified foreign corporation for this purpose. As a result of these rules, Seagate believes that it is and Holdings will be a qualified foreign corporation. U.S. holders should consult their own tax advisor regarding the application of the relevant rules to their particular circumstances.

Dividends from Holdings, like dividends from Seagate, will not be eligible for the dividends-received deduction under the Code, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations.

Like distributions from Seagate, distributions from Holdings in excess of its current and accumulated earnings and profits, if permitted under Irish law, will be applied first to reduce the U.S. holder’s tax basis in its Holdings Shares, and thereafter will constitute gain from the sale or exchange of such shares. Special rules not here described may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their Holdings Shares, and any such U.S. holders are urged to consult their own tax advisor with regard to such rules.

Dispositions of Holdings Shares. Subject to the discussion below under “—Repurchase of Shares by Holdings” and “—Passive Foreign Investment Company Provisions,” U.S. holders of Holdings Shares, like current U.S. holders of Seagate Ordinary Shares, generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of Holdings Shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. The deductibility of capital losses is subject to limitations.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Repurchase of Shares by Holdings. Like a repurchase of Seagate Ordinary Shares by Seagate, a repurchase of Holdings Shares by Holdings generally will be treated as a dividend to the extent of Holdings’ current and accumulated earnings and profits unless it satisfies one of the alternative tests under Section 302(b) of the Code to be treated as a sale or exchange, subject to the potential application of the PFIC rules as discussed below under “—Passive Foreign Investment Company Provisions”. The tests for determining whether a repurchase of shares will qualify as a sale or exchange under Section 302(b) of the Code include whether a repurchase (i) is “substantially disproportionate,” (ii) constitutes a “complete termination of the holder’s stock interest” in Holdings or (iii) is “not essentially equivalent to a dividend,” each within the meaning of Section 302(b) of the Code. In determining whether any of the tests under Section 302(b) of the Code are met, including the tests mentioned in the preceding sentence, shares considered to be owned by the U.S. holder under certain constructive ownership rules, as well as shares actually owned, generally must be taken into account. Because the determination of whether any of the alternative tests of Section 302(b) of the Code are satisfied with respect to a particular U.S. holder will depend on the particular facts and circumstances at the time the determination is made, U.S. holders are advised to consult their own tax advisors to determine their tax treatment in light of their own particular circumstances.

Treatment of Certain Irish Taxes. As is the case for Seagate Ordinary Shares, for U.S. tax purposes, any Irish stamp duty or Irish capital acquisitions tax imposed on a U.S. holder, as described below under “—Irish Tax Considerations—Stamp Duty” and “—Irish Tax Considerations—Capital Acquisitions Tax,” will not be creditable against U.S. federal income taxes. U.S. holders should consult their tax advisors regarding the treatment of these Irish taxes.

Passive Foreign Investment Company Provisions. The treatment of U.S. holders of Holdings Shares in some cases could be materially different from that described above if, at any relevant time, Seagate or Holdings were a passive foreign investment company, which we refer to as a “PFIC.”

For U.S. tax purposes, a foreign corporation will generally be classified as a PFIC for any taxable year if either (1) 75% or more of its gross income is “passive income” (as defined for U.S. federal income tax purposes) or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, a look-through rule applies and the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly the proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

Seagate believes that it is not a PFIC and that Holdings will not become a PFIC as a result of its business operations and asset holdings following the Scheme Effective Time, and the discussion herein assumes that neither Seagate nor Holdings is a PFIC. The tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, no assurance can be given that the IRS would not challenge this position or that a court would not sustain such challenge.

If Holdings should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Holdings Shares, although there can be no assurance that it will be able to do so in a timely and complete manner.

U.S. holders of Holdings Shares should consult their own tax advisor about the PFIC rules, including the availability of certain elections.

Material U.S. Tax Consequences to Non-U.S. Holders

The Scheme. A non-U.S. holder generally should not be subject to U.S. federal income or withholding tax on gain realized, if any, on the receipt of Holdings Shares in exchange for their Seagate Ordinary Shares.

Consequences of Owning Holdings Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on dividends from Holdings unless: (1) the dividends are effectively connected with the

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

holder’s conduct of a trade or business in the U.S. (or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the U.S.); or (2) such non-U.S. holder is subject to backup withholding.

Consequences of Disposing of Holdings Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of Holdings Shares unless: (1) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S. (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the U.S.); (2) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the U.S. for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; or (3) the non-U.S. holder is subject to backup withholding.

Information Reporting and Backup Withholding

U.S. holders that own at least 5% (of total voting power or total value) of Seagate Ordinary Shares immediately before the Scheme Effective Date will be required to file a Section 368(a) statement. Other information reporting could also apply to the Scheme. Shareholders of Seagate should consult their own tax advisor about the information reporting requirements that could be applicable to the exchange of Seagate Ordinary Shares for Holdings Shares in the Scheme.

Dividends on Holdings Shares paid within the U.S. or through certain U.S.-related intermediaries are subject to information reporting unless the holder is a corporation, other exempt recipient or non-U.S. holder who establishes such foreign status. Dividends subject to information reporting are subject to backup withholding (currently at a rate of 24%) unless the payee furnishes the payor with a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale of Holdings Shares within the U.S. or through certain U.S.-related intermediaries. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

If a U.S. holder of Holdings Shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

In order for a non-U.S. holder to not be subject to backup withholding tax on a subsequent disposition of Holdings Shares, or dividends paid on those shares, a non-U.S. holder may be required to provide an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying such non-U.S. holder’s non-U.S. status or otherwise establish an exemption.

Holders should consult their tax advisor regarding the application of information reporting and backup withholding to their particular situations.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH SEAGATE SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

DESCRIPTION OF HOLDINGS SHARE CAPITAL

The following description of Holdings Shares is a summary. This summary is not complete and is subject to and qualified in its entirety by reference to the complete text of the Holdings Constitution attached to this Proxy Statement as Annex B, as well as to the Irish Companies Act. We encourage you to read the Holdings Constitution and the applicable provisions of the Irish Companies Act carefully.

Capital Structure

The authorized share capital of Holdings is €40,000 and US$13,500 and consists of (a) 40,000 deferred shares of €1.00 each, (b) 1,250,000,000 ordinary shares of US$0.00001 each and (c) 100,000,000 undesignated preferred shares of US$0.00001 each. The authorized share capital includes 40,000 deferred shares with a nominal value of €1.00 per share in order to satisfy statutory requirements for the issued share capital of all Irish public limited companies commencing operations.

Holdings may issue shares subject to the maximum prescribed by its authorized share capital contained in the Holdings Constitution.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the constitution of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The Holdings Constitution confers a five-year authority on its directors to allot and issue it authorized share capital.

Holdings’ authorized share capital may be increased or reduced by way of an ordinary resolution of Holdings’ shareholders. The shares comprising the authorized share capital of Holdings may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which Holdings Shares are subject are prescribed in the Holdings Constitution. The Holdings Constitution allows the Holdings Board, without shareholder approval, to determine the terms of any preferred shares issued by Holdings. Holdings Board is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series of preferred shares, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, the Holdings Constitution does not provide for the issuance of fractional shares of Holdings, and Holdings’ official Irish register does not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Generally, under Irish law, certain statutory pre-emption rights apply automatically in favor of Holdings’ shareholders where shares in Holdings are to be issued for cash. As permitted by Irish law, in the Holdings Constitution, Holdings has opted out of these pre-emption rights for the maximum period of five years at which point any opt-out must be renewed by Holdings Shareholders by a special resolution. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

The Holdings Constitution provides that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Holdings is subject, the Holdings Board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Holdings Board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Holdings Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the constitution or an ordinary resolution of shareholders. The Holdings Board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

Immediately following the consummation of the Scheme, Holdings will be subject to the rules of NASDAQ that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Holdings less accumulated realized losses of Holdings and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless Holdings’ net assets are equal to, or in excess of, the aggregate of Holdings’ called-up share capital plus undistributable reserves and the distribution does not reduce Holdings’ net assets below such aggregate. Undistributable reserves includes undenominated capital and the amount by which Holdings’ accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Holdings’ accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Holdings has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of Holdings. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other qualifying financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Holdings’ unconsolidated financial position, and accord with accepted accounting practice. The relevant financial statements must be filed in the Registrar of Companies (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the Holdings Constitution. The Holdings Constitution authorizes the directors to declare such dividends as appear justified from the profits of Holdings without the approval of the shareholders at a general meeting. The Holdings Board may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of Holdings may deduct from any dividend payable to any shareholder all sums of money (if any) payable by such shareholder to Holdings in relation to the shares of Holdings.

The directors of Holdings are also entitled to issue shares with preferred rights to participate in dividends declared by Holdings. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to holders of ordinary shares.

Share Repurchases, Redemptions and Conversions

Overview

The Holdings Constitution provides that, unless the Holdings Board specifically elects to treat such acquisition as a purchase for the purposes of the Irish Companies Act, any ordinary share which Holdings has acquired

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

or agreed to acquire shall be deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between Holdings and any third party pursuant to which Holdings acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. Accordingly, for Irish company law purposes, any repurchases of ordinary shares by Holdings will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by Holdings.” If the Holdings Constitution did not contain this provision, repurchases by Holdings would be subject to many of the same rules that apply to purchases of Holdings Shares by subsidiaries described below under “—Purchases by Subsidiaries of Holdings,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this description to repurchasing or buying back Holdings Shares, we are referring to the redemption Holdings Shares pursuant to such provision of the Holdings Constitution or the purchase of Holdings Shares by a subsidiary of Holdings, in each case in accordance with the Holdings Constitution and Irish company law as described below.

Repurchases and Redemptions by Holdings

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “Description of Holdings Share Capital—Dividends”) or the proceeds of a new issue of shares for that purpose. Immediately following implementation of the Scheme, the unconsolidated balance sheet of Holdings will not contain any distributable reserves. The current shareholder of Holdings, a third party Irish corporate services provider, will pass a resolution approving the Creation of Distributable Reserves prior to the Scheme becoming effective. If the Court Scheme of Arrangement Proposal is approved, Seagate Shareholders will also be asked on an advisory, non-binding basis to approve the Creation of Distributable Reserves. If the shareholders of Seagate approve the Required Shareholder Approvals and the Scheme becomes effective, we will seek to obtain the approval of the Irish Court, which is required for the Creation of Distributable Reserves to be effective, as soon as practicable following the Scheme Effective Time. Although we are not aware of any reason why the Irish Court would not approve the creation of the distributable reserves, there is no guarantee that such approval will be forthcoming. Please see “Risk Factors—Timing of the Scheme and Creation of Distributable Reserves may affect Seagate’s future capital distribution plans”. Nonetheless, we anticipate the approval of the Irish Court to be obtained within approximately six weeks of the Scheme becoming effective. Please see “Creation of Distributable Reserves Proposal”.

The issuance of redeemable shares may only be made by Holdings where the nominal value of the issued share capital that is not redeemable is more than 10% of the nominal value of the total issued share capital of Holdings. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the Holdings Constitution, shareholder approval will not be required to redeem Holdings Shares.

The Holdings Board will also be entitled to issue preferred shares which may be redeemed at the option of either Holdings or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Holdings at any time must not exceed 10% of the nominal value of the issued share capital of Holdings. Holdings cannot exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Holdings or re-issued subject to certain conditions.

Purchases by Subsidiaries of Holdings

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Holdings either on-market or off-market. A general authority of the shareholders of Holdings is required to allow a subsidiary of Holdings to make on-market purchases of Holdings Shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Holdings Shares is required. Holdings may seek such general authority from its shareholders in the future. In order for a subsidiary of

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Holdings to make an on-market purchase of Holdings’ shares, such shares must be purchased on a “recognised stock exchange.” NASDAQ, on which the shares of Seagate and Holdings are or will be listed, became a “recognised stock exchange” for this purpose on March 12, 2010, as a result of the coming into effect of the Irish Companies (Recognised Stock Exchanges) Regulations 2010. For an off-market purchase by a subsidiary of Holdings, the proposed purchase contract must be authorized by special resolution of the shareholders of Holdings before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Holdings.

The number of shares held by the subsidiaries of Holdings at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Holdings. While a subsidiary holds shares of Holdings, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Holdings by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares

Under the Holdings Constitution, the Holdings Board may resolve to capitalize any amount credited to any reserve or fund (whether or not distributable) of Holdings for issuance and distribution to shareholders as fully paid up shares or bonus shares to those members who: (i) in the case of a distributable reserve, would have been entitled to that amount if it had been distributed by way of dividend; or (ii) in the case of an undistributable reserve, would have been entitled to that amount if it were distributable and had been distributed by way of dividend.

Consolidation and Division; Subdivision

Under the Holdings Constitution, Holdings may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its constitution.

Reduction of Share Capital

Holdings may, by ordinary resolution, reduce its authorized share capital in any way. Holdings also may, by special resolution and subject to confirmation by the Irish Court, reduce or cancel its issued share capital in any way.

General Meetings of Shareholders

Following the consummation of the Scheme, Holdings will be required to hold annual general meetings at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year and no more than nine months after its fiscal year-end. Any general meeting may be held outside Ireland if a resolution so authorizing is passed by the Holdings Board, provided that technical means are provided to enable shareholders to participate in the meeting without leaving Ireland.

The Holdings Constitution includes a provision reflecting this requirement of Irish law. At any annual general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Holdings Board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the constitution.

Extraordinary general meetings of Holdings may be convened by (i) the Holdings Board, (ii) on requisition of the shareholders holding not less than 10% of the paid-up share capital of Holdings carrying voting rights or (iii) on requisition of Holdings’ auditors. Extraordinary general meetings will be generally held for the purposes of approving shareholder resolutions of Holdings as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Notice of a general meeting must be given to all shareholders of Holdings entitled to such notice and to the auditors of Holdings. The Holdings Constitution provides that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, the Holdings Constitution includes provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of Holdings, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the Holdings Board has 21 days to convene a meeting of Holdings’ shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Holdings Board does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The Holdings Board may postpone any general meeting of Holdings (to the extent permitted by law) after it has been convened where the Holdings Board in its absolute discretion considers that the reasons for convening the meeting no longer exist or it is, for any reason, not in Holdings’ interests to hold the meeting. Such postponement may be for a particular period of time or indefinitely.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements and the report of the directors and the report of the statutory auditors on those statements and that report; the review by the members of the company’s affairs; the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors (save where the constitution provides otherwise); the authorization of the directors to approve the statutory auditor’s remuneration, where the constitution of the company so provides; the election and re-election of directors; the appointment or re-appointment of statutory auditors; and, where the constitution of the company so provides, the remuneration of the directors. If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Directors are elected by ordinary resolution at general meetings, provided that, if there is a contested election (as provided for in the Holdings Constitution), each of the nominees shall be voted upon as a separate resolution and the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. “Elected by a plurality” means the election of those director nominees equal in number to the number of positions to be filled at the relevant general meeting that received the highest number of votes in the contested election. Directors serve until the next annual general meeting when they retire and can be re-elected. Because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve until the next annual general meeting, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the Holdings Board becomes aware that the net assets of Holdings are half or less of the amount of Holdings’ called-up share capital, the Holdings Board must convene an extraordinary general meeting of Holdings’ shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Voting

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Holdings’ share register as of the record date for the meeting or by a duly appointed proxy (or proxies) of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Holdings Constitution. The Holdings Constitution permits the appointment of proxies by the shareholders to be notified to Holdings electronically.

The Holdings Constitution provides that all resolutions shall be decided by a show of hands unless a poll is demanded by the Chair, by at least three shareholders present in person or by proxy, by any shareholder or shareholders holding not less than 10% of the total voting rights of Holdings as of the record date for the meeting, or by any shareholder or shareholders holding shares in Holdings conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares. Each holder of ordinary shares of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with the Holdings Constitution, Holdings Board may from time to time cause Holdings to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Holdings’ shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Holdings’ shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the Holdings Constitution;

•	Approving a change of name of Holdings;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of Holdings as a different corporate form;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	A reduction of issued share capital;

•	Approving a compromise/scheme of arrangement;

•	Resolving that Holdings be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called by the Irish Court to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of shares of Holdings is addressed in the Holdings Constitution as well as the Irish Companies Act. Any variation of class rights attaching to the issued shares of Holdings must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of a majority of Holdings’ ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of Holdings if a quorum is not present in person or by proxy. The Holdings Board has no authority to waive quorum requirements stipulated in the Holdings Constitution. Abstentions and Broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the meeting(s).

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the Holdings Constitution and any act of the Irish government which alters the memorandum of association of Holdings; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Holdings; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Holdings; (iv) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive financial statements of a subsidiary company of Holdings which have previously been produced to an annual general meeting of such subsidiary in the preceding ten years. The auditors of Holdings will also have the right to inspect all books, records and vouchers of Holdings. The auditors’ report must be circulated to the shareholders with audited consolidated annual financial statements of Holdings prepared in accordance with International Financial Reporting Standards 21 days before the annual general meeting and must be read to the shareholders at Holdings’ annual general meeting.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. However, it does provide for dissenters’ rights in certain situations, as described below.

Under a tender or takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares to which the offer relates (in the case of a company that is not listed on an EEA regulated market). Dissenting shareholders have the right to apply to the Irish Court for relief.

A scheme of arrangement which has been approved by the requisite shareholder majority and approved by the Irish Court will be binding on all shareholders. Dissenting shareholders have the right to appear at the Irish Court hearing and make representations in objection to the scheme.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Under the EC (Cross-Border Mergers) Regulations 2008 (as amended) governing the merger of an Irish public limited company and a company incorporated in the European Economic Area (the EEA includes all member states of the EU, Norway, Iceland and Liechtenstein), a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company, has the right to request that the company acquire its shares for cash.

Similar rights apply in the case of a merger of an Irish public limited company into another company to which the provisions of the Irish Companies Act apply.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. Immediately following the consummation of the Scheme, a shareholder of Holdings must therefore make such a notification to Holdings if as a result of a transaction the shareholder will be interested in 3% or more of the shares of Holdings; or if as a result of a transaction a shareholder who was interested in more than 3% of the shares of Holdings ceases to be so interested. Where a shareholder is interested in more than 3% of the shares of Holdings, any alteration of his, her or its interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Holdings. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Holdings’ issued and outstanding share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Holdings within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Holdings held by such person shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Holdings, under the Irish Companies Act, may by notice in writing require a person whom Holdings knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Holdings’ relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of Holdings, to give such further information as may be required by Holdings including particulars of such person’s own past or present interests in shares of Holdings. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Holdings on a person who is or was interested in shares of Holdings and that person fails to give Holdings any information required within the reasonable time specified, Holdings may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from Holdings on those shares, whether in respect of capital or otherwise.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

Where the shares in Holdings are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In the event Holdings is in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in Holdings’ securities of 1% or more.

Individuals who directly or indirectly own or control greater than 25% of the shares in Holdings are required to provide information for disclosure in registers to be kept by Holdings and the Registrar of Companies.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Holdings will be governed by Irish Takeover Rules and will be regulated by the Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following “General Principles” which will apply to any transaction regulated by the Panel:

•

in the event of an offer, all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•

the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company, of the bidder, or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that it can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Holdings, the acquirer and, depending on the circumstances, its

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

concert parties would be required (except with the consent of the Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Holdings if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire Holdings Shares within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Holdings Shares by the bidder or its concert parties during that period. The Panel has the power to extend the “look back” period to 12 months if the Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired Holdings Shares (i) that represent more than 10% of the total Holdings Shares during the period of 12 months prior to the commencement of the offer period or (ii) at any time after the commencement of the offer period, then the offer shall be in cash (or accompanied by a full cash alternative), and the price per ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Holdings in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares that restrict the speed at which a person may increase his, her or its holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Holdings. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Holdings is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Holdings and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Holdings Board is not permitted to take any action which might frustrate an offer for the shares of Holdings once the Holdings Board has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Holdings Board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by Holdings’ shareholders at a general meeting; or

(b)	with the consent of the Panel where:

(i)	the Panel is satisfied the action would not constitute a frustrating action;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above “Description of Holdings Share Capital—Pre-emption Rights, Share Warrants and Share Options” and “Description of Holdings Share Capital—Disclosure of Interests in Shares,” in addition to “Description of Holdings Share Capital—Corporate Governance” below.

Corporate Governance

The Holdings Constitution allocates authority over the management of Holdings to the Holdings Board. The Holdings Board may then delegate management of Holdings to committees of the Holdings Board, executives, or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Holdings.

Duration; Dissolution; Rights upon Liquidation

Holdings’ duration will be unlimited. Holdings may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of Holdings is required. Holdings may also be dissolved by way of court order on the application of a creditor, or by the Registrar of Companies as an enforcement measure where Holdings has failed to file certain returns.

The rights of the shareholders to a return of Holdings’ assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Holdings Constitution or the terms of any preferred shares issued by the Holdings Board from time to time. The holders of preferred shares, if any, in particular may have the right to priority in a dissolution or winding up of Holdings. If the constitution contains no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. The Holdings Constitution provides that the holders of Holdings Shares are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holdings Shareholders will not have the right to require Holdings to issue certificates for their shares (unless required by the Irish Companies Act, any stock exchange, depository or any operator of any clearance or settlement system). Holdings will only issue uncertificated ordinary shares.

Stock Exchange Listing

As of the Scheme Effective Time, Holdings Shares are expected to be listed on the NASDAQ Global Select Market under the trading symbol “STX.”

No Sinking Fund

Holdings Shares have no sinking fund provisions.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

No Liability for Further Calls or Assessments

Holdings Shares are not liable to further calls and assessments beyond any consideration required in connection with their initial issuance or vesting.

Transfer and Registration of Shares

Holdings’ share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in Holdings. A shareholder of Holdings who only holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for the Depositary Trust Company) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Holdings’ official share register, as the depository or other nominee will remain the recordholder of such shares.

A written instrument of transfer is required under Irish law in order to register on Holdings’ official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own Broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Holdings’ official Irish share register.

Holdings currently intends to cause one of its affiliates to pay stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases, Holdings may, in its absolute discretion, cause one of its affiliates to pay any stamp duty. The Holdings Constitution provides that, in the event of any such payment, Holdings (i) may seek reimbursement from the transferor or transferee (at Holdings’ discretion), (ii) may set-off the amount of the stamp duty against any future dividends payable to the transferor or transferee (at Holdings’ discretion), and (iii) will have a lien against Holdings’ shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Holdings’ shares has been paid unless one or both of such parties is otherwise notified by Holdings.

The Holdings Constitution delegates to its secretary (or assistant secretary or anyone nominated by either of them) the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Holdings Shares occurring through normal electronic systems, Holdings intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Holdings notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with such transfer and that it will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Holdings for this purpose) or request that Holdings execute an instrument of transfer on behalf of the transferring party in a form determined by Holdings. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Holdings’ transfer agent, the transferee will be registered as the legal owner of the relevant shares on Holdings’ official Irish share register (subject to the matters described below).

Holdings Board has general discretion to decline to register an instrument of transfer unless:

•

the instrument of transfer is duly stamped (if required by law) and lodged with Holdings accompanied by the certificate for the shares (if any) to which it relates and such other evidence as the Holdings Board may reasonably require to show the right of the transferor to make the transfer;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

•	the instrument of transfer is in respect of only one class of shares;

•	in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four; and

•

it is satisfied that all applicable consents, authorizations, permissions, or approvals required to be obtained pursuant to any applicable law or agreement prior to such transfer have been obtained or that no such consents, authorizations, permissions or approvals are required.

The Holdings Board may also, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid.

The registration of transfers may be suspended by the Holdings Board at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

After the Scheme Effective Time, New Holdings Shares will have substantially identical rights attached to them as are currently attached to the Seagate Ordinary Shares. As such, there will be no material variation or differences between the shares of Holdings and the shares of Seagate. This section describes the material differences between the Holdings Constitution as of the Scheme Effective Time and the Seagate Constitution. The discussion in this section does not include a description of rights or obligations under the U.S. federal securities laws or NASDAQ listing requirements.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Holdings Constitution as of the Scheme Effective Time and the Seagate Constitution. You are urged to read the Holdings Constitution, which is attached to this Proxy Statement as Annex B, and the Seagate Constitution, which has been filed by Seagate with the SEC.

	Holdings	Seagate
Allotment and Opt-out of Pre-emption Rights Authorities	The Holdings Constitution will contain the maximum five-year allotment and opt-out of pre-emption rights authorities as permitted by Irish law.	The Seagate Constitution contains the maximum five-year allotment and opt-out of pre-emption rights authorities as permitted by Irish law but these have now expired and allotment and opt-out of pre-emption rights authorities of Seagate are generally renewed at the Seagate annual general meeting.

Capitalization of Reserves	The Holdings Constitution allows the Holdings Board to capitalize distributable and undistributable reserves of Holdings and to issue fully paid bonus shares to those Holdings Shareholders who would have been entitled to such reserve if it had been distributable and distributed by way of dividend. The ability to capitalize undistributable reserves of Holdings enables the Creation of Distributable Reserves to be effected.	The Seagate Constitution allows the Seagate Board to capitalize any distributable reserves of Seagate and to issue fully paid bonus shares to those Seagate Shareholders who would have been entitled to such reserve if it had been distributed by way of dividend.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

THE COURT MEETING AND THE EXTRAORDINARY GENERAL MEETING

We are furnishing this Proxy Statement to you in connection with the solicitation of proxies by the Seagate Board for use at (i) a Court Meeting of the Scheme Shareholders to consider the Court Scheme of Arrangement Proposal and (ii) an Extraordinary General Meeting to consider the EGM Scheme of Arrangement Proposal, the Seagate Constitution Amendment Proposal, the advisory, non-binding Creation of Distributable Reserves Proposal and the Adjournment of EGM Proposal in order to solicit additional proxies, and the other matters that may come before the Shareholder Meetings as described below and at any adjournments or postponements of the Shareholder Meetings.

Meeting Time, Place and Date

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—Why did I receive this Proxy Statement?”

Purpose of the Court Meeting

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What am I being asked to vote on at the Shareholder Meetings?”

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What vote does the Seagate Board recommend?”

Voting Record Time; Voting Rights; Votes Required for Approval

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—When is the Voting Record Time?” and “Questions and Answers about the Transaction and the Shareholder Meetings—Who can vote at the Shareholder Meetings?”

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What quorum is required at the Shareholder Meetings?” and “Questions and Answers about the Transaction and the Shareholder Meetings—What vote of Seagate Shareholders is required to approve the proposals?”

Proxies

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—How do I vote at the Shareholder Meetings?”, “Questions and Answers about the Transaction and the Shareholder Meetings—If I am a beneficial owner, will my Broker vote my shares for me?” and “Questions and Answers about the Transaction and the Shareholder Meetings—How will my proxy get voted?”

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—May I revoke my proxy?”

If you do not appoint a proxy and you do not vote at the Court Meeting, you will still be bound by the outcome. You are therefore strongly urged to complete and return your Court Meeting Form of Proxy by 11:59 p.m. on ●, 2021.

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—Who is making and paying for this proxy solicitation?”

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

How You Can Vote at the Shareholder Meetings

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—How do I vote at the Shareholder Meetings?”

Please see “Questions and Answers about the Transaction and the Shareholder Meetings—What do I need to do to attend the Court Meeting”, “—What do I need to do to attend the EGM?” and “—What do I need to do to attend the Shareholder Meetings virtually?”

Validity

The Irish Court has appointed ● or, failing [him/her], ● , or, failing [him/her], such director or officer of Seagate or other person as the Seagate Board, may determine, to act as chair of the Court Meeting. It is anticipated that the same person will act as chair of the Extraordinary General Meeting. The chair of the meetings and the inspector of elections will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

Subject to the confirmation of the Irish Court, we anticipate the Court Hearing to be held in May, 2021 and will give notice of the scheduled date in the manner required by the Irish Court. If you are a Seagate Shareholder who wishes to appear in person or by counsel at the Court Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Irish Court has wide discretion to hear from interested parties. Seagate will not object to the participation in the Court Hearing by any Seagate Shareholder who holds shares through a Broker.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth as of January 25, 2021, the beneficial ownership of Seagate Ordinary Shares by each of our directors, each named executive officer, and all directors and executive officers of Seagate as a group.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned(1)

Directors and Named Executive Officers:

William D. Mosley(2)	1,168,019	*

Gianluca Romano(3)	89,125	*

Jeffrey D. Nygaard(4)	187,797	*

Katherine E. Schuelke(5)	53,655	*

B.S. Teh(6)	40,797	*

Mark W. Adams(7)	15,543	*

Pratik Bhatt(8)	0	*

Judy Bruner(9)	10,245	*

Michael R. Cannon(10)	34,162	*

Jay L. Geldmacher(11)	10,783	*

Dylan Haggart(12)	0	*

Stephen J. Luczo(13)	844,183	*

Stephanie Tilenius(14)	23,468	*

Edward J. Zander(15)	49,658	*

All Directors and Executive Officers as a group (15 persons)(16)	2,527,435	1.07%

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of Seagate. This information is as of January 25, 2021, except as otherwise indicated in the notes to the table.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned(1)
Clearbridge Investments, LLC(17) 620 8th Ave. New York, NY 10018	17,884,394	7.56%
BlackRock, Inc.(18) 55 East 52nd Street New York, NY 10055	16,391,124	6.93%
FMR LLC(19) 245 Summer Street Boston, MA 02210	22,079,404	9.33%
The Vanguard Group, Inc.(20) 100 Vanguard Blvd. Malvern, PA 19355	28,545,811	12.06%
ValueAct Capital(21) One Letterman Drive, Building D, Fourth Floor San Francisco, CA 94129	31,557,653	13.33%

*	Less than 1% of Seagate’s ordinary shares outstanding.
(1)

Percentage of class beneficially owned is based on 236,682,057 ordinary shares outstanding as of January 25, 2021. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of January 25, 2021 and ordinary shares issuable pursuant to RSUs, Threshold Performance Share Units (“TPSUs”) and Performance Share Units (“PSUs”) vesting within 60 days of January 25, 2021 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, TPSUs and/or PSUs, but are not deemed outstanding for computing the percentage of any other person or group.

(2)

Includes 491,872 ordinary shares held directly by Dr. Mosley, and 676,147 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2021.

(3)

Includes 6,522 ordinary shares held directly by Mr. Romano, 76,065 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2021 and 6,538 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of January 25, 2021.

(4)

Includes 59,133 ordinary shares held by the Jeffrey D. Nygaard Revocable Trust U/A dated August 17, 2009, and 128,664 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2021.

(5)

Includes 21,374 ordinary shares held directly by Ms. Schuelke, and 32,281 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2021.

(6)	Includes 21,602 ordinary shares held directly by Mr. Teh, and 19,195 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2021.
(7)	Includes 15,543 ordinary shares held indirectly by the Mark Woolsey Adams and Maureen Madden Adams, Trustees Adams Family Trust DTD 10/27/2000.
(8)	Mr. Bhatt was appointed as a director on December 24, 2020.
(9)	Includes 10,245 ordinary shares held by the Bruner Living Trust.
(10)	Includes 27,277 ordinary shares held directly by Mr. Cannon and 6,885 ordinary shares held by the Michael R. Cannon Trust.
(11)	Includes 10,783 ordinary shares held directly by Mr. Geldmacher.
(12)

As a partner of ValueAct Capital, Mr Haggart relinquishes all vested equity compensation received for service on the Seagate Board to the limited partners of ValueAct Capital Master Fund, L.P. Under an agreement with ValueAct Capital Management, L.P., Mr. Haggart is deemed to hold these shares for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. Mr. Haggart may be deemed to be the beneficial owner of the shares held by the ValueAct entities as described in note 21 below. Mr. Haggart disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in ValueAct.

(13)

Includes 522,199 ordinary shares held by the Stephen J. Luczo Revocable Trust, and 321,984 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2021.

(14)	Includes 23,468 ordinary shares held directly by Ms. Tilenius.
(15)	Includes 49,658 ordinary shares held by the Edward and Mona Zander Trust dated 4/19/1993.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

(16)

All directors and current executive officers as a group (i) directly and indirectly hold 1,266,561 ordinary shares, (ii) hold 1,254,336 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2021, and (iii) hold 6,538 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of January 25, 2021.

(17)

Based solely on information reported by Clearbridge Investments, LLC (“Clearbridge”) on the ninth amendment to Schedule 13G filed with the SEC on February 14, 2020, and reporting ownership as of December 31, 2019. Clearbridge has sole voting power over 17,475,765 ordinary shares and sole dispositive power over 17,884,394 ordinary shares.

(18)

Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the sixth amendment to the Schedule 13G filed with the SEC on February 1, 2021, and reporting ownership as of December 31, 2020. BlackRock has sole voting power over 14,459,683 ordinary shares and sole dispositive power over 16,391,124 ordinary shares.

(19)

Based solely on information reported by FMR LLC (“FMR”) on the twelfth amendment to Schedule 13G (the “FMR 13G”) filed with the SEC on February 7, 2020 and reporting ownership as of December 31, 2019. FMR is a parent holding company of certain entities as described in the FMR 13G. FMR has sole voting power over 2,925,098 ordinary shares and sole dispositive power over 22,079,404 ordinary shares. Abigail P. Johnson, who, together with other members of the Johnson family own shares representing 49% of the voting power of FMR, has sole dispositive power over 22,079,404 ordinary shares. Fidelity Low-Priced Stock Fund has sole voting power over 17,551,933 ordinary shares.

(20)

Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the eighth amendment to Schedule 13G filed with the SEC on February 12, 2020, and reporting ownership as of December 31, 2019. Vanguard has sole voting power over 304,323 ordinary shares, shared voting power over 74,191 ordinary shares, sole dispositive power over 28,188,213 ordinary shares and shared dispositive power over 357,598 ordinary shares.

(21)

Based solely on information reported by ValueAct Capital Master Fund, L.P., ValueAct Capital Master Fund B, L.P. and their affiliates on the fifth amendment to Schedule 13D filed with the SEC on October 30, 2019 and reporting ownership as of October 30, 2019. The 27,298,453 ordinary shares held by ValueAct Capital Master Fund, L.P. may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. The 4,259,200 ordinary shares held by ValueAct Capital Master Fund B, L.P. may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund B, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund B, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

DISCLOSURE OF INTERESTS

Under the Irish Companies Act, persons must notify us if, as a result of a transaction, they will become interested in 3% or more of our shares or, if as a result of a transaction, the person who was interested in 3% or more of our shares ceases to be so interested. Where a person is interested in 3% or more of our shares, that person must notify us of any alteration in his or her interest that brings his or her total interest through the nearest whole percentage, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of that person’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the person’s interests that gave rise to the notification requirement. If a person fails to comply with these notification requirements, the person’s interest with respect to any of our ordinary shares that it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish Court to have the rights attaching to such shares reinstated.

HOUSEHOLDING

SEC rules permit a single set of proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate form of proxy. This procedure is referred to as “householding.” While we do not household in mailings to our shareholders of record, a number of Brokerage firms with account holders who are our shareholders have instituted householding. In these cases, a single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her Broker that the Broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate Proxy Statement, he or she should notify his or her Broker. Any shareholder can receive a copy of the Proxy Statement by contacting Seagate at Investor Relations, Seagate Technology plc, 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland. Shareholders who hold their shares through a Broker or other nominee who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their Broker.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at investors.seagate.com. The reference to our website addresses does not constitute incorporation by reference of the information contained on our websites.

SEC rules and regulations permit us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the Shareholder Meetings. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended July 3, 2020;

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 2, 2020 and Jan 1, 2021; and

•

our Current Reports on Form 8-K (only to the extent “filed” and not “furnished”), filed with the SEC on October 28, 2020, December 4, 2020, December 9, 2020, December 28, 2020 and January 13, 2021 except for any information therein furnished under Items 2.02 or 7.01.

You may request a free copy of the above filings or any filings subsequently incorporated by reference into this Proxy Statement (other than any exhibits to such filings not specifically incorporated by reference) by writing or calling:

Investor Relations, Seagate Technology plc

38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland,

Telephone No.: +353 1 234 3136

Email: stx@seagate.com

In order to ensure timely delivery of these documents, you should make such request by ●, 2021.

We have not authorized anyone to give any information or make any representation about the Transaction or about us that differs from or adds to the information in this Proxy Statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this Proxy Statement or in the documents incorporated by reference.

The information contained in this Proxy Statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

OTHER MATTERS

Seagate knows of no other matters to be submitted at the Extraordinary General Meeting. If any other matters properly come before the Extraordinary General Meeting, it is the intention of the persons named in the EGM Form of Proxy to vote the shares they represent as the Seagate Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the EGM Form of Proxy that has been requested.

It is important that your shares be represented at the Shareholder Meetings, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the Forms of Proxy or, if so requested, by executing and returning, at your earliest convenience, the requested Forms of Proxy in the envelope that will have been provided or as instructed by your Broker.

By Order of the Seagate Board,

Katherine E. Schuelke Senior Vice President, Chief Legal Officer and Company Secretary

February ●, 2021

SEAGATE TECHNOLOGY PLC	2021 Proxy Statement

ANNEX A

THE SCHEME OF ARRANGEMENT

THE HIGH COURT

IN THE MATTER OF

SEAGATE TECHNOLOGY plc

AND IN THE MATTER OF

THE COMPANIES ACT 2014

SCHEME OF ARRANGEMENT

(UNDER CHAPTER 1 OF PART 9 OF THE COMPANIES ACT 2014)

BETWEEN

SEAGATE TECHNOLOGY plc

AND

THE HOLDERS OF THE SCHEME SHARES (AS HEREINAFTER DEFINED)

PRELIMINARY

A.	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

“Act”

the Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

“Business Day”	any day, other than a Saturday, Sunday, public holiday or a day on which banks in Ireland or in New York, New York are authorised or required by law or executive order to be closed;

“Circular”	the proxy statement dated ●, 2021 sent to Seagate Shareholders of which this Scheme forms part;

“Court Hearing”	the hearing by the Irish Court of the motion to sanction the Scheme under Section 453 of the Act;

“Court Meeting”	the meeting of Scheme Shareholders convened by order of the Irish Court to consider and vote on the Court Scheme of Arrangement Proposal, including any adjournments thereof;

“Court Order”	the order or orders of the Irish Court approving the Scheme under Section 453 of the Act;

“Court Scheme of Arrangement Proposal”	the proposal to be considered and voted on at the Court Meeting proposing that the Scheme, with or without amendment (but subject to such amendment being acceptable to each of Seagate and Holdings, except for a technical or procedural amendment which is required for the proper implementation of the Scheme and does not have a substantive consequence on the implementation of the Scheme), be agreed to;

“EGM”

the extraordinary general meeting of Seagate Shareholders (and any adjournment thereof) to be convened in connection with the Scheme on ●, 2021, at ● or, if later, immediately after the conclusion or adjournment of the Court Meeting (it being understood that if the Court Meeting is adjourned, the EGM shall be correspondingly adjourned);

“€”	the euro, the lawful currency of Ireland;

“Effective Date”	the date on which this Scheme becomes effective in accordance with its terms;

“Effective Time”	the time on the Effective Date at which the Scheme becomes effective in accordance with its terms;

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended;

“Forms of Proxy”	the form of proxy for the Court Meeting and the form of proxy for the EGM, as the context may require;

“Holdings”	Seagate Technology Holdings plc, an Irish incorporated company with registration number 606203;

“Irish Court”	the High Court of Ireland;

“NASDAQ”	the NASDAQ Global Select Market;

“New Holdings Shares”	the new Holdings Shares to be issued credited as fully paid to Scheme Shareholders pursuant to the Scheme;

“Holdings Shares”	ordinary shares of US$0.00001 each in the capital of Holdings;

“Parties”	Seagate and Holdings, and “Party” shall mean either Seagate on the one hand, or Holdings (whether individually or collectively), on the other hand (as the context requires);

“Register of Members”	the register of members maintained by Seagate pursuant to the Act;

“Registrar of Companies”	the registrar of companies in Dublin, Ireland (being the “Registrar” as defined in Section 2 of the Act);

“Restricted Jurisdiction”

any jurisdiction in relation to which Seagate or Holdings (as the case may be) is advised that, into or from which the release, publication or distribution of the Circular or related Forms of Proxy in whole or in part would or might infringe the laws of that jurisdiction or would or might require compliance with any governmental or other consent or any registration, filing or other formality with which either Party is unable to comply with or regards as unduly onerous to comply with;

“Restricted Overseas Shareholder”

a Seagate Shareholder (including an individual, partnership, limited liability company, unincorporated organisation, trust, trustee, executor, administrator or other legal representative) in, or resident in, or any Seagate Shareholder whom Seagate believes to be in, or resident in, a Restricted Jurisdiction;

“Scheme” or “Scheme of Arrangement”

this scheme of arrangement between Seagate and Seagate Shareholders as set out in “Annex A—The Scheme of Arrangement” of the Circular and on such other terms and in such form not being inconsistent therewith as the Parties mutually agree in writing, including any revision thereof as may be so agreed between the Parties with or subject to any modifications, additions or conditions which the Irish Court may approve or impose;

“Scheme Consideration”	the New Holdings Shares to be allotted and issued in accordance with clause 2.1 as consideration for the transfer to Holdings of the Scheme Shares;

“Scheme Record Time”	11:59 p.m. on the last Business Day before the Effective Date;

“Scheme Shareholder”	each holder of Scheme Shares;

“Scheme Shares”	in relation to the Court Meeting, the Seagate Ordinary Shares:

(i) in issue before the Voting Record Time; and

(ii) allotted and issued at or after the Voting Record Time but before the Scheme Record Time;

and in each case (where the context requires) remaining in issue at the Scheme Record Time, but excluding any Treasury Shares and, for the avoidance of doubt, any Seagate Deferred Shares;

“Seagate”	Seagate Technology plc, incorporated in Ireland with registered number 480010;

“Seagate Board”	the board of directors of Seagate from time to time and for the time being;

“Seagate Deferred Shares”	deferred shares of €1.00 each in the capital of Seagate;

“Seagate Ordinary Shares”	ordinary shares of US$0.00001 each in the capital of Seagate;

“Seagate Shareholders”	holders of Seagate Ordinary Shares;

“Subsidiary”	has the meaning in Section 7 of the Act;

“Treasury Shares”

any shares held in Seagate by Seagate or any Subsidiary of Seagate, but excluding any such shares held by Seagate or a Subsidiary of Seagate in the capacity of trustee only, where neither Seagate nor any Subsidiary of Seagate is beneficially interested in those shares under the terms of the relevant trust;

“US$” or “U.S. dollar”	United States dollar, being the lawful currency of the United States of America;

“U.S.” or “United States”	the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia and all other areas subject to its jurisdiction; and

“Voting Record Time”	5:00 p.m. (Eastern Time) on ●, 2021,

and references to clauses are to clauses of this Scheme.

B.

The authorized share capital of Seagate on the date hereof consists of nominal value €40,000, divided into 40,000 Seagate Deferred Shares of €1.00 each and US$13,500 divided into (a) 1,250,000,000 Seagate Ordinary Shares of US$0.00001 each and (b) 100,000,000 preferred shares of US$0.00001 each. As of ● p.m. Eastern Time on ●, 2021, being the latest practicable date prior to the publication of the Circular, there were ● Seagate Ordinary Shares and 39,994 Seagate Deferred Shares issued and credited as fully paid. As of ●, 2021, no Seagate preferred shares were in issue.

C.	The purpose of the Scheme is to provide for the transfer of the Scheme Shares to Holdings in consideration for the allotment and issue of the New Holdings Shares to the Scheme Shareholders.

D.

Holdings will rely on the Irish Court’s sanctioning of the Scheme for the purpose of qualifying for the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof with respect to the New Holdings Shares to be issued pursuant to this Scheme.

E.

Holdings has agreed to appear by counsel on the hearing of the motion to sanction this Scheme and to submit thereto. Each of Seagate and Holdings undertakes to the Irish Court to be bound by and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

F.	All references are to Irish time unless otherwise stated.

The Scheme

1.	Transfer of Scheme Shares

1.1

Pursuant to Chapter 1 of Part 9 of the Act, Holdings shall automatically, and without any further action required, with effect from the Effective Time acquire all of the Scheme Shares (including the legal and beneficial interest therein) fully paid, free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights and other interests and together with all and any rights at the date of this Scheme or thereafter attached thereto including voting rights and the right to receive and retain in full all dividends and other distributions declared, paid or made thereon on or after the Effective Date (other than dividends or other distributions described in clause 1.3 below, which shall accrue for the benefit of the relevant Scheme Shareholder).

1.2

For such purposes, the Scheme Shares shall be transferred to Holdings by means of a form of transfer or other instrument of transfer and for such purpose Holdings may appoint any person to act, and who shall be authorised, as attorney or agent for any Scheme Shareholder to:

1.2.1	execute and deliver as transferor a form of transfer or other instrument or instruction of transfer in favour of Holdings and / or its nominee(s) on behalf of the Scheme Shareholder;

1.2.2	give a good receipt in respect of consideration received in respect of any such transfer; and

1.2.3

give such instructions and to do all other things which s/he may consider necessary or expedient in connection with such transfer, and may without the need for any further action being required to give effect thereto, and every form, instrument, or instruction executed or delivered or other such thing done so shall be as effective as if it has been executed, delivered or done by the Scheme Shareholder to which such form, instrument, instruction, or thing relates.

1.3

Any dividend or other distribution declared, paid or made before the Effective Date in respect of any Scheme Shares shall accrue for the benefit of the relevant Scheme Shareholders by reference to the record date for such dividend or distribution.

2.	Scheme Consideration for the transfer of the Scheme Shares

2.1

In consideration for the transfer of the Scheme Shares pursuant to clause 1.1 Holdings shall allot and issue New Holdings Shares to (or for the account of) each Scheme Shareholder in accordance with clause 3 on the following basis:

1 New Holdings Share for each Scheme Share

2.2	The New Holdings Shares allotted and issued pursuant to clause 2.1 shall:

2.2.1	be issued credited as fully paid, shall be free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights and other interests of any nature whatsoever;

2.2.2	rank equally in all respects with all other Holdings Shares in issue on the Effective Date; and

2.2.3	be entitled to all dividends and other distributions declared, paid or made by Holdings by reference to a record date on or after the Effective Date.

2.3

None of Holdings, Seagate or their respective agents shall be liable to any Scheme Shareholder for any cash payment, dividends or distributions with respect to Scheme Shares delivered to a public official in compliance with any law relating to abandoned property, escheat or law permitting attachment of money or property or similar law.

3.	Settlement of Scheme Consideration

3.1

Holdings will appoint a transfer agent to effect the technical implementation of the settlement of the Scheme Consideration. For this purpose, on or immediately after the Effective Date, Holdings shall deposit, or cause to be deposited, with the transfer agent, for the benefit of the Scheme Shareholders certificates or, at Holdings’ option, evidence of shares in book-entry form representing the aggregate Scheme Consideration.

3.2

As soon as reasonably practicable following the Effective Date, Holdings shall issue and allot, and cause the transfer agent to deliver, the New Holdings Shares it is required to issue, allot and deliver to the persons entitled thereto in accordance with clause 2.1, unless otherwise properly directed by the person entitled thereto.

4.	Overseas Shareholders

4.1

The provisions of clauses 1, 2, 3 and 5 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if any Scheme Shareholder has a registered address in a jurisdiction outside Ireland or the United States, and Holdings is advised or reasonably believes that the allotment and / or issue of New Holdings Shares to that Scheme Shareholder in accordance with this Scheme would or may infringe the laws of such jurisdiction or would or may require Holdings to observe any governmental or other consent or any registration, filing or other formality with which Holdings is unable to comply or which Holdings believes is unduly onerous to comply with, Holdings may, in its sole discretion, either:

4.1.1

determine that the New Holdings Shares shall not be allotted and / or issued to such Scheme Shareholder but shall instead be allotted and issued to a nominee appointed by Holdings to act on behalf of and for the benefit of such Scheme Shareholder on terms that the nominee shall, as soon as practicable following the Effective Date, sell the New Holdings Shares so allotted and issued and be sold in the open market in accordance with clauses 5.1 and 5.2; or

4.1.2

determine that the New Holdings Shares shall be sold, in which event the New Holdings Shares shall be issued to such Scheme Shareholder and Holdings shall appoint a person to act (and such person shall be authorised) on behalf of and for the benefit of such Scheme Shareholder to procure that any shares in respect of which Holdings has made such a determination shall as soon as practicable following the Effective Date be sold in the open market in accordance with clauses 5.1 and 5.2.

4.2

Notwithstanding the provisions of clause 4.1, Seagate retains the right to permit the release, publication or distribution of the Circular and/or the Forms of Proxy to any Restricted Overseas Shareholder who satisfies Seagate (such satisfaction to be determined subjectively by Seagate, acting in its absolute discretion) that doing so will not infringe the laws of the relevant Restricted Jurisdiction or require compliance with any governmental or other consent or any registration, filing or other formality that Seagate is unable to comply with or which Seagate regards as unduly onerous to comply with.

5.	Sale and settlement in respect of certain New Holdings Shares

5.1

To effect any sale of New Holdings Shares in accordance with 4.1.1 or 4.1.2, Holdings may appoint any person to act, and who shall be authorised, as attorney or agent for the Scheme Shareholder, without the need for any further action being required to give effect thereto, to:

5.1.1	execute and deliver as transferor a form of transfer or other instrument or instruction of transfer in favour of Holdings and / or its nominee(s);

5.1.2	give a good receipt in respect of consideration received in respect of any such transfer; and

5.1.3

give such instructions and to do all other things which s/he may consider necessary or expedient in connection with such sale or transfer, on behalf of the Scheme Shareholder and every form, instrument, or instruction executed or delivered or other such thing done so shall be as effective as if it has been executed, delivered or done by the Scheme Shareholder to which such form, instrument, instruction, or thing relates.

5.2

Any sale of New Holdings Shares effected in accordance with clauses 4.1.1 or 4.1.2 shall be at the market price and Holdings shall, as soon as reasonably practicable following the Effective Date, procure the despatch to each person entitled thereto a cheque in respect of the net proceeds of such sale (after the deduction of all expenses and commissions), and rounded down to the nearest Cent.

5.3

Each mandate in force on the Effective Date relating to the payment of dividends or other distributions on any Scheme Shares and other instructions given to Seagate by holders shall, unless notice of revocation of such instructions is received by the transfer agent prior to the Scheme Record Time, be deemed to be an effective mandate or instruction to Holdings to pay and despatch any amount payable to any Scheme Shareholder under this Scheme in accordance with such mandate.

5.4

Subject to clause 5.3, all despatches of cheques pursuant to clause 5.2 shall be effected by sending each cheque by first class post / mail (or international standard post / mail, if overseas) in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the Register of Members at the Scheme Record Time or, in the case of joint holders, at the address of the joint holder whose name stands first in such register in respect of such joint holding at the Scheme Record Time. None of Holdings, Seagate or any person or nominee appointed by Holdings or their respective agents shall be responsible for any loss or delay in transition or delivery of any cheque sent in accordance with this clause 5.4 which shall be sent entirely at the risk of the persons entitled thereto.

5.5

Subject to clause 5.3, all cheques drawn in accordance with this clause 5 shall be in U.S. dollars drawn on a U.S. clearing bank and shall be made payable to the persons respectively entitled to the moneys represented thereby (except that, in the case of joint holders, Holdings reserves the right to make such cheques payable to that one of the joint holders whose name stands first in the Register of Members in respect of such joint holding at the Scheme Record Time), and the despatch of any such cheque in accordance with 5.2 shall be a complete discharge of Holdings’ obligations under this Scheme to pay the monies represented thereby.

5.6

In the absence of bad faith or wilful default, none of Holdings, Seagate, any person or nominee appointed by Holdings, Seagate or their respective agents shall have any liability for any loss or damage arising as a result of sale or transfer (including as a result of the timing or terms of such sale or transfer) or any instrument of transfer executed and / or delivered or any other thing done for or on behalf of any Scheme Shareholder or otherwise pursuant to this Scheme.

6.	Certificates for Scheme Shares

With effect from the Effective Date all certificates representing Scheme Shares shall cease to have effect as documents of title to the shares comprised therein and every holder thereof shall be bound at the request of Seagate to deliver up such certificate(s) to Seagate or as it may direct.

7.	Authority pending registration of transfer

7.1	With effect from the Effective Time and until the Register of Members is updated to reflect the transfer of the Scheme Shares pursuant to clause 1:

7.1.1

each Scheme Shareholder irrevocably appoints Holdings (or such of its nominee(s) as are directed by Holdings) to exercise on its behalf any votes and any or all other rights and privileges (including, without limitation, the right to requisition the convening of a general meeting of Seagate or of any class of shareholders of Seagate) attaching to the Scheme Shares;

7.1.2

each Scheme Shareholder authorises Seagate and / or its agents to send any notice, circular, warrant, document or other communication which may be required to be sent to such Scheme Shareholder as a member of Seagate in respect of their Scheme Shares to Holdings (and / or such of its nominee(s) as are directed by Holdings) at Holdings’ registered office;

7.1.3

each Scheme Shareholder irrevocably appoints Holdings (or such of its nominee(s) as are directed by Holdings) and / or any one or more of its directors or agents to sign on behalf of such Scheme Shareholder such documents, and to do such things, as may, in the opinion of Holdings and / or any one or more of its directors or agents, to be necessary or desirable in connection with the exercise of any votes or other rights or privileges attaching to the relevant Scheme Shares (including, without limitation, an authority to sign any consent to short notice of a general or separate class meeting of Seagate as attorney or agent for, and on behalf of, such Scheme Shareholder and / or to attend and / or execute a form of proxy in respect of such Scheme Shares appointing any person nominated by Holdings and / or any one or more of its directors or agents to attend general and separate class meetings of Seagate (or any adjournment thereof), and to exercise or refrain from exercising the votes attaching to the Scheme Shares on such Scheme Shareholder’s behalf); and

7.1.4	each Scheme Shareholder irrevocably undertakes:

(a)	not to exercise any votes or any other rights attaching to the relevant Scheme Shares without the prior written consent of Holdings; and

(b)	not to appoint a proxy or representative for, or to attend any general meeting or separate class meeting, of Seagate.

8.	Dividend mandates and communications preferences

All mandates relating to the monetary payment of dividends on the Scheme Shares and other instructions, including in respect of shareholder communications (e.g. annual reports), given to Seagate by Scheme Shareholders in force at the Scheme Record Time relating to their holdings of Scheme Shares will, unless amended or revoked, be deemed from the Effective Date to be an effective mandate or instruction to Holdings in respect of the corresponding New Holdings Shares.

9.	The Effective Date

9.1	This Scheme shall become effective on delivery to the Registrar of Companies of the Court Order.

9.2

Unless this Scheme shall have become effective and unconditional on or before 31 December, 2021 or such later date as Seagate and Holdings may agree, subject to receiving the consent of the Irish Court, in each case if required, this Scheme will never become effective.

9.3	Seagate and Holdings have agreed that in certain circumstances the necessary actions to seek sanction of this Scheme may not be taken.

10.	Modification

Seagate and Holdings may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or any condition that the Irish High Court may approve or impose.

11.	Governing Law

This Scheme shall be governed by and construed in accordance with the laws of Ireland and Seagate and the Scheme Shareholders hereby agree that the Irish Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding or to settle any dispute which may arise in relation thereto and the sanction thereof.

Dated: ●, 2021

ANNEX B

HOLDINGS CONSTITUTION

Companies Act 2014

A PUBLIC LIMITED COMPANY

CONSTITUTION

–of–

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Amended by Special Resolution dated [ ● ] 2021)

Companies Act 2014

A PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

–of–

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

1.	The name of the Company is Seagate Technology Holdings public limited company.

2.	The Company is a public limited company, deemed to be a PLC to which Part 17 of the Companies Act 2014 applies.

3.	The objects for which the Company is established are:

3.1

(a)	To carry on the business of a provider of hard disk drives, to design, manufacture, market and sell hard disk drives and all devices that store digitally encoded data.

(b)

To carry on the business of designing, manufacturing, marketing and selling media for storing electronic data in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering electronic data over corporate networks and the internet.

(c)

To carry on the business of producing a broad range of disk drive products and other data storage products addressing enterprise applications, mainframes and workstations, desktop applications, mobile computing applications, and consumer electronics applications and to provide data storage services for small to medium sized businesses, including online backup, data protection and recovery solutions.

(d)

To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s Board and to exercise its powers as a shareholder of other companies.

3.2

To acquire and hold shares, stocks, debentures, debenture stock, bonds, mortgages, obligations and securities and interests of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, whether in Ireland or elsewhere, and to vary, transpose, dispose of or otherwise deal with, from time to time as may be considered expedient, any of the Company’s investments for the time being.

3.3

To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

3.4	To lease, acquire by purchase or otherwise hold, sell, dispose of and deal in real property and in personal property of all kinds wheresoever situated.

3.5

To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

3.6	To acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the Company is authorized to carry on.

3.7

To apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights.

3.8

To enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the Company.

3.9

To take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as to benefit the Company.

3.10

To lend money to any employee or to any person having dealings with the Company or with whom the Company proposes to have dealings or to any other body corporate any of whose shares are held by the Company.

3.11

To apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto and to enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them.

3.12	To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

3.13	To incorporate or cause to be incorporated any one or more subsidiaries of the Company (within the meaning of the Companies Act) for the purpose of carrying on any business.

3.14

To establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors and/or consultants or former employees, directors and/ or consultants of the Company or its predecessors or any of its subsidiary or associated companies, or the dependants or connections of such employees, directors and/or consultants or former employees, directors and/or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes, enabling employees, directors and/or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.15

To establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees or the employees of any of its subsidiary or associated companies and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

3.16

To grant bonuses to any person or persons who are or have been in the employment of the Company or any of its subsidiary or associated companies or any person or persons who are or have been directors of, or consultants to, the Company or any of its subsidiary or associated companies.

3.17	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of shares in the Company.

3.18	To subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects.

3.19	To promote any company for the purpose of acquiring or taking over any of the property and liabilities of the Company or for any other purpose that may benefit the Company.

3.20	To purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the Company considers necessary or convenient for the purposes of its business.

3.21	To construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

3.22

To construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the Company and contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management and carrying out of control thereof.

3.23

To raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person.

3.24

To borrow or raise or secure the payment of money (including money in a currency other than the currency of Ireland) in such manner as the Company shall think fit and in particular by the issue of debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount in such manner as the Company shall think fit and any other securities (including any mortgage or charge), perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital and to purchase, redeem or pay off any such securities.

3.25

To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.

3.26

To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

3.27	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments.

3.28	To sell, lease, exchange or otherwise dispose of the undertaking of the Company or any part thereof as an entirety or substantially as an entirety for such consideration as the Company thinks fit.

3.29	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the Company in the ordinary course of its business.

3.30

To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

3.31

To cause the Company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

3.32	To allot and issue fully-paid shares of the Company in payment or part payment of any property purchased or otherwise acquired by the Company or for any past services performed for the Company.

3.33

To distribute among the Members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, but not so as to decrease the capital of the Company unless the distribution is made for the purpose of enabling the Company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful.

3.34

To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting strike, movement or organisation, which may be thought detrimental to the interests or opposing any of the Company or its employees and to subscribe to any association or fund for any such purposes.

3.35	To make or receive gifts by way of capital contribution or otherwise.

3.36	To establish agencies and branches.

3.37

To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the Company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge.

3.38	To pay all costs and expenses of or incidental to the incorporation and organization of the Company.

3.39	To invest and deal with the moneys of the Company not immediately required for the objects of the Company in such manner as may be determined.

3.40	To do any of the things authorized by this memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

3.41	To do all. such other things as are incidental or conductive to the attainment of the objects and the exercise of the powers of the Company

4.	The liability of the Members is limited.

5.

The authorized share capital of the Company is €40,000 and US$13,500 and consists of 40,000 deferred shares of €1.00 each (the “Deferred Shares”), 1,250,000,000 ordinary shares of US$0.00001 each (the “Ordinary Shares”) and 100,000,000 undesignated preferred of US$0.00001 each (the “Preferred Shares”).

6.

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended Articles of Association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s Articles of Association for the time being.

7.	Capitalized terms that are not defined in this memorandum of association bear the same meaning as those given in the Articles of Association of the Company.

COMPANIES ACT 2014

A PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

-of-

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

PRELIMINARY

1.

The provisions set out in these Articles of Association shall constitute the whole of the regulations applicable to the Company and no “optional provisions” as defined by section 1007(2) of the Companies Act (with the exception of sections 83 and 84) shall apply to the Company.

2.	(1) In these Articles:

“address” includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“Articles” or “Articles of Association” means these Articles of Association of the Company, as amended from time to time by Special Resolution;

“Assistant Secretary” means any person appointed by the Secretary from time to time to assist the Secretary;

“Auditors” means the persons for the time being performing the duties of statutory auditors of the Company;

“Beneficial Owner” means a person who is the beneficial owner of Shares held in a voting trust or by a Member on such beneficial owner’s behalf;

“Board” means the board of directors from the time being of the Company;

“clear days” means, in relation to the period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Companies Act” means the Companies Act 2014, all statutory instruments which are to be read as one with, or construed or construed or read together as one with the Companies Acts and every statutory modification and re-enactment thereof for the time being in force;

“Company” means the above named company.

“Court” means the Irish High Court;

“Covered Person” shall have the meaning given to it in Article 194;

“Deferred Shares” has the meaning given in the Company’s Memorandum of Association.

“Delaware-Based Courts” shall have the meaning given to such term in Article 202;

“Directors” means the directors for the time being in the Company;

“dividend” includes interim dividends and bonus dividends;

“Dividend Periods” shall have the meaning given to such term in Article 17(2);

“Exchange” means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorized for trading from time to time;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, of the United States of America;

“IAS Regulation” means Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 on the application of international accounting standards;

“Independent Director” means a person recognised as such by the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange or the Companies Act;

“Member” means a person who has agreed to become a member of the Company and whose name is entered in the Register of Members as a registered holder of Shares;

“Memorandum” means the memorandum of association of the Company as amended from time to time by Special Resolution;

“month” means a calendar month;

“officer” means any executive of the Company that has been designated by the Company the title “officer” and for the avoidance of doubt does not have the meaning given to such term under the Companies Act;

“Ordinary Resolution” means an ordinary resolution of the Company’s Members within the meaning of the Companies Act;

“Ordinary Shares” has the meaning given in the Company’s Memorandum of Association;

“paid-up” means paid-up as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up;

“Preferred Shares” has the meaning given in the Company’s Memorandum of Association;

“proceeding” shall have the meaning given to such term in Article 197;

“Redeemable Shares” means redeemable Shares in accordance with the Companies Act;

“Register of Members” means the register of members of the Company maintained by or on behalf of the Company, in accordance with the Companies Act and includes (except where otherwise stated) any duplicate Register of Members;

“registered office” means the registered office for the time being of the Company;

“Remote Communication” shall have the meaning given to such term in Article 78(2).

“Seal” means the seal of the Company, if any, and includes every duplicate seal;

“Secretary” means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board to perform the duties of secretary of the Company;

“Share” and “Shares” means a Share or Shares in the capital of the Company; and

“Special Resolution” means a special resolution of the Company’s Members within the meaning of the Companies Act.

(2)	In these Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations;

(3)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including electronic communication;

(4)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time; and

(5)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(a)	headings are inserted for reference only and shall be ignored in construing these Articles; and

(b)

references to “US$”, “USD” or “dollars” shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

SHARE CAPITAL; ISSUE OF RIGHTS

3.

The Share capital of the Company is US$13,500 and €40,000 and consists of 40,000 Deferred Shares of €1.00 each, 1,250,000 Ordinary Shares of US$0.00001 each and 100,000,000 undesignated Preferred Shares of US$0.00001 each.

4.

Subject to the Companies Act and the provisions, if any, in the Memorandum and these Articles and to any direction that may be given by the Company in a general meeting and without prejudice to any rights attached to any existing Shares, the Board may allot, issue, grant options, rights or warrants over or otherwise dispose of any Shares with or without preferred, deferred, qualified or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and on such other terms as they think proper. Notwithstanding and without prejudice to the generality of the foregoing, the Board is expressly authorised and empowered to implement or effect at its sole discretion the issuance of a preferred Share purchase right to be issued on a pro rata basis to each holder of an Ordinary Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

5.

Upon approval of the Board, such number of Ordinary Shares, or other Shares or securities of the Company, as may be required for such purposes shall be reserved for issuance in connection with an option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other Shares or securities of the Company.

6.

All Shares shall be issued fully paid as to their nominal value and any premium determined by the Board at the time of issue, save in accordance with the Companies Act, and so that, in the case of Shares offered to the public for subscription, the amount payable on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon, and shall be non-assessable.

7.	Subject to the provisions of the Companies Act and the other provisions of this Article 7, the Company may:

(1)

pursuant to the Companies Act, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

(2)

redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury Shares and re-issue such treasury Shares as Shares of any class or classes or cancel them; or

(3)

pursuant to the Companies Act, convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in the Companies Act.

8.

The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any Shares in the Company or in its holding company, except as permitted by the Companies Act.

9.

The Directors are, for the purposes of the Companies Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the Companies Act) up to the amount of Company’s authorised Share capital and to allot and issue any Shares purchased by the Company pursuant to the provisions of the Companies Act and held as treasury Shares and this authority shall expire five years from the date of the adoption of these Articles. The Company may before the expiry of such authority make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement notwithstanding that the authority hereby conferred has expired.

10.

The Directors are hereby empowered pursuant to the Companies Act to allot equity securities within the meaning of the Companies Act for cash pursuant to the authority conferred by Article 9 as if the Companies Act did not apply to any such allotment and this authority shall expire five years from the date of the adoption of these Articles. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 10 had not expired.

ORDINARY SHARES

11.	The rights and restrictions attaching to the Ordinary Shares shall be as follows:

(1)

subject to the right of the Company to set record dates for the purposes of determining the identity of Members entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per ordinary Share held at any general meeting of the Company;

(2)	the right to participate pro rata in all dividends declared by the Company in accordance with the relevant provisions of these Articles; and

(3)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

12.

Unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Companies Act, an Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in ordinary Shares, from such third party. In these circumstances, the acquisition of such Shares or interest in Shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Act.

13.	The holders of the Ordinary Shares shall not be entitled to receive a Share certificate in respect of any Ordinary Shares, unless so requested in accordance with the Companies Act.

14.	All Ordinary Shares shall rank pari passu with each other in all respects.

DEFERRED SHARES

15.

The Deferred Shares (i) do not convey on the holder the right to be paid a dividend or to receive notice of or to attend, vote and speak at any meeting of the Members of the Company in respect of those Shares, and (ii) confer the right on a return of capital, on a winding up or otherwise, only to repayment of the nominal amount paid up on the Deferred Shares but only after repayment of the Ordinary Shares and any Preferred Shares of the Company in full.

PREFERRED SHARES

16.

Preferred Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided.

17.

Authority is hereby granted to the Board, subject to the provisions of the Memorandum, these Articles and applicable law to issue all or any of the authorized but unissued Preferred Shares, to create one or more series of Preferred Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members providing for the issue of such series:

(1)	the number of Preferred Shares to constitute such series and the distinctive designation thereof;

(2)

the dividend rate on the Preferred Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (“Dividend Periods”), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(3)

whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(4)	the preferences, if any, and the amounts thereof, which the Preferred Shares of such series shall be entitled to receive upon the winding up of the Company;

(5)	the voting power, if any, of the Preferred Shares of such series;

(6)	transfer restrictions and rights of first refusal with respect to the Preferred Shares of such series; and

(7)	such other terms, conditions, special rights and provisions as may seem advisable to the Board.

Notwithstanding the fixing of the number of Preferred Shares constituting a particular series upon the issuance thereof, the Board at any time thereafter may authorise the issuance of additional Preferred Shares of the same series subject always to the Companies Act, the Memorandum and these Articles.

18.

No dividend shall be declared and set apart for payment on any series of Preferred Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preferred Shares of each other series entitled to cumulative dividends at the time outstanding that rank senior or equally as to dividends with the series in question, dividends rateably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

19.

If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preferred Shares which (i) are entitled to a preference over the holders of the Ordinary Shares upon such winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Shares rateably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

ISSUE OF WARRANTS

20.	The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

21.

Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by any stock exchange, depository, or any operator of any clearance or settlement system, or unless so requested in accordance with the Companies Act, no person shall be entitled to a Share certificate in respect of any Shares held by them in the Share capital of the Company, whether such Shares were allotted or transferred to them, and the Company shall not be bound to issue a Share certificate to any such person entered in the Register of Members.

22.

Any Share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

23.

If a Share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

24.	The Company shall maintain or caused to be maintained a Register of its Members in accordance with the Companies Act.

25.

If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit. The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Companies Act.

26.

The Company, or any agent(s) appointed by it to maintain the duplicate Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Companies Act.

27.

The Company shall not be bound to register more than four persons as joint holders of any Share. If any Share shall stand in the names of two or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

28.	(1)

The instrument of transfer, which shall be in such form as the Board may approve, of any Share may be executed for and on behalf of the transferor by the Secretary, an Assistant Secretary, or any such person that the Secretary or Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary, Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the Share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, the date of the agreement to transfer Shares, shall, once executed by the transferor or the Secretary, Assistant Secretary or the relevant nominee as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Companies Act. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(2)

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the

Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares and (iii) to claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those Shares.

(3)

Notwithstanding the provisions of these Articles and subject to any regulations made under the Companies Act, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with the Companies Act or any regulations made thereunder. The Directors shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and Share certificates (if any), in order to give effect to such regulations.

29.

The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share which is not fully paid. The Board may also, in its absolute discretion, and without assigning any reason for its decision, refuse to register a transfer of any Share unless:

(1)

the instrument of transfer is duly stamped (if required by law) and lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(2)	the instrument of transfer is in respect of only one class of Shares;

(3)	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four; and

(4)

it is satisfied that all applicable consents, authorisations, permissions, or approvals required to be obtained pursuant to any applicable law or agreement prior to such transfer have been obtained or that no such consents, authorisations, permissions or approvals are required.

30.

If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

31.

The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that they are or may be suffering from mental disorder or is otherwise incapable of managing their affairs or under other legal disability.

32.

Upon every transfer of Shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate may be issued without charge to the transferee in respect of the Shares transferred to them, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to them without charge. The Company shall also retain the instrument(s) of transfer.

33.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

34.

Subject to the provisions of these Articles, whenever as a result of a consolidation of Shares or otherwise any Members would become entitled to fractions of a Share, the Directors may sell or cause to be sold, on behalf of those Members, the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale (subject to any applicable tax and abandoned property laws) in due proportion among those Members, and the Directors may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall their title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

REDEMPTION AND REPURCHASE OF SHARES

35.

Subject to the provisions of the Companies Act and these Articles, the Company may issue Redeemable Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of Ordinary Shares shall be effected in accordance with Article 12 and in such manner as the Company may, by Special Resolution, determine before the issue of the Ordinary Shares and the redemption of Preferred Shares shall be effected in such manner as the Board may, by resolution, determine before the issue of the Preferred Shares.

36.

Subject to the Companies Act, the Company may, without prejudice to any relevant special rights attached to any class of Shares pursuant to the Companies Act, purchase any of its own Shares whether in the market, by tender or by private agreement, at such prices (whether at nominal value or above or below nominal value) and otherwise on such terms and conditions as the Board may from time to time determine including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class (the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act) and may cancel any Shares so purchased or hold them as treasury Shares (as defined in the Companies Act) and may reissue any such Shares as Shares of any class or classes.

37.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act.

38.

The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to them the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

39.

If at any time the Share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of three-fourths of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

40.

The provisions of these Articles relating to general meetings shall apply mutatis mutandis to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued Shares of the class.

41.

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or be deemed to be varied by a purchase or redemption by the Company of its own Shares. The rights of holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of Shares with preferred or other rights which may be effected by the Board as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

LIEN ON SHARES

42.

The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share shall extend to all moneys payable in respect of it.

43.

The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice demanding payment, and stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.

44.

To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the Share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the holder of the

Share comprised in any such transfer and they shall not be bound to see to the application of the purchase moneys nor shall their title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

45.

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

CALLS ON SHARES

46.

Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their Shares and each Member (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on their Shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

47.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

48.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

49.

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Act) but the Directors may waive payment of the interest wholly or in part.

50.

An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

51.	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

52.

The Directors, if they think fit, may receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by them, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent. per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

FORFEITURE

53.

If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on them requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

54.

The notice shall name a further day (not earlier than the expiration of fourteen clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

55.

If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before forfeiture. The Directors may accept a surrender of any Share liable to be forfeited hereunder.

56.

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

57.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon they shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

58.

A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by them to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but their liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares.

59.

A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

60.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

61.

The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

COMMISSION ON SALE OF SHARES

62.

The Company may exercise the powers of paying commissions to any person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Subject to the provisions of the Companies Act, such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

63.

The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Companies Act) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish to the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

64.

In the case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where they were a sole holder, shall be the only persons recognised by the Company as having any title to their interest in the Shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any Share which had been jointly held by them with other persons.

65.

Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered themselves as Holder of the Share or to have some person nominated by them registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Shares by that Member before their death or bankruptcy, as the case may be.

66.	If the person so becoming entitled elects to be registered themselves, they shall deliver or send to the Company a notice in writing signed by them stating that they so elect.

67.

A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered holder of the Share, except that they shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, provided, however, that the Directors may at any time give notice requiring such person to elect either to be registered themselves or to transfer the Share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL

68.	The Company may by Ordinary Resolution and in accordance with section 83 of the Companies Act, do one or more of the following, from time to time:

(1)	increase the Share capital by such sum and with such rights, priorities and privileges annexed thereto as such Ordinary Resolution shall prescribe;

(2)	consolidate and divide all or any of its Share capital into Shares of larger amount than its existing Shares;

(3)

subdivide its existing Shares, or any of them, into Shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the Companies Act so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

(4)	cancel any Shares which, at the date of the passing of the relevant Ordinary Resolution, have not been taken or agreed to be taken by any person; or

(5)	subject to applicable law, change the currency denomination of its Share capital.

69.	Subject to the provisions of the Companies Act, the Company may do one or more of the following, from time to time:

(1)	by Special Resolution change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles;

(2)

by Special Resolution reduce its issued Share capital and any capital redemption reserve fund or any Share premium account or any undenominated capital in any manner and with and subject to any incident authorised, and consent required, by law; or

(3)	by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

70.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of the Companies Act, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole 30 days in each year. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

71.

In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or the taking of any action to which such determination of Members is relevant. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors.

72.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

73.

The Company, in accordance with requirements of the Companies Act, shall in each calendar year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Directors shall appoint, provided that the period between the date of one annual general meeting of the Company and that of the next shall not be longer than such period as applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange permits. At these meetings the report of the Directors (if any) shall be presented.

74.	Subject to the Companies Act, all general meetings of the Company may be held inside or outside of Ireland as determined by the Board.

75.

The Board may whenever it thinks fit, and shall, on the requisition in writing of Members holding such number of Shares as is prescribed by, and made in accordance with the Companies Act, proceed to convene a general meeting of the Company. All general meetings other than annual general meetings shall be called extraordinary general meetings. Subject always to the Companies Act and the necessary Member approvals, all general meetings of the Company may be held at such place, either inside or outside of Ireland, as determined by the Board.

76.

Board may postpone any general meeting of the Members (other than a meeting requisitioned under section 178(3) of the Companies Act or the postponement of which would be contrary to the Companies Act or any enactment or order of the court) after it has been convened, where the Board in its absolute discretion considers that the reasons for convening the meeting no longer exist or it is, for any reason, not in the company’s interests to hold the meeting and such postponement may be expressed to be for a particular period of time or indefinitely.

77.	Where the Board postpones a general meeting:

(1)	the Company shall cause notice of the postponement to be given in accordance with the Articles to all Members entitled to notice of the meeting before the date for which the meeting was convened;

(2)	no meeting shall be held and no business may be transacted on the date and at the time on which the meeting was originally convened; and

(3)	if and when it is decided to hold the meeting, it shall be convened in accordance with the provisions of these Articles and the Companies Act.

78.	(1)

The Board may, in its sole discretion, determine that any general meeting shall be held outside of Ireland provided that the Company makes, at its expense, all necessary arrangements to ensure that Members can by technological means participate in any such meeting without leaving Ireland. If an annual general meeting of the Company is held outside of the United States, the Company will provide Members and proxies with the ability to access the meeting by Remote Communication (as defined below) for so long as the Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act.

(2)

Subject to paragraph (1) above, the Board may, in its sole discretion, determine that a general meeting may be held solely by means of remote communication that enables Members and proxies entitled to attend the meeting to listen to the meeting, watch the meeting or both and send questions to the Chairperson of the meeting, to be addressed at the meeting, if deemed proper (“Remote Communication”) as follows:

if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Members and proxies entitled to attend and vote but not physically present at a meeting of Members may, by means of Remote Communication:

participate in a meeting of Members;

hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any by any means of Remote Communication; and

be deemed present in person and vote at a meeting of Members whether such meeting is to be held at a designated place or solely by means of Remote Communication; and/or if authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member or proxy. Any such general meeting shall be deemed to have taken place at the location of the majority of the Board.

NOTICE OF GENERAL MEETINGS

79.

Subject to the provisions of the Companies Act allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called by at least twenty-one (21) clear days’ notice and all other extraordinary general meetings shall be called by at least fourteen (14) clear days’ notice.

80.

Such notice shall state the date, time, place and purposes of the general meeting to which it relates. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

81.

A general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or their proxies.

82.

The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given to all Members other than such as, under the provisions hereof or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company.

83.

There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of them and that any proxy need not be a Member of the Company.

84.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

85.

In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

86.	All business shall be deemed special that is transacted at an extraordinary general meeting and also that is transacted at an annual general meeting, with the exception of:

(1)	the consideration of the Company’s statutory financial statements and the report of the directors and the report of the Auditors on those statements and that report;

(2)	the review by the Members of the Company’s affairs;

(3)	the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors;

(4)	the authorisation of the directors to approve the remuneration of the Auditors; and

(5)	the election and re-election of directors.

87.

No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy holding not less than a majority of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.

88.

If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting the Members present shall be a quorum.

89.

The Chairperson, if any, of the Board shall preside as Chairperson at every general meeting of the Company, or if there is no such Chairperson, or if they shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairperson of the meeting or if all of the Directors present decline to take the chair, then the Members present shall choose one of their own number to be Chairperson of the meeting.

90.

The Chairperson may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

91.	(1)	Subject to the Companies Act, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:

(a)	it is proposed by or at the direction of the Board;

(b)	it is proposed at the direction of the Court; or

(c)	it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with the Companies Act;

(d)	it is proposed pursuant to, and in accordance with the procedures and requirements of, Articles 86 or 87; or

(e)	the Chairperson of the meeting in their absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(2)

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairperson of the meeting in their absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(3)

If the Chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in their ruling. Any ruling by the Chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

92.

Except where a greater majority is required by the Companies Act or these Articles, any question proposed for consideration at any general meeting of the Company or of any class of Members shall be decided by an Ordinary Resolution.

93.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

(1)	the Chairperson; or

(2)	by at least three Members present in person or by proxy; or

(3)	by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

(4)

by a Member or Members holding Shares in the Company conferring the right to vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring that right.

Unless a poll is so demanded, a declaration by the Chairperson that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

94.

Except as provided in Article 95, if a poll is duly demanded it shall be taken in such manner as the Chairperson directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

95.

A poll demanded on the election of the Chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time, not being not being more than ten days from the date of the meeting or adjourned meeting at which the vote was taken, as the Chairperson of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

96.

No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll a Member entitled to more than one vote need not use all their votes or cast all the votes they use in the same way.

97.	In the case of an equality of votes the Chairperson of the general meeting at which the poll is taken shall not be entitled to a second or casting vote.

NOMINATIONS OF DIRECTORS

98.	Nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) at a general meeting may only be made:

(1)	pursuant to the Company’s notice of meeting pursuant to Article 79 at the recommendation of the Board;

(2)	by or at the direction of the Board or any authorised committee thereof or (c) by any Member who:

(a)	complies with the notice procedures set forth in Articles 183 or 184, as applicable;

(b)	was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such general meeting; and

(c)

is present at the relevant general meeting, either in person or by proxy, to present their nomination, provided, however, that Member shall only be entitled to nominate persons for election to the Board at annual general meetings or at general meetings called specifically for the purpose of electing directors.

99.

For nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought before an annual general meeting by a Member, such annual general meeting must have been called for the purpose of, among other things, electing directors and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company, or such other address as the Secretary may designate, not less than 120 days nor more than 150 days prior to the first anniversary of the date the Company’s proxy statement was first released to Members in connection with the prior year’s annual general meeting; provided, however, that in the event the date of the annual general meeting is changed by more than 30 days from the first anniversary date of the prior year’s annual general meeting, notice by the Member of Shares to be timely must be so delivered not earlier than the 150th day prior to such annual general meeting and not later than the later of the 120th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such Member’s notice shall set forth:

(1)

as to each person whom the Member proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, of the United States of America, as amended, or any successor provisions thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(2)	as to the Member giving the notice:

(a)	the name and address of such Member, as they appear on the Register of Members;

(b)	the class and number of Shares that are owned beneficially and/or of record by such Member;

(c)	a representation that the Member is a registered holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

(d)	a statement as to whether the Member intends or is part of a group that intends:

(i)	to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding Share capital required to approve or elect the nominee; and/or

(ii)	otherwise to solicit proxies from Members in support of such nomination.

The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including such evidence satisfactory to the Board that such nominee has no interests that would limit such nominee’s ability to fulfil their duties as a director.

100.

For nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought before a general meeting other than an annual general meeting by a Member, such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company or such other address as the Secretary may designate, not earlier than the 150th day prior to such general meeting and not later than the 120th day prior to such general meeting or the 10th day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be elected at such meeting. Such Member’s notice shall set forth the same information as is required by provisions (1) and (2) of Article 184.

101.

Unless otherwise provided by the terms of any series of Preferred Shares or any agreement among Members or other agreement approved by the Board, only persons who are nominated in accordance with the procedures set forth in Articles 183 and 184 shall be eligible to serve as directors of the Company. If the Chairperson of a general meeting determines that a proposed nomination was not made in compliance with Articles 183 and 184, they shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Articles, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present their nomination, such nomination shall be disregarded.

VOTES OF MEMBERS

102.

Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in their name in the Register of Members.

103.

In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

104.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote by their committee, receiver, guardian, or other person appointed by that court, and any such committee, receiver, guardian or other persons may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the registered office or at such other address as is specified in accordance with these Articles for the receipt of appointments of proxy and in default the right to vote shall not be exercisable.

105.	No Member shall be entitled to vote at any general meeting unless they are registered as a Member on the record date for such meeting.

106.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the general meeting whose decision shall be final and conclusive.

107.

Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint one proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

PROXIES

108.

The rules and procedures relating to the form or a proxy, the depositing or filing of proxies and voting pursuant to a proxy and any other matter incidental thereto shall be approved by the Board, subject to such rules and procedures as required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and as provided in the following Articles under this heading of “PROXIES”.

109.

Every Member entitled to attend and vote at a general meeting may appoint one or more proxies to attend, speak and vote on their behalf. The appointment of a proxy shall be in any form consistent with the Companies Act which the

Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate must sign a form of proxy under its common seal (if applicable) or under the hand of a duly authorised officer or attorney thereof or in such other manner as the Directors may approve.

110.

Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic, telephonic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic, telephonic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic, telephonic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic, telephonic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member. A proxy need not be a Member of the Company. The appointment of a proxy in electronic, telephonic or internet communication or other form shall only be effective in such manner as the Directors may approve. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Companies Act, if not so delivered the appointment shall not be treated as valid.

111.

The instrument appointing a proxy shall be in the form prescribed by the Companies Act and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

112.

Subject to the foregoing, a Member may appoint a proxy by means of an “omnibus” or “enduring” proxy with or without a power of substitution. Such “omnibus” or “enduring” proxy may provide that all persons who appear in a specified register maintained by the Depositary Trust Company (“DTC”) (each a “specified holder”) may act as proxy for so long as the name of the specified holder appears in the specified DTC register in respect of the relevant number of Shares which appear opposite the name of the specified holder in the DTC register from time to time in respect of all meetings of the Company, and if any specified holder does not attend a meeting of the Company, the relevant Member may appoint such other persons as may be nominated by the specified holder from time to time in accordance with the proxy registration system for specified holders as the Member’s proxy in respect of all meetings of the Company.

CORPORATE MEMBERS

113.

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as the corporation could exercise if it were an individual Member.

DIRECTORS

114.

There shall be a Board consisting of not less than two or more than twelve persons and the number of directors shall be determined by the Board, provided however that the Company may from time to time by Ordinary Resolution increase or reduce the upper limit. So long as Shares of the Company are listed on an Exchange, the Board shall include such number of Independent Directors as the relevant code, rules or regulations applicable to the listing of any Shares on the Exchange require. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment, but for no other purpose.

115.

If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors who receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace them. If there be no Director or Directors able or willing to act then any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Companies Act and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless they are re-elected during such meeting.

116.

The Company at the annual general meeting in each year or the Company at any extraordinary general meeting called for the purpose may appoint any eligible person as a Director. Each Director shall be elected by an Ordinary Resolution at such meeting, provided that if, as of, or at any time prior to, 120 days in advance of the anniversary of the immediately preceding annual general meeting, the number of Director nominees exceeds the number of Directors determined by the Board in accordance with this Article (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the Shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

117.

For the purposes of Article 116, “elected by a plurality” means the election of those Director nominees, equal in number to the number of positions to be filled at the relevant general meeting that received the highest number of votes in the contested election.

REMUNERATION OF DIRECTORS

118.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine from time to time. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other.

119.

The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than their ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

120.

The Board may approve additional remuneration to any Director for any services other than their ordinary routine work as a Director. Any fees paid to a Director who is also legal counsel to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

NO MINIMUM SHAREHOLDING

121.	No shareholding qualification is required to be held by a Director.

DIRECTORS’ INTERESTS

122.

A Director of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with the Companies Act, declare the nature of their interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that they are or have become so interested or (b) by providing a general notice to the Directors declaring that they are a director of, or have an interest in, a person and are to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

123.

A Director may hold any other office or place of profit under the Company (other than the office of its Auditor) in conjunction with their office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

124.

A Director is expressly permitted (for the purposes section 228(l)(d) of the Companies Act) to use the property of the Company pursuant to or in connection with the exercise or performance of their duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

125.

As recognised by section 228(l)(e) of the Companies Act, the directors may agree to restrict their power to exercise an independent judgment but only where this has been expressly approved by a resolution of the board of directors of the Company.

126.

A Director may act by themselves or their firm in a professional capacity for the Company (other than as its Auditor) and they or their firm shall be entitled to remuneration for professional services as if they were not a Director.

127.

A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or Member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by them as a director, managing director, joint managing director, deputy managing director, executive director, manager or Member of such other company; provided that they have declared the nature of their position with, or interest in, such company to the Board in accordance with Article 122.

128.

No person shall be disqualified from the office of Director of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director of the Company holding office or of the fiduciary relation thereby established; provided that:

(1)	they have declared the nature of their interest in such contract or transaction to the Board in accordance with Article 122; and

(2)	the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

129.

A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which they are interested and they shall be at liberty to vote in respect of any contract, transaction or arrangement in which they are interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by them in accordance with Article 122, at or prior to its consideration and any vote thereon.

130.	For the purpose of Article 122:

(1)

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(2)	an interest of which a Director has no knowledge and of which it is unreasonable to expect them to have knowledge shall not be treated as an interest of theirs; and

(3)

a copy of every declaration made and notice given under Article 122 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or Member of the Company at the registered office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

BORROWING POWERS

131.

Subject to the Companies Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

132.

Subject to the provisions of the Companies Act, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Board.

133.

In addition to any other duties the Directors may owe to the Company or the Members under applicable law, the Directors shall owe a fiduciary duty to the Company and to the Members as a whole and, in discharging such fiduciary duties, they will act in good faith, in a manner that they believe to be in the best interests of the Company and the Members as a whole, in a manner consistent with the standards of care required by the courts of Ireland and the state of Delaware, in the United States of America. A Director, by agreeing to serve, or to continue to serve, on the Board, will be deemed to have agreed to owe the duties to the Company and the Members specified in this Article 133.

134.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board shall determine.

135.

The Board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to their widow or widower or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

136.

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MINUTES

137.

The Board shall cause written minutes (whether in electronic form or otherwise) to be made in books kept for the purpose of all appointments of officers made by the Board, all resolutions and proceedings at meetings of the Company or the holders of any class of Shares, of the Directors and of committees of Directors, including the names of the Directors present at each meeting.

DELEGATION OF THE BOARD’S POWERS

138.

The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors. The Board may also delegate to any Director such of its powers as it considers desirable to be exercised by them. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

139.

The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

140.

The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in them.

EXECUTIVE OFFICERS: DUTIES OF OFFICERS

141.

The Board may from time to time appoint one or more Chairperson of the Board, President, Chief Executive Officer, Chief Financial Officer and such other officers as it considers necessary in the management of the business of the Company and as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with these Articles. Such officers need not also be a Director.

142.

Every person appointed to an office under Article 141 shall, without prejudice to any claim for damages that such person may have against the Company (or the Company may have against such person for any breach of any contract of service between them and the Company) be liable to be dismissed or removed at any time from such executive office by the Board. A Director appointed to an office under the above Article 141 shall ipso facto and immediately cease to hold such executive office if they shall cease to hold the office of Director for any cause.

143.

The Company agrees to require any person who serves as an officer of the Company to agree that, in addition to any other duties such officer may owe to the Company or the Members under applicable law, such officer shall owe a fiduciary duty to the Company and to the Members as a whole and, in discharging such fiduciary duties, they will act in good faith, in a manner that they believe to be in the best interests of the Company and the Members as a whole, in a manner consistent with the standards of care required by the courts of the Ireland and the state of Delaware, in the United States of America.

PROCEEDINGS OF DIRECTORS

144.

Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote. In case of an equality of votes, the Chairperson shall have a second or casting vote.

145.

Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

146.

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further if notice is given in person, by telephone, cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

147.

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be a majority of the Directors in office. In no event shall the Board fix a quorum that is less than one-third (1/3rd) of the total number of Directors or that is less than two Directors.

148.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

149.

The Directors may elect a Chairperson of their Board and determine the period for which they are to hold office; but if no such Chairperson is elected, or if at any meeting the Chairperson is not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be a Chairperson of the meeting.

150.

All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

151.

Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairperson is at the start of the meeting.

152.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the Members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

VACATION OF OFFICE OF DIRECTOR

153.	The office of a Director shall be vacated ipso facto, if the Director:

(1)	resigns their office by notice in writing to the Company;

(2)	absents themselves from three consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that they have by reason of such absence vacated office;

(3)	is restricted or disqualified to act as a Director under the provisions of the Companies Act;

(4)	dies, becomes bankrupt or makes any arrangement or composition with their creditors generally (in any jurisdiction); or

(5)	is prohibited, restricted or disqualified by any applicable law, or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange, from being a Director.

APPOINTMENT AND REMOVAL OF DIRECTORS

154.

The Company may by Ordinary Resolution appoint any person to be a Director and may by Ordinary Resolution, in accordance with the Companies Act, remove any Director before the expiration of their period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between them and the Company.

155.

The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided that the total amount of Directors shall not at any time exceed the number fixed in accordance with these Articles and provided further, that any such Director so appointed shall be approved or removed by a resolution of the Members at the next annual general meeting.

156.

Directors shall hold office for such term as the Members may determine by Ordinary Resolution or, in the absence of such determination, until the next annual general meeting and until their successors are elected and qualified, or until their office is otherwise earlier vacated.

157.	(1)

At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution or plurality vote in accordance with Article 116 at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

(2)	Every Director shall be eligible to stand for re-election at an annual general meeting.

(3)

If a Director offers themselves for re-election, they shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution or plurality vote in accordance with Article 116 for the re-election of such Director has been defeated.

PRESUMPTION OF ASSENT

158.

A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the Minutes of the meeting or unless they shall file their written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

THE SEAL

159.

The Company may, if the Board so determines, have a Seal which shall only be used by the authority of the Board or of a committee of the Board authorized by the Board in that behalf and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or Assistant Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

160.

The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

161.

A Director, Secretary, Assistant Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over their signature alone to any document of the Company required to be authenticated by them under Seal or to be filed with the Companies Registration Office in Ireland or elsewhere wheresoever.

162.	The Company may exercise the powers conferred by the Companies Act with regard to having an official seal for use abroad and such powers exercised by the Board or by a committee of the Board.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

163.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

164.

Subject to the Companies Act, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

165.

The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

166.	No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of the Companies Act.

167.

Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

168.	The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by them to the Company in relation to the Shares of the Company.

169.

The Board or any general meeting declaring a dividend (upon the recommendation of the Board), may direct that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

170.

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

171.	No dividend or distribution shall bear interest against the Company.

172.

If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

CAPITALISATION OF PROFITS

173.

Without prejudice to any powers conferred on the Board and subject to the Board’s authority to issue and allot Shares under Articles 9 and 10, the Board may, from time to time, resolve that all or any part of any sum standing to the credit of:

(a)	any of the Company’s reserve accounts (including any reserve account available for distribution); and/or

(b)	the profit and loss account,

be capitalised and applied on behalf of those Members who would have been entitled to receive that sum if it had been distributed by way of dividend (and in the same proportions) either:

(i) in or towards paying up amounts for the time being unpaid on any shares held by them respectively; and/or

(ii) in paying up in full unissued shares or debentures of the Company,

of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportions aforesaid) or partly in one way and partly in another. In such event the Board shall do all acts and things required to give effect to such capitalisation, with full power to the Board to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

174.

Without prejudice to any powers conferred on the Board and subject to the Board’s authority to issue and allot Shares under Articles 9 and 10, the Board may, from time to time, resolve that all or any part of any sum standing to the credit of:

(a)

any of the Company’s reserve accounts (including any capital redemption reserve fund, share premium account, any undenominated capital, any sum representing unrealised revaluation reserves, merger reserve, or other reserve account not available for distribution) and/or

(b)	the profit and loss account which is not available for distribution,

be capitalised by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those Members who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). Whenever such a resolution is passed in pursuance of this Article, the Board shall make all appropriations and applications of the amounts resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any). In such event the Board shall do all acts and things required to give effect to such capitalisation, with full power to the Board to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT: RIGHTS OF INSPECTION

175.	The Directors shall cause the Company to keep adequate accounting records, which are sufficient to:

(1)	correctly record and explain the transactions of the Company;

(2)	enable at any time the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(3)

enable the Directors to ensure that any financial statements of the Company and any directors’ report, required to be prepared under the Companies Act, comply with the requirements of the Companies Act and, where applicable, Article 4 of the IAS Regulation; and

(4)	enable those financial statements of the Company to be audited.

176.

Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year in accordance with the Companies Act. The Company may send a summary financial statement to its Members or persons nominated by any Member and the Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies the documents required to be sent to Members by the Companies Act or any summary financial statement or other communications with its Members.

177.

The accounting records shall be kept at the registered office of the Company or, subject to the provisions of the Companies Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

178.

Accounting records shall not be deemed to be kept, if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

179.

In accordance with the provisions of the Companies Act, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

180.	(1) The Company may send by post, electronic mail or any other means of electronic communication:

(a)	the Company’s statutory financial statements,

(b)	the directors’ report, and

(c)	the Auditors’ report

and copies of those documents shall also be treated for the purposes of the Companies Act, as sent to a person where:

(i)	the Company and that person have agreed to their having access to the documents on a website (instead of being sent to them);

(ii)	the documents are documents to which that agreement applies; and

(iii)	that person is notified, in a manner for the time being agreed for the purpose between that person and the Company, of:

the publication of the documents on a website;

the address of that website, and

the place on that website where the documents may be accessed and how they may be accessed.

(2)	The documents listed at Articles 180(1)(a) to (1)(c) shall be treated as sent to a person not less than 21 days before the date of a meeting if, and only if:

(a)	the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the notification given for the purposes of paragraph (1)(c) is given not less than 21 days before the date of the meeting.

(3)	Nothing shall invalidate the proceedings of a meeting where:

(a)	any documents that are required to be published are published for a part, but not all, of the 21 day period mentioned above; and

(b)	the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the company to prevent or avoid.

(4)

Where copies of documents are sent out pursuant to this Article 180 over a period of days, references elsewhere in the Companies Act to the day on which those copies are sent out shall be read as references to the last day of that period.

AUDIT

181.	Auditors shall be appointed and their duties regulated in accordance with the Companies Act, the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

182.

Subject always to the provisions of the Companies Act, in the event that no such code, rules and regulations referred to in the above Article 181 apply, the appointment of and provisions relating to Auditors shall be in accordance with the following provisions:

(1)	The Board may appoint the Auditor of the Company, who shall hold office until removed from office by the Company, and the Board may fix their remuneration.

(2)	The Board may appoint an Auditor who shall hold office until removed from office by a resolution of the Directors, and may fix their remuneration.

(3)

Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Board and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

(4)

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next extraordinary general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

183.

Notices shall be in writing (whether in electronic form or otherwise) and shall be given by the Company in accordance with applicable law, the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and these Articles.

184.	Except to the extent inconsistent with such company law, code, rules and regulations referred to in the above Article 183, notice shall be given in accordance with the following provisions:

(1)

notices to any Member shall be given either personally or by sending it by post, cable, telex, fax or e-mail to them or to their address as shown in the Register of Members (where the notice is given by e-mail by sending it to the e-mail address provided by such Member subject to each Members’ individual consent to electronic communications being sent to them by the Company), or by publication of an electronic record of it on a website and notification of such publication by post, cable, telex, fax or email as permitted by these Articles;

(2)

where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient. Where a notice was published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Member, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly published on a website in accordance with and provisions of these Articles.

(3)

for the purposes of these Articles and the Companies Act, any document or notice shall be deemed to have been sent to a Member if a notice is given, served, sent or delivered to the Member and the notice specifies the website or hotlink or other electronic link at or through which the Member may obtain a copy of the relevant document or notice.

(4)

a notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

(5)

Any requirement in these Articles for the consent of a Member in regard to the receipt of such Member of electronic mail or other means of electronic communications approved by the Board, including the receipt of the Company’s audited accounts and the Directors’ and Auditor’s reports thereon shall be deemed to have been satisfied where the Company has written to the Member informing them of its intention to use electronic communication for such purposes and the Member has not within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, their consent to the receipt of such Member of electronic mail or other means of electronic communications approved by the Board, they may revoke such consent at any time by requesting the Company to communicate with them in documented form; provided however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

WINDING UP

185.

If the Company shall be wound up the liquidator may, subject to any sanction required by applicable law, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

186.

If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the nominal value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the nominal value of the Shares held by them at the commencement of the winding up. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

187.	(1)

In case of a sale by the liquidator section 601 of the Companies Act, the liquidator may by the contract of sale agree so as to bind all the Members for the allotment to the Members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said section.

(2)

The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

UNTRACED SHAREHOLDERS

188.	The Company shall be entitled to sell at the best price reasonably obtainable any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that;

(1)

for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at their address on the Register or other last known address entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and

(2)

on or after expiry of that period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (1) above is located of its intention to sell such Share or stock; and

(3)

the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission; and

(4)

if so required by the roles of any securities exchange upon which the Shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

189.

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than Shares of the Company or its holding company if any) as the Directors may from time to time think fit.

190.

To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any Share of any Member and any unclaimed cash payments relating to such Share in any manner which it sees fit, including (but not limited to) transferring or selling such Share and transferring to third parties any unclaimed cash payments relating to such Share.

191.

The Company may only exercise the powers granted to it in Article 188 in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant Member of the Company.

192.	Any stock transfer form to be executed by the Company in order to sell or transfer a Share pursuant to Article 188 may be executed in accordance with Article 28(1).

INDEMNITY

193.

Subject to the provisions of and so far as may be admitted by the Companies Act, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto including any liability incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as a Director, Secretary or employee of the Company and in which judgement is given in their favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to them by the Court.

194.

To the fullest extent permitted by law, the Company shall indemnify any current or former officer of the Company, or any person who is serving or has served at the request of the Company as an officer and any trustee acting in relation to any of the affairs of the Company and their respective heirs, executors, administrators and personal representatives (other than any Director and the Secretary of the Company) (each individually, a “Covered Person”), against any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by, or in the name or on behalf of, the Company), to which they were, are, or are threatened to be made, a party or in which they are otherwise involved, (a “proceeding”) by reason of the fact that they are or were a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Person’s conscious, intentional or wilful breach of their obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Companies Act or to any person holding the office of auditor in relation to the Company.

195.

In the case of any threatened, pending or completed proceeding by, or in the name or on behalf of, the Company, to the fullest extent permitted by law, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with the defence or settlement thereof, except that no indemnification for expenses shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been finally adjudged to be liable for fraud or dishonesty in the performance of their duty to the Company, or for conscious, intentional or wilful breach of their obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, unless and only to the extent that the Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter that would render it void pursuant to the Companies Act or to any person holding the office of auditor in relation to the Company.

196.

To the fullest extent permitted by law, expenses, including attorneys’ fees, incurred by a Covered Person in defending any proceeding for which indemnification is permitted pursuant to Articles 194 and 195 shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified by the Company pursuant to these Articles.

197.

Any indemnification under Articles 194 to and including 196 (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 194 or Article 195, as the case may be. Such determination shall be made, with respect to a Covered Person who is a Director or officer of the Company at the time of such determination, (a) by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum; (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum; (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (d) by the Members by Ordinary Resolution. Such determination shall be made, with respect to any other Covered Person, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. Notwithstanding the provisions of Articles 194 to and including 196, the Company shall be required to indemnify or advance expenses to a Covered Person in connection a proceeding commenced by such Covered Person only if the commencement of such proceeding by such person was authorized by the Board.

198.

It being the policy of the Company that indemnification of the persons specified in Articles 194 and 196 shall be made to the fullest extent permitted by law, the indemnification and advancement of expenses provided for by Articles 194 to and including Article 196 shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which they are serving or have served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Covered Person.

199.

The Board may, notwithstanding any interest of the Covered Persons in such action, authorize the Company to purchase and maintain insurance on behalf of any Covered Person, against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Company would have the power to indemnify them against such liability under the provisions of these Articles. As used in Articles 193 to and including this Article 199, references to the “Company” include all constituent corporations in an amalgamation, consolidation or merger or similar arrangement in which the Company or a predecessor to the Company by amalgamation, consolidation or merger or similar arrangement was involved.

FINANCIAL YEAR

200.	The financial year of the Company shall be as prescribed by the Board from time to time.

SALE, LEASE OR EXCHANGE OF ASSETS

201.	(1)

The Board may authorise and direct the Company to sell, lease or exchange all or substantially all of its property and assets, including the Company’s goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including Shares of stock in, and/or other securities of, any other corporation or corporations, as the Board in its discretion thinks fit, provided that the Members shall have approved such sale, lease or exchange by Ordinary Resolution, in addition to any other resolution or sanction required by applicable law.

(2)

Notwithstanding such resolution or consent to a proposed sale, lease or exchange of the Company’s property and assets by the Members, the Board may abandon such proposed sale, lease or exchange without further action by the Members, subject to the rights, if any, of third parties under any contract relating thereto.

(3)

For purposes of this Article 201, the property and assets of the Company include the property and assets of any subsidiary of the Company and “subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Company and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

(4)	Notwithstanding subsection (l) of this Article 201 no resolution by the Members shall be required for a sale, lease or exchange of property and assets of the Company to a subsidiary.

CONSENT TO JURISDICTION: CHOICE OF LAW

202.

For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, the Company hereby submits to the jurisdiction of the courts of the state of Delaware, in the United States of America and to the jurisdiction of the United States District Court for the District of Delaware in the United States of America and the appellate courts having jurisdiction thereover (each, a “Delaware-Based Court”), for the purposes of any action, suit or proceeding brought by or on behalf of any Member or Beneficial Owner with respect to their rights as a Member or Beneficial Owner, or in relation to claims brought derivatively by a Member or Beneficial Owner in the name, or on behalf of, the Company. The Company waives any right to challenge personal jurisdiction when sued in these courts. The Company further agrees that if sued in these jurisdictions, it will agree to the application of that court’s rules of procedure and will not argue, under choice of law principles, that procedural rights granted by the laws of Ireland should be applied in these fora.

203.

For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, the Company shall appoint and maintain an authorised agent in the state of Delaware, in the United States of America, to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in the state of Delaware.

204.	For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, the Company shall:

(1)

maintain unencumbered assets in the United States of America, which assets may include equity or debt investments in U.S. companies, with a book value in excess of fifty million U.S. dollars (US$50,000,000), and will deliver, or cause to be delivered, to the Secretary of State of the State of Delaware an opinion of an attorney licensed in the United States of America that judgments rendered against the Company may be satisfied by using these assets;

(2)	post a bond or similar security with a Delaware-Based Court in an amount of at least fifty million U.S. dollars (US$50,000,000); or

(3)

purchase and maintain insurance on behalf of its Directors and officers of the Company, against any liability asserted against them and incurred by them in any such capacity, in an amount of at least fifty million U.S. dollars (US$50,000,000), and in the event that any action, suit or proceeding of the type described in Article 202 is brought against the Company in any Delaware-Based Court, the Company will provide a notice to such court specifying with which of the three foregoing provisions of this Article 204 the Company has complied.

205.

For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, in relation to any action, suit or proceeding against the Company brought derivatively by a Member or Beneficial Owner in the name, or on behalf of, the Company in any Delaware-Based Court, the Company hereby agrees that the law of the forum in which such action, suit or proceeding is brought, not the law of Ireland, will govern the sufficiency of the pleadings and such Member’s or Beneficial Owner’s standing to bring such action, suit or proceedings.

We, the persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of share(s) in the capital of the Company set opposite each name.

Name and Address of Number of Ordinary shares of €1.00 each taken by Subscribers each subscriber

PAULA HORAN	50
85 CASTLEFARM
SHANKILL
CO. DUBLIN
Company Director		/s/ Paula Horan

ANDREW LAMBE	50
55 MOUNT PROSPECT DRIVE
CLONTARF DUBLIN 3

Company Director		/s/ Andrew Lambe

Total Shares	100

Signatures in writing of the above subscribers, attested by witness as provided for below; or in authentication in the manner referred to in section 888.

Dated: 14 June 2017

Witness to the above signatures: -

PHILIP HAYDEN THE BLACK CHURCH ST. MARY’S PLACE DUBLIN 7

/s/ Philip Hayden

ANNEX C

LIST OF RELEVANT TERRITORIES

Double Taxation Agreements entered into by Ireland (as at February 4, 2021)

1.	Albania
2.	Armenia
3.	Australia
4.	Austria
5.	Bahrain
6.	Belarus
7.	Belgium
8.	Bosnia Herzegovina
9.	Botswana
10.	Bulgaria
11.	Canada
12.	Chile
13.	China
14.	Croatia
15.	Cyprus
16.	Czech Republic
17.	Denmark
18.	Egypt
19.	Estonia
20.	Ethiopia
21.	Finland
22.	France
23.	Georgia

24.	Germany
25.	Ghana
26.	Greece
27.	Hong Kong
28.	Hungary
29.	Iceland
30.	India
31.	Israel
32.	Italy
33.	Japan
34.	Kazakhstan
35.	Korea (Rep. of)
36.	Kuwait
37.	Latvia
38.	Lithuania
39.	Luxembourg
40.	Macedonia
41.	Malaysia
42.	Malta
43.	Mexico
44.	Moldova
45.	Montenegro
46.	Morocco

C-1

47.	Netherlands
48.	New Zealand
49.	Norway
50.	Pakistan
51.	Panama
52.	Poland
53.	Portugal
54.	Qatar
55.	Romania
56.	Russia
57.	Saudi Arabia
58.	Serbia
59.	Singapore
60.	Slovakia

61.	Slovenia
62.	South Africa
63.	Spain
64.	Sweden
65.	Switzerland
66.	Thailand
67.	Turkey
68.	United Arab Emirates
69.	Ukraine
70.	United Kingdom
71.	United States of America
72.	Uzbekistan
73.	Vietnam
74.	Zambia

73 of the treaties are now in effect (the list included all EU members states).

The treaty with Ghana has been signed (7 February 2018) and is expected to come into effect soon.

C-2

SEAGATE TECHNOLOGY PLC38/39 FITZWILLIAM SQUARE DUBLIN 2, D02 NX53, IRELANDVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time on [•], 2021. Have your proxycard in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/STX2021SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on [•], 2021. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received by 11:59 p.m. Eastern Time [•], 2021.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D32315-TBDKEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYSEAGATE TECHNOLOGY PLC (the "Company")Any shareholder entitled to attend and vote at the Court Meeting may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person and online at www.virtualshareholdermeeting.com/STX2021SM.The Board of Directors (the "Board") recommends you vote FOR the following proposal.ForAgainstAbstain1. To approve the Scheme, as described in the proxy statement, in its original form or with or subject to any modification, addition or condition approved or imposed by the Irish Court.In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.This proxy card when properly executed will be voted as directed herein for the undersigned shareholder. Where this proxy card is properly executed and returned and no such direction is made, this proxy will be voted FOR the proposal. You can instruct your proxy not to vote on a resolution by inserting an "x" in the box under "Abstain". Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. It will however be counted towards the determination of a quorum at the Court Meeting.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Court Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.D32316-TBDSEAGATE TECHNOLOGY PLC Meeting One Court Meeting [•], 2021This proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) William D. Mosley and Katherine E. Schuelke, or each of them, as proxies, each with full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate that the shareholder(s) is/are entitled to vote at the Court Meeting duly convened in accordance with Seagates constitution and the directions of the Irish Court, to be held in Dublin, Ireland and online at www.virtualshareholdermeeting.com/STX2021SM, and at any adjournment or postponement thereof, upon the matters described in the Notice of Court Meeting of Shareholders and the proxy statement, receipt of which is hereby acknowledged. The undersigned hereby further authorize(s) such proxies to vote in their discretion upon such other matters as may properly come before such Court Meeting and at any adjournment or postponement thereof.Capitalized terms used but not defined in this proxy card have the meanings ascribed to them in the proxy statement.THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE COURT MEETING.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPEThe signer hereby acknowledge(s) receipt of the Notice of the Court Meeting of Shareholders and accompanying Proxy Statement.Continued and to be signed on reverse side

SEAGATE TECHNOLOGY PLC38/39 FITZWILLIAM SQUARE DUBLIN 2, D02 NX53, IRELANDVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [•], 2021. Have your proxycard in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/STX2021SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on [•], 2021. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received by 11:59 p.m. Eastern Time [•], 2021.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D32317-TBDKEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYSEAGATE TECHNOLOGY PLC (the "Company")Any shareholder entitled to attend and vote at the Extraordinary General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person and online at www.virtualshareholdermeeting.com/STX2021SM.The Board of Directors (the "Board") recommends you vote FOR Proposals 1, 2, 3 and 4.For Against Abstain1.Approve the Scheme, as described in the proxy statement, in its original form or with or subject to any modification, addition or condition approved or imposed by the Irish Court, and the directors of Seagate be authorized to take all such action as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect.2. Amend the articles of association of Seagate, which are part of the Seagate Constitution, referred to as the Articles, by adding a new Article 194, so that the Seagate Ordinary Shares that are issued on or after the Voting Record Time will either be subject to the terms of the Scheme or will be immediately and automatically acquired by Holdings for the Scheme Consideration.3. Approve, on an advisory, non-binding basis, the reduction of the share premium of Holdings resulting from a capitalisation of the merger reserve arising in its books of account as a result of the consummation of the Scheme in order to create distributable reserves in Holdings.4. Approve any motion by the chair of the EGM to adjourn the EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the EGM to approve proposals 1 and 2.In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.This proxy card when properly executed will be voted as directed herein for the undersigned shareholder. Where this proxy card is properly executed and returned and no such direction is made, this proxy will be voted FOR the proposals. You can instruct your proxy not to vote on a resolution by inserting an "x" in the box under "Abstain". Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. It will however be counted towards the determination of a quorum at the EGM.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.D32318-TBDSEAGATE TECHNOLOGY PLCMeeting Two Extraordinary General Meeting[•], 2021This proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) William D. Mosley and Katherine E. Schuelke, or each of them, as proxies, each with full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders duly convened in accordance with Seagates constitution, to be held in Dublin, Ireland and online at www.virtualshareholdermeeting.com/STX2021SM, and any adjournment or postponement thereof, upon the matters described in the Notice of Extraordinary General Meeting of Seagate Technology public limited company and the proxy statement, receipt of which is hereby acknowledged. The undersigned hereby further authorize(s) such proxies to vote in their discretion upon such other matters as may properly come before such Extraordinary General Meeting and at any adjournment or postponement thereof.Capitalized terms used but not defined in this proxy card have the meanings ascribed to them in the Proxy Statement.THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPEThe signer hereby acknowledge(s) receipt of the Notice of the Extraordinary General Meeting and accompanying Proxy Statement.Continued and to be signed on reverse side